As filed with the Securities and Exchange Commission on July 23, 2021

Registration No. 333-256059

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1A

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	8000	88-0225318
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7950 Legacy Drive, Suite 400

Plano, Texas 75024

(972) 803-5337
(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Jacob D. Cohen
Chief Executive Officer
American International Holdings Corp.

7950 Legacy Drive, Suite 400

Plano, Texas 75024

(972) 803-5337

(Name, address, including zip code, and telephone number,

including area code, of agent for service of process)

Copies To:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Email: dloev@loevlaw.com; john@loevlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share			Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	5,640,000 shares	(2)		$0.14	(3)	$789,600	$86.15	(4)
Total	5,640,000 shares		$			$789,600	$86.15	(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock split, stock dividends, recapitalization, or other similar transactions.
(2)	Represents up to 5,640,000 shares of common stock of the Registrant which may be issued, upon conversion of principal, accrued interest, and late charges, owed by the Registrant pursuant to those certain 6% Original Issue Discount Senior Secured Convertible Promissory Notes in the aggregate principal amount of $600,000, which were sold by the Registrant on March 30, 2021, at the option of the holders thereof. The notes are convertible into shares of the Company’s common stock at any time, at a rate equal to the lesser of (i) $0.2437 or (ii) 75% of the lowest daily volume weighted average price per share (“VWAP”) of the Registrant’s common stock during the seven consecutive trading days prior to the delivery of a conversion notice, but not less than $0.18 per share (the “Floor”). However, if while any notes are outstanding and the daily VWAP on any of seven consecutive trading days is less than the applicable Floor price, such Floor price is reduced (but not increased) to 75% of the VWAP on the seventh trading day, as such the maximum number of shares of common stock issuable upon conversion of the notes is equal to the amount of principal, interest and late charges owed by the Registrant under such notes (currently approximately $600,000), divided by the par value of the Company’s common stock (the lowest legal conversion price), $0.0001 per share.
(3)	Estimated in accordance with Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price were based on the average of the $0.15 (high) and $0.13 (low) sale price of the Registrant’s common stock as reported on the OTCQB Market on May 3, 2021, which date was within five business days prior to filing of the original Registration Statement.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 23, 2021

5,640,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein of up to 5,640,000 shares of common stock, par value $0.0001 per share, which we refer to as common stock, of American International Holdings Corp., which we refer to as us, we, the Company, the Registrant or American International, consisting of up to 5,640,000 shares of common stock issuable upon conversion of the principal, accrued interest, and late charges, from time to time, under those certain 6% Original Issue Discount Senior Secured Convertible Promissory Notes (the “6% Convertible Notes”), in an aggregate principal amount of $600,000, issued by the Company to the selling stockholders on March 30, 2021 (the “Second Tranche Notes”).

The shares of common stock being offered by the selling stockholders (which term includes their respective donees, pledgees, transferees, or other successors-in-interest) have been issued pursuant to a private offering transaction which closed on March 30, 2021, and which 6% Convertible Notes, are described in greater detail under “Securities Purchase Agreement”, beginning on page 26. The selling stockholders are described in greater detail under “Selling Stockholders”, beginning on page 35.

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling stockholders named herein. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution” beginning on page 33, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling stockholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

A current prospectus must be in effect at the time of the sale of the shares of common stock discussed above and each selling stockholder or dealer selling the common stock is required to deliver a current prospectus upon the sale. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock is considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act of 1934, as amended. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Our common stock is quoted on the OTCQB Market under the symbol “AMIH”. The closing price for our common stock on July 22, 2021, was $0.115 per share.

Investing in our securities involves risks. You should carefully consider the “risk factors” beginning on page 9 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2021.

i

ii

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 5,640,000 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholders. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus, together with additional information described under “Where You Can Find More Information”, beginning on page 71, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”, beginning on page 71.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, or a prospectus supplement. We do not imply or represent by delivering this prospectus that American International Holdings Corp., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” beginning on page 9 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to American International Holdings Corp., is also based on our good faith estimates.

1

Unless the context otherwise requires, references in this prospectus to:

● “we,” “us,” “our,” the “Registrant”, the “Company,” and “American International”, refer to American International Holdings Corp. and its subsidiaries;

● “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

● “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

● “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our securities.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Prospectus Summary” and “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus.

2

Prospectus Summary

The following summary highlights material information found in more detail elsewhere in the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus, especially the risks of investing in our common stock as discussed under “Risk Factors.”

About American International Holdings Corp.

The Company is headquartered in Frisco, Texas and is an investor, developer and asset manager diversified across the healthcare supply chain. The Company’s portfolio encompasses telemedicine and other virtual health platforms, subscriber based primary care and concierge medicine plans, preventative care solutions and wellness related assets such as mental & behavioral health services as well as its own proprietary life coaching platform. The Company provides its various services through direct-to-consumer and business-to-business distribution channels and is focused on developing, acquiring and bringing to market technologies and solutions that advance the quality of life for the global community. Additionally, the Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders.

The Company currently is the parent to seven wholly-owned subsidiaries and one majority owned subsidiary.

MEDICAL SPA AND WELLNESS

The Company currently owns three wholly-owned subsidiaries that were in the Medical Spa and Wellness Sector (collectively hereinafter referred to as “MedSpa”, or “VISSIA”), the operations of which were discontinued in October 2020. They are:

1.	VISSIA MCKINNEY, LLC (F/K/A NOVOPELLE DIAMOND, LLC) – 100% OWNED

VISSIA McKinney was a physician supervised, medical spa and wellness clinic that offered a full menu of wellness services including anti-aging, weight loss and skin rejuvenation treatments and was located at 5000 Collin McKinney Parkway, Suite 150, McKinney, Texas 75070.

2.	VISSIA WATERWAY, INC. (F/K/A NOVOPELLE WATERWAY, INC.) – 100% OWNED

VISSIA McKinney was a physician supervised, medical spa and wellness clinic that offered a full menu of wellness services including anti-aging, weight loss and skin rejuvenation treatments and was located at 25 Waterway, Suite 150, The Woodlands, Texas.

3.	NOVOPELLE TYLER, INC. – 100% OWNED

On December 3, 2019, the Company formed and organized Novopelle Tyler, Inc. in the State of Texas with the plan to come to terms on a retail location for a new med spa to be located in Tyler, Texas. The Company no longer intends to open this location and no activity has been performed under this entity to date.

* * * * *

As a result of COVID-19 and ‘stay-at-home’ and social distancing orders issued in McKinney and The Woodlands, Texas, we had to close both of our then operational MedSpas, VISSIA McKinney and VISSIA Waterway, Inc., which were closed effective March 10, 2020, and which resulted in both the loss of income and the loss of most of our workforce, who had to be let go. VISSIA Waterway, Inc. reopened effective June 21, 2020 and VISSIA McKinney reopened effective August 8, 2020. However, due to the termination of employees associated with the shutdown we were forced to expend resources to attract, hire and train completely new staff for preparation of the re-launchings. Notwithstanding the re-openings, customer traffic and demand at our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations failed to rebound to pre-closure levels due to COVID-19 and the pandemic’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective on October 25, 2020, we made the decision to close both our VISSIA Waterway, Inc. and VISSIA McKinney locations. Our former MedSpa operations and assets are included under discontinued operations in the statement of operations and balance sheet included herein as of March 31, 2021, and for the year ended, December 31, 2020.

3

VISSIA Service Offerings

Our VISSIA med spas were Texas based, physician-supervised medical spa & wellness clinics. When operational, VISSIA offered the following products and services:

●	Stem Cell Therapy	●	Acne & Acne Scar Reduction
●	Laser Hair Removal	●	Testosterone Replacement Therapy
●	PRP Facial (Vampire Facial)	●	Hair Restoration
●	Novo Lipo (Body Contouring)	●	Botox & Fillers
●	Laser Vein Removal	●	Facials & Peels
●	Cellulite Reduction	●	Weight Loss Solutions
●	Stretch Mark Reduction	●	IV Therapies

Medical Spa Marketing Strategy

VISSIA marketed its products and services to both men and women that were conscience about fitness, health, wellness and aesthetics.

VISSIA deployed unique, proven marketing strategies through social media with both sponsored and paid advertisements as well as the use of local brand ambassadors and influencers. VISSIA experienced a lot of success by placing marketing materials in nearby retail establishments and utilizing cross marketing relationships with other vendors and retailers that market to similar demographics.

CAPITOL CITY SOLUTIONS, USA, INC. – 100% OWNED

On September 17, 2019, the Company formed and organized Capitol City Solutions USA, Inc. (“CCS”) in the State of Texas to act as a general contracting and construction company focused on the remodeling, general construction and interior finish of both the Company’s then MedSpa locations (which have since been closed) as well as to market to other commercial real estate projects within the United States.

Service Offerings

CCS currently offers a variety of general contracting services to oversee the entirety of commercial construction projects and manage all phases of construction. These areas can range from permitting, roofing and exterior construction or remodeling, to interior finish out, including but not limited to cabinetry, drywall, plumbing and electrical. CCS primarily utilizes the services of its sub-contractors in order to perform its services and in some instances will perform various construction related tasks with its own work force in order to improve its project specific margins and profitability.

LEGEND NUTRITION, INC. – 100% OWNED

On September 23, 2019, the Company formed and organized Legend Nutrition, Inc. (“Legend Nutrition”) in the State of Texas to act as a new brand of retail vitamin and supplement stores to be branded and marketed as Legend Nutrition.

October 18, 2019, Legend entered into an Asset Purchase Agreement to acquire all of the assets associated with and related to a retail vitamin, supplements and nutrition store located in McKinney, Texas and previously identified and doing business as “Ideal Nutrition.” Pursuant to the Asset Purchase Agreement, Legend purchased a variety of assets including software, contracts, bank and merchant accounts, products, inventory, computers, security systems and other intellectual properties.

4

Product and Service Offerings

Legend Nutrition operated a 1,500 square foot retail store offering a variety of vitamin & nutritional supplements as well as nutritional and weight loss plans through a consultative approach with each and every customer. Legend Nutrition’s products included, but were not limited to, a variety of workout related supplements such as vitamins, protein powders, pre-workout powders, and post-workout supplements that focus on muscle and overall health recovery. Legend Nutrition was located at 2851 Craig Drive, Suite #204, McKinney, TX 75070.

Although our MedSpas were forced to close during the second and third quarters of 2020, Legend Nutrition was able to remain open as an essential business as we sold vitamins and other nutritional supplements. Though the store was able to remain open, the store saw a deep decline in sales due to social distancing orders and decreases in customers who are willing to venture out to brick and mortar establishments. Legend Nutrition’s lease was up January 31, 2021, and the Company chose to not renew the lease, closed the store, and will not continue in this line of business moving forward.

LIFE GURU, INC. – 51% OWNED

On May 15, 2020, the Company acquired a 51% interest in Life Guru, Inc., a Delaware corporation (“Life Guru”). Life Guru owns the website www.LifeGuru.me – a website dedicated to providing an online platform to connect consumers to a variety of mentors, professionals, life coaches and career coaches (which includes information the Company does not desire to incorporate by reference into this prospectus). The LifeGuru.me website was fully launched on or around March 1, 2021. For the year ended December 31, 2020, we had an impairment loss of $670,488 primarily attributable to the investment in LifeGuru, which was impaired due to limited activities to date and uncertain future cash flows.

ZIPDOCTOR, INC. – 100% OWNED

On April 28, 2020, the Company incorporated a wholly-owned subsidiary, ZipDoctor, Inc. (“ZipDoctor”) in the State of Texas. ZipDoctor plans to provide its customers with unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists via a newly developed, monthly subscription based online telemedicine platform. ZipDoctor’s online telemedicine platform is available to customers across the United States and offers bilingual coverage (both English and Spanish), with virtual visits taking place either via the phone or through a secured video chat platform. ZipDoctor customers subscribe through the website and are only required to pay a low monthly fee, which is determined based on if they are an individual, a couple, or a family. ZipDoctor is currently being sold on a direct-to-consumer basis with an emphasis on digital marketing and advertising. The Company intends to shift the business model to focus on offering ZipDoctor’s services to small to medium size companies to provide its telemedicine services, to be used by their employees as an employment health benefit. The Company launched the platform in the third quarter of 2020 and has generated nominal revenues to date.

EPIQ MD, INC. – 100% OWNED

On October 23, 2020, the Company incorporated a wholly-owned subsidiary, EPIQ MD, Inc. (“EPIQ MD”) in the State of Nevada. EPIQ MD is planned to be a direct to consumer, telemedicine and healthcare company targeting the over approximately 76 million Americans who are uninsured or underinsured; this includes, but is not limited to the working class, middle income and upper middle-income demographics. The EPIQ MD service offering is planned to be a convergence of primary care telemedicine, preventative care services and wellness programs – under one brand and on one platform. The EPIQ MD services are planned to be sold directly to consumers using a direct sales model and utilizing brand ambassadors. EPIQ MD is currently in development mode and anticipates a soft launch in the 2nd quarter of 2021.

* * * * * *

5

The Company intends to continue to grow its business both organically and through identifying acquisition targets over the next 12 months in the telemedicine, life coaching and wellness space. As these opportunities arise, the Company will determine the best method for financing its growth which may include the issuance of additional debt instruments, common stock, preferred stock, or a combination thereof, any one or more of which may cause significant dilution to existing shareholders.

COVID-19 Outlook

The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies, the market for health spa services, nutrition supplements and our other business offerings during the end of the first quarter of 2020, and continuing through the end of 2020 and into 2021. Government mandated ‘stay-at-home’ and similar orders have to date, and may in the future, prevent us from staffing our spas and construction services, and prohibit us from operating altogether. As discussed above, effective on October 25, 2020, we made the decision to close both our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations.

Additionally, our Legend Nutrition store saw a deep decline in sales due to social distancing orders and decreases in customers who are willing to venture out to brick and mortar establishments. Legend Nutrition’s lease was up January 31, 2021, and the Company chose to not renew the lease, closed the store, and will not continue in this line of business moving forward.

As of the date of this prospectus, our operations are limited, and consist mainly of Capitol City Solutions USA, Inc., ZipDoctor, Inc., LifeGuru, Inc., and EPIQ MD, Inc.

Moving forward, economic recessions, including those brought on by the continued COVID-19 outbreak may have a negative effect on the demand for our services and our operating results. Any prolonged disruption to our operations or work force available is likely to have a significant adverse effect on our results of operations, cash flows and ability to meet continuing debt service requirements. We have also experienced delays in completing construction projects due to the effects of COVID-19. All of the above may be exacerbated in the future as the COVID-19 outbreak and the governmental responses thereto continues.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those in the section entitled “Risk Factors” and elsewhere in this prospectus. These risks include, but are not limited to, the following:

●	Our limited operating history;
●	Our need for additional funding to support our operations, repay debt and expand our operations;
●	The effects of COVID-19 on our operations and prospects, including the recent closures of our MedSpas and nutrition store, and the future effects of COVID-19 on us and our operations;
●	The fact that our MedSpas and nutrition store have been shut down and we have discontinued those operations;
●	Impairments we may be required to assess in connection with our assets and goodwill as a result of future events;
●	Risks associated with our recent launch of a telehealth platform, including liability in connection therewith, funding needed to support such operations and other risks associated with the operations of the telehealth platform;
●	Disruptions to our operations or liabilities associated with future acquisitions;
●	Our ability to continue as a going concern;
●	Our dependence on our sole officer and director, Jacob D. Cohen, including the lack of independent directors, and related party transactions affecting the Company;
●	Competition we face;
●	Our ability to maintain our varied operations, and service our indebtedness;
●	Material weaknesses in our controls and procedures;
●	Our ability to obtain and maintain adequate insurance;
●	Legal challenges and litigation;

6

●	Liability associated with our contracting operations;
●	The terms of Mr. Cohen’s employment agreement;
●	Dilution caused by the conversion of outstanding notes, conversion of preferred stock, exercise of outstanding warrants, and future fund-raising activities;
●	The price of, volatility in, and lack of robust trading market for, our common stock; and
●	The fact that Mr. Cohen, our Chief Executive Officer and sole director, has voting control over the Company.

Penny Stock Rules

Our common stock is considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Exchange Act. “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Additional Information

Additional information about us can be obtained from the documents described under “Where You Can Find More Information.”

7

This Offering

The selling stockholders named in this prospectus may offer and sell up to 5,640,000 shares of our common stock, par value $0.0001 per share. Our common stock is currently quoted on the OTC Markets Group Inc.’s OTCQB Market (the “OTCQB”) under the trading symbol, “AMIH.”

Shares of Common Stock Offered by the Selling Stockholders:	5,640,000 shares of common stock, which represents shares of common stock issuable upon conversion of the principal, accrued interest, and late charges, from time to time, under the $600,000 in 6% Convertible Notes, issued by the Company to the selling stockholders on March 30, 2021, at the option of the holders thereof; which 6% Convertible Notes, are described in greater detail under “Securities Purchase Agreement”, beginning on page 26

Shares of Common Stock Outstanding Prior to this Offering:	76,529,660 shares of common stock.

Shares of Common Stock Outstanding After this Offering[1]:	82,169,660 shares of common stock.

Use of Proceeds:	We will not receive any of the proceeds from the sale or other disposition by the selling stockholders or their transferees of the shares of common stock covered hereby.

Risk factors:	The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently only a limited market exists for our common stock. Please refer to the section entitled “Risk Factors” before making an investment in our common stock.

Trading symbol:	Our common stock is quoted on the OTCQB under the trading symbol “AMIH”.

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of July 22, 2021 and excludes:

●	shares issuable upon the exercise of outstanding warrants, options and convertible notes.

Additionally, unless otherwise stated, all information in this prospectus:

●	reflects all currency in United States dollars.

1 Assumes the issuance of all shares of common stock registered in the registration statement, of which this prospectus forms a part.

8

Risk Factors

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with the other information included in this prospectus, before you decide to invest in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to our Business

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our short operating history in the health and wellness industry, construction industry and mentoring/life coach industry may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. As an early-stage company, we are subject to all the risks inherent in the financing, expenditures, operations, complications and delays inherent in a new business. Accordingly, our business and success face risks from uncertainties faced by developing companies in a competitive environment. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We currently have limited operations and may not generate significant revenues or be profitable in the future.

Our current operations consist solely of American International Holdings Corp, Capitol City Solutions USA, Inc., ZipDoctor, Inc., EPIQ MD, Inc. We may not be successful in our planned operations in the future and can make no assurances that we will be able to generate significant revenues in the future, that we will have sufficient funding to support our operations and pay our expenses, or that we will ever become profitable. In the event we are unable to generate revenues and/or support our operations, we will be forced to curtail and/or abandon our current business plan and any investment in the Company could become worthless.

We may not be able to raise capital when needed, if at all, which would force us to delay, reduce or eliminate our service locations and product development programs or commercialization efforts and could cause our business to fail.

We expect to need substantial additional funding to pursue additional service locations and product development and commercialize our products and services. There are no assurances that future funding will be available on favorable terms or at all. The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations. If we are unable to raise capital when needed or on attractive terms, we could be forced to delay, reduce or eliminate our expansion of spa locations and development programs or any future commercialization efforts. Any of these events could significantly harm our business, financial condition and prospects.

Our business has been materially and adversely disrupted by COVID-19, and the control response measures that state and local governments have implemented to address it, and may be impacted by other epidemics or pandemics in the future. We have been forced to close our MedSpas and have closed our nutrition store.

An epidemic, pandemic or similar serious public health issue, and the measures undertaken by governmental authorities to address it, could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period, and thereby, and/or along with any associated economic and/or social instability or distress, have a material adverse impact on our consolidated financial statements.

On March 11, 2020, the World Health Organization characterized the outbreak of COVID-19 as a global pandemic and recommended containment and mitigation measures. On March 13, 2020, the United States declared a national emergency concerning the outbreak, and several states and municipalities have declared public health emergencies. Along with these declarations, there have been extraordinary and wide-ranging actions taken by international, federal, state and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions across the United States and the world, including quarantines, “stay-at-home” orders and similar mandates for many individuals to substantially restrict daily activities and for many businesses to curtail or cease normal operations.

The COVID-19 pandemic, and related social distancing requirements, travel bans, stay-at-home orders and closures limited access to our spas and store and forced us to close our spas and store during the first quarter of 2020 and into the second quarter of 2020. Specifically, as a result of COVID-19 and ‘stay-at-home’ and social distancing orders issued in McKinney and The Woodlands, Texas, we had to close both of our MedSpas, VISSIA McKinney and VISSIA Waterway, Inc., which were closed effective March 10, 2020, and which resulted in both the loss of income and the loss of most of our workforce, who had to be let go. VISSIA Waterway, Inc. reopened effective June 21, 2020 and VISSIA McKinney reopened effective August 8, 2020. However, due to the termination of employees associated with the shutdown we were forced to expend resources to attract, hire and train completely new staff for preparation of the re-launchings. Notwithstanding the re-openings, customer traffic and demand at our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations failed to rebound to pre-closure levels due to COVID-19 and the pandemic’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective in October, 2020, we made the decision to discontinue operations of both our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations.

9

Our MedSpas were forced to close during the second and third quarters. Legend Nutrition was able to remain open as an essential business as we sold vitamins and other nutritional supplements. Though the store was able to remain open, the store saw a deep decline in sales due to social distancing orders and decreases in customers who are willing to venture out to brick-and-mortar establishments. Legend Nutrition’s lease was up January 31, 2021, and the Company chose to not renew the lease, closed the store, and will not continue in this line of business moving forward.

All of the above has in turn, not only negatively impacted our operations, financial condition and demand for our services, but our overall ability to react timely to mitigate the impact of this event. To date, our second quarter 2020 financial results through our first quarter 2021 financial results have been, and we anticipate our financial results for the second and third quarters of 2021, at a minimum, will be, significantly negatively affected by COVID-19 and the closure of our med spas and nutrition store in connection therewith (both due to governmental orders and separately due to our lack of operating funds); however, the full effect on our business and operation is currently unknown. The outbreak of COVID-19 has caused significant disruptions to the Company’s ability to generate revenues and cash flows, and uncertainty regarding the length of the disruption may adversely impact our ability to raise additional capital.

We currently anticipate experiencing ongoing disruptions to our ability to provide construction services, throughout 2021 (and likely beyond) as the U.S. continues to deal with the COVID-19 pandemic. Any prolonged disruption to our operations is likely to have a significant adverse effect on our results of operations, cash flows and ability to meet continuing debt service requirements.

The inherent uncertainty surrounding COVID-19, due in part to rapidly changing governmental directives, public health challenges and progress, and market reactions thereto, also makes it more challenging for our management to estimate the future performance of our business and develop strategies to generate growth. Should the adverse impacts described above (or others that are currently unknown) occur, whether individually or collectively, we would expect to experience, among other things, significant decreases in our revenues and increases in net loss, as we did during our 2020 first, second, third and fourth quarters and the first quarter of 2021, and such impacts are likely to continue be material to our consolidated financial statements in the fourth quarter and beyond. In addition, should the COVID-19 public health effort intensify to such an extent that we cannot operate, if there are prolonged government restrictions on our business and our customers, and/or an extended economic recession, we could be unable to produce revenues and cash flows sufficient to conduct our business; or service our outstanding debt. Such a circumstance could, among other things, exhaust our available liquidity (and ability to access liquidity sources) and/or trigger an acceleration to pay a significant portion or all of our then-outstanding debt obligations, which we may be unable to do.

Our business may suffer from the severity or longevity of the Coronavirus/COVID-19 Global Outbreak.

The demand for our services relies upon, among other things, (a) customers being able to, and being willing to, visit our health, wellness and beauty medical spas (all of which are now closed, pending our receipt of further funding and/or entry into partnerships to operate such medical spas) and our ability to re-open our medical spas, (b) our ability to perform construction services for construction clients, and (c) the ability of our telemedicine platform to provide telemedicine services. The inability due to state and local social distancing orders, or unwillingness of, individuals to congregate in large groups, visit retail business or travel outside of their homes will, and has to date, had a negative effect on our operations. Additionally, government mandated ‘stay-at-home’ and similar orders have to date, and may in the future, prevent us from staffing our spas (all of which are currently closed) and construction services, and prohibited us from operating altogether. Loss of available employees due to health concerns in the future may also limit our ability to operate. Economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for our services and our operating results. We have also experienced delays due to the COVID-19 outbreak in receiving products and supplies which we need to operate. All of the above may be exacerbated in the future as the COVID-19 outbreak and the governmental responses thereto continues. All of the above may in the future cause, and have to date caused, a material adverse effect on our operating results.

10

We have decided to shut down our MedSpas and are subject to continuing losses while such businesses are shut down. We also decided to close our nutrition store and leave that business.

Customer traffic and demand at our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations which were re-opened after mandatory closures associated with COVID-19 in June and August 2020, respectively, failed to rebound to pre-closure levels due to COVID-19 and the pandemic’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective in October 2020, we made the decision to close both our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations and discontinue operations. While such locations are closed, they are not generating any revenue; however, we are still required to pay the rent and utilities for each location. Such continuing expenses, without corresponding revenues, may have a significant negative affect on our results of operations and cash flows. Separately, legend Nutrition’s lease was up January 31, 2021, and the Company chose not to renew the lease, closed the store, and not continue in that line of business moving forward.

We may owe significant amounts to a consultant under the terms of a consulting agreement.

On March 8, 2021, we entered into a Consulting Agreement with KBHS, LLC (“KBHS”), whose Chief Executive Officer is Mr. Kevin Harrington, who was appointed the sole member of our then newly formed Advisory Committee. Pursuant to the Consulting Agreement, KBHS agreed to provide consulting services to the Company as the Company’s Brand Ambassador, including providing endorsement services and advising on marketing, promotions, acquisitions, licensing and business development. KBHS also agreed to up to four webinar appearances on behalf of the Company per year to support the Company’s direct sales efforts. The Consulting Agreement has a term of two years, and can be terminated with ten days prior written notice (subject to applicable cure rights set forth in the Consulting Agreement), in the event we or KBHS breach any term of the agreement, or we fail to pay any amounts due, become subject to any government regulatory investigation, certain lawsuits, claims, actions or take certain other actions during the term of the Consulting Agreement. As consideration for providing the services under the Consulting Agreement, we issued KBHS 1.5 million shares of restricted common stock, which vested immediately upon issuance, and agreed to pay KBHS $10,000 per month, a 5% finder’s fee on any new business introduced or developed by KBHS and 7.5% of the value of any acquisition or merger created or developed exclusively by KBHS, undertaken by the Company, subject to applicable laws. In the event we fail to pay any consideration due under the Consulting Agreement, such amount accrues interest at the rate of 1.5% per month until paid in full.

The requirement to pay the finder’s fees and/or acquisition/merger fee under the agreement could significantly decrease any margin we would otherwise obtain on any transaction, decrease our cash flows, and could prevent us from completing certain transactions in the future, all of which could have a material adverse effect on the Company and its securities.

We have previously suffered impairment losses, may suffer impairment losses in the future, and may be required to record significant additional charge to earnings.

We have assets, goodwill and equipment on our balance sheet relating to our VISSIA MedSpa operations. Due to COVID-19’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective on October 25, 2020, we made the decision to close both MedSpa locations. Such locations remain closed through the date of this prospectus.

In accordance with the Generally Accepted Accounting Principles of the United States of America (“GAAP”), we review our assets for impairment when events or changes in circumstances indicate the carrying value of the asset may not be recoverable. For example, we also had an impairment loss of $605,488 primarily attributable to the investment in LifeGuru, and settlement loss of $1,041,445 in connection with the common shares issued for note settlements in 2020. We had no impairment loss nor settlement loss in 2019 and/or for the three months ended March 31, 2021. Goodwill of $29,689 associated with Legend Nutrition was impaired in full during the fourth quarter of 2020. Such impairments may have a significant negative effect on our balance sheet, results of operations and financial results, and could cause the value of our common stock to decline in value or become worthless.

11

We face numerous risks associated with our telehealth planform which only recently commenced operations.

On April 28, 2020, the Company incorporated a wholly-owned subsidiary, ZipDoctor, Inc. (“ZipDoctor”) in the State of Texas. ZipDoctor plans to provide its customers with unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists via a newly developed, monthly subscription based online telemedicine platform. ZipDoctor’s online telemedicine platform is available to customers across the United States and offers bilingual coverage (both English and Spanish), with virtual visits taking place either via the phone or through a secured video chat platform. Zip Doctor’s telemedicine platform does not require the customer to have an existing insurance plan and does not demand or require any additional copays. ZipDoctor customers subscribe through the website and are only required to pay a low monthly fee, which is determined based on if they are an individual, a couple, or a family. There have been no significant activities in ZipDoctor through the date of this prospectus. The Company launched the platform in August 2020, and has generated nominal revenues through this soft launch period. There is no significant operating history upon which to base any assumption as to the likelihood that our telemedicine platform will prove successful, and we may never achieve operations or profitable operations. Our telehealth platform also faces the following risks, any one of which may significantly negatively affect our operations, results of operations, and cash flows and could cause the value of our common stock to decline in value:

● Our telehealth platform could be adversely affected by legal challenges or by actions restricting our ability of our health providers to provide services in certain jurisdictions;

● We will be dependent on the relationships of our partners with health care professionals;

● Evolving government regulations may require increased costs or adversely affect our results of operations;

● The market for telehealth services is new and if it does not develop as we forecast or develops more slowly than we expect our growth may be harmed;

● The market for telehealth services is competitive and we compete with multiple competitors which have more resources and funding than we have and a more well-known brand name;

● Economic uncertainty or downturns, particularly as it impacts particular industries, could adversely affect our business and operating results; and

● We will be entirely dependent on the infrastructure and operations of our partner to operate our telehealth platform and such infrastructure and operations are completely outside of our control.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

Our historical financial statements have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report on our financial statements for the years ended December 31, 2020 and 2019, that included an explanatory paragraph referring to our recurring operating losses and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, generate revenue. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, if adequate funds are not available to us when we need it, we will be required to curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern. The doubt regarding our potential ability to continue as a going concern may adversely affect our ability to obtain new financing on reasonable terms or at all. Additionally, if we are unable to continue as a going concern, our stockholders may lose some or all of their investment in the Company.

We depend heavily on our Chief Executive Officer, and the loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, which currently consists solely of our Chief Executive Officer, Jacob D. Cohen. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the operations of our medical spas, product development, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

12

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee, nor any independent directors. These functions are performed by the board of directors as a whole (currently consisting solely of Jacob D. Cohen, our sole director). Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions. Such conflicts of interest will be exacerbated until such time as we appoint additional directors, and during such period that Jacob D. Cohen serves as our sole director.

We expect to face intense competition, often from companies with greater resources and experience than we have.

The health, wellness, construction, and mentoring/life coach industries are highly competitive and subject to rapid change. The industries continue to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of health and wellness services and products. In addition, our services and products compete with service and product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We are growing the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of this prospectus, we have six full-time employees. As our development and commercialization plans and strategies develop, we expect to need additional development, managerial, operational, sales, marketing, financial, accounting, legal, and other resources. Future growth would impose significant added responsibilities on members of management. Our management may not be able to accommodate those added responsibilities, and our failure to do so could prevent us from effectively managing future growth, if any, and successfully growing our company.

We may expend our limited resources to pursue particular products, services or locations and may fail to capitalize on products, locations or services that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we must focus our efforts on particular service programs, products and locations. As a result, we may forego or delay pursuit of opportunities with other services, products or locations that later prove to have greater commercial potential. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities. Any such failure could result in missed opportunities and/or our focus on products, services or locations with low market potential, which would harm our business and financial condition.

We engage in transactions with related parties and such transactions present possible conflicts of interest that could have an adverse effect on us.

We have entered, and may continue to enter, into transactions with related parties for financing, corporate, business development and operational services, as detailed herein. Such transactions may not have been entered into on an arm’s-length basis, and we may have achieved more or less favorable terms because such transactions were entered into with our related parties. This could have a material effect on our business, results of operations and financial condition. The details of certain of these transactions are set forth under “Certain Relationships and Related Transactions”. Such conflicts could cause an individual in our management to seek to advance his or her economic interests or the economic interests of certain related parties above ours. Further, the appearance of conflicts of interest created by related party transactions could impair the confidence of our investors. Such conflicts of interest will likely be greater until such time as we are able to appoint new directors, as we currently have only one member of our board of directors, Jacob D. Cohen.

13

We operate our business through many locations, and if we are unable to effectively oversee all of these locations, our business reputation and operating results could be materially adversely affected.

Because we operate at various different locations throughout Texas, we are subject to risks related to our ability to oversee these locations. If in the future we are unable to effectively oversee our locations, our results of operations could be materially adversely affected, we could lose customers, we could lose control of inventory and other assets, and our business could be materially adversely affected.

We have identified material weaknesses in our disclosure controls and procedures and internal control over financial reporting. If not remediated, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

Maintaining effective internal control over financial reporting and effective disclosure controls and procedures are necessary for us to produce reliable financial statements. As of December 31, 2020, we determined that our disclosure controls and procedures were not effective. Separately, management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 and determined that such internal control over financial reporting was not effective as a result of such assessment.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

Maintaining effective disclosure controls and procedures and effective internal control over financial reporting are necessary for us to produce reliable financial statements and the Company is committed to remediating its material weaknesses in such controls as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Any failure to remediate the material weaknesses, or the development of new material weaknesses in our internal control over financial reporting, could result in material misstatements in our financial statements and cause us to fail to meet our reporting and financial obligations, which in turn could have a material adverse effect on our financial condition and the trading price of our common stock, and/or result in litigation against us or our management. In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or facilitate the fair presentation of our financial statements or our periodic reports filed with the SEC.

We could be adversely affected if any of our significant customers default in their obligations to us.

Defaults by any of our customers could have a significant adverse effect on our revenues, profitability and cash flow. Our customers may in the future default on their obligations to us due to bankruptcy, lack of liquidity, operational failure or other reasons deriving from the current general economic environment. If a customer defaults on its obligations to us, it could have a material adverse effect on our business, financial condition, results of operations or cash flows.

The employment agreement of Mr. Jacob Cohen, our sole officer and director, provides for him to receive profits directly from medical spas which he manages, on top of his annual salary, and provide for the payment of certain severance payments upon termination.

Mr. Jacob D. Cohen’s employment agreement provides for him to receive 25% of the net profits from each medical spa managed by him. “Net profits” means all gross sales of a medical spa, less all expenses paid during the corresponding period. The payment of the net profits as discussed above may reduce the funds available for the Company’s other initiatives and/or create a situation where such executive/manager is incentive to drive up net profits at the expense of long-term growth.

14

If Mr. Cohen’s employment agreement is terminated during the term of such agreement by the Company without cause (as defined in the agreement) or by Mr. Cohen for good reason (as defined in the agreement), Mr. Cohen is due a severance payment. That severance payment is equal to the compensation (including bonus) earned through the date of termination and three times (one time if less than one year remains on the employment agreement)(the “multiplier”) the base salary in effect on the date of the termination plus the average bonus received by Mr. Cohen over the prior two years and Mr. Cohen is also to be paid any bonus which he would have earned at the end of the fiscal year during which the employment is terminated (pro-rated for days worked), and is to be paid health insurance for Mr. Cohen and his family for 18 months from the date of termination (the “Severance Payments”). Also, all equity compensation due to vest in the following 12 months vests immediately. If Mr. Cohen dies while the employment agreement is in place, or the agreement is terminated due to Mr. Cohen’s disability, the Company is required to pay Mr. Cohen’s salary to his beneficiaries for a period of one year following such death, pay the pro-rated amount of any bonus due, and pay 18 months of health insurance. If a change in control (as defined in the agreement) occurs and Mr. Cohen is terminated up to one year after such change in control, Mr. Cohen is due the Severance Payments (based on a 3x multiplier) and all unvested equity awards vest immediately. The payment of severance fees could have a material adverse effect on our cash flows and results of operations.

Risks Relating to Our Construction Services

Products supplied to us and work done by subcontractors can expose us to risks that may adversely affect our business.

We plan to rely on subcontractors to perform the actual construction work associated with our construction services, and in many cases, to select and obtain building materials. Despite detailed specifications and quality control procedures, in some cases, subcontractors may use improper construction processes or defective materials. Defective products can result in the need to perform extensive repairs. The cost of complying with our warranty obligations may be significant if we are unable to recover the cost of repairs from subcontractors, materials suppliers and insurers. We may also suffer damage to our reputation, and may be exposed to possible liability, if subcontractors fail to comply with applicable laws, including laws involving things that are not within our control.

A significant amount of our revenues is due to only a small number of customers, and if we were to lose any of those customers, our results of operations would be adversely affected.

For the year ended December 31, 2020, approximately 99.9% of the Company’s revenues from continuing operations were derived from two major customers in connection with construction contracts. For the year ended December 31, 2019, 89.7% of the Company’s revenues were derived from two major customers in connection with construction contracts.

As a result, the majority of our revenues have historically been due to only a small number of customers, and we anticipate this trend continuing moving forward in the near term. As a result, in the event our customers do not pay us amounts owed, terminate work in progress or we are unable to find new customers moving forward, it could have a materially adverse effect on our results of operations and could force us to curtail or abandon our current business operations.

Natural disasters and severe weather conditions could delay our construction services and increase costs.

Our construction operations are conducted in areas that are subject to natural disasters, including hurricanes, earthquakes, droughts, floods, wildfires and severe weather. The occurrence of natural disasters or severe weather conditions may delay construction activities, increase costs by damaging inventories and lead to shortages of labor and materials in areas affected by the disasters. Any natural disasters or similar events effecting our construction operations may have a material adverse effect on our results of operations.

15

We are subject to warranty and construction defect claims arising in the ordinary course of business, which may lead to additional reserves or expenses.

Warranty and construction defect claims are common in the construction industry and can be costly. Certain claims may not be covered by insurance or may exceed applicable coverage limits, which could be material to our financial results.

Risks relating to our Telehealth Operations

Our telehealth business could be adversely affected by ongoing legal challenges to our business model or by new state actions restricting our ability to provide the full range of our services in certain states.

Our ability to conduct planned business operations in each state is dependent upon the state’s treatment of medical spas under such state’s laws, and rules and policies governing the practice of physician supervised services, which are subject to changing political, regulatory and other influences.

We may become subject to medical liability claims, which could cause us to incur significant expenses and may require us to pay significant damages if not covered by insurance.

Our wellness business entails the risk of medical liability claims. Successful medical liability claims could result in substantial damage awards that exceed the limits of our insurance coverage. Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of our management and our physicians from our operations, which could have a material adverse effect on our business, financial condition and results of operations. In addition, any claims may adversely affect our business or reputation.

Our use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm and, in turn, a material adverse effect on our client base and revenue.

Numerous state and federal laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, or PII, including protected health information, or PHI. These laws and regulations include the Health Information Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations (referred to collectively as HIPAA). HIPAA establishes a set of basic national privacy and security standards for the protection of PHI. HIPAA requires us to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA imposes mandatory penalties for certain violations. Penalties for violations of HIPAA and its implementing regulations start at $100 per violation and are not to exceed $50,000 per violation, subject to a cap of $1.5 million for violations of the same standard in a single calendar year. However, a single breach incident can result in violations of multiple standards. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts are able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI. In addition, HIPAA mandates that the Secretary of Health and Human Services, or HHS, conduct periodic compliance audits of HIPAA covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator. HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of their unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually.

16

Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of PII, including PHI. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our clients and potentially exposing us to additional expense, adverse publicity and liability.

Because of the extreme sensitivity of the PII we store and transmit, the security features of our technology platform are very important. If our security measures are breached or fail, unauthorized persons may be able to obtain access to sensitive client data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting client confidence. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to clients in an effort to maintain our business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants.

Our failure to attract and retain physicians and nurse practitioners in a competitive labor market could limit our ability to execute our growth strategy, resulting in a slower rate of growth.

Our wellness business depends on our ability to continue to recruit and retain a sufficient number of qualified licensed doctors and nurses. Although we believe we have an effective recruitment process, there is no assurance that we will be able to secure arrangements with sufficient numbers of licensed doctors and nurses or retain the services of such practitioners. If we experience delays or shortages in obtaining access to qualified physicians and nurses, we would be unable to expand our services and operations, resulting in reduced revenues.

If our physicians develop a poor reputation, our operations and future revenues would suffer.

The success of our wellness business is dependent upon quality medical services being rendered by our physicians. As the patient-physician relationship involves inherent trust and confidence, any negative publicity, whether from civil litigation, allegations of criminal misconduct, or forfeiture of medical licenses, with respect to any of our physicians and/or our facilities could adversely affect our future results of operations.

If we fail to comply with government laws and regulations it could have a materially adverse effect on our business.

The health care industry is subject to extensive federal, state and local laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services, payment for services and prices for services that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We exercise care in structuring our arrangements with physicians and other referral sources to comply in all material respects with applicable laws. We will also take such laws into account when planning future centers, marketing and other activities, and expect that our operations will be in compliance with applicable law. The laws, rules and regulations described above are complex and subject to interpretation. In the event of a determination that we are in violation of such laws, rules or regulations, or if further changes in the regulatory framework occur, any such determination or changes could have a material adverse effect on our business. There can be no assurance however that we will not be found in noncompliance in any particular situation.

17

Regulatory and Reporting Risks

We are subject to the reporting requirements of federal securities laws, which are expensive and subject us to potential liability.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders causes our expenses to be higher than they would be if we remained a privately-held company. We could also be subject to sanctions or deregistration if we fail to keep up with or run afoul of our reporting obligations.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls is time consuming, difficult and costly.

Because we are a reporting company with the SEC, we must comply with Sarbanes-Oxley Act and SEC rules concerning internal controls. It is time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. In order to expand our operations, we will need to hire additional financial reporting, internal control, and other finance staff in order to develop and implement appropriate internal controls and reporting procedures.

Risks Related to our Common Stock and Securities

Shareholders who hold unregistered shares of our common stock will be subject to resale restrictions pursuant to Rule 144, if and when available, due to the fact that we are deemed to be a former “shell company”.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made if we are not subject to Section 13 or 15(d) of the Exchange Act, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-”shell company” (which Form 10 information was filed by the Company in August 2019). Although to date we have complied with the requirement of Rule 144 as related to “shell companies”, our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions in the future (although none are currently planned).

We have various outstanding convertible notes which are convertible into shares of our common stock at a discount to market.

As of March 31, 2021, we owed approximately $1,046,750 under various convertible promissory notes and as of the date of this Report we owe approximately $1,137,916 under various convertible promissory notes. The conversion prices of the convertible notes initially vary from between 60% to 75% of the market value of our common stock, subject in many cases to adjustments to the conversion prices upon defaults and anti-dilution and other rights which may result in such conversion prices declining. As a result, any conversion of the convertible notes and sale of shares of common stock issuable in connection with the conversion thereof may cause the value of our common stock to decline in value, as described in greater detail under the Risk Factors below. Notwithstanding the above, we hope to repay the convertible notes in full before any conversions take place.

18

The issuance and sale of common stock upon conversion of the convertible notes may depress the market price of our common stock.

If sequential conversions of the convertible notes and sales of such converted shares take place, the price of our common stock may decline, and as a result, the holders of the convertible notes will be entitled to receive an increasing number of shares in connection with conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the convertible notes are convertible into may be sold without restriction pursuant to Rule 144. As a result, the sale of these shares may adversely affect the market price, if any, of our common stock.

In addition, the common stock issuable upon conversion of the convertible notes may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. The convertible notes will be convertible into shares of our common stock at a discount to market as described above, and such discount to market provides the holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, the note holders will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease. Notwithstanding the above, we hope to repay the convertible notes in full before any conversions take place.

The issuance of common stock upon conversion of our outstanding convertible notes will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the convertible notes will result in immediate and substantial dilution to the interests of other stockholders since the holders of the convertible notes may ultimately receive and sell the full number of shares issuable in connection with the conversion of such convertible notes. Although certain of the convertible notes may not be converted if such conversion would cause the holders thereof to own more than 4.99% or 9.99% of our outstanding common stock, this restriction does not prevent the holders of the convertible notes subject to such restrictions from converting some of their holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 4.99%/9.99% limit. In this way, the holders of the convertible notes could sell more than any applicable ownership limit while never actually holding more shares than the applicable limits allow. If the holders of the convertible notes choose to do this, it will cause substantial dilution to the then holders of our common stock.

The continuously adjustable conversion price feature of the convertible notes could require us to issue a substantially greater number of shares, which may adversely affect the market price of our common stock and cause dilution to our existing stockholders.

Our existing stockholders will experience substantial dilution upon any conversion of the convertible notes. The convertible notes are convertible into shares of common stock at a conversion price equal to a discount to the market value of our common stock as described above. As a result, the number of shares issuable could prove to be significantly greater in the event of a decrease in the trading price of our common stock, which decrease would cause substantial dilution to our existing stockholders. As sequential conversions and sales take place, the price of our common stock may decline, and if so, the holders of the convertible notes would be entitled to receive an increasing number of shares, which could then be sold, triggering further price declines and conversions for even larger numbers of shares, which would cause additional dilution to our existing stockholders and would likely cause the value of our common stock to decline.

We could face significant penalties for our failure to comply with the terms of our outstanding convertible notes.

Our various convertible notes contain positive and negative covenants and customary events of default including requiring us in many cases to timely file SEC reports. In the event we fail to timely file our SEC reports in the future, or any other events of defaults occur under the notes, we could face significant penalties and/or liquidated damages and/or the conversion price of such notes could be adjusted downward significantly, all of which could have a material adverse effect on our results of operations and financial condition, or cause any investment in the Company to decline in value or become worthless.

19

The issuance and sale of common stock upon exercise of warrants may cause substantial dilution to existing stockholders and may also depress the market price of our common stock.

A total of 6,750,000 shares of common stock issuable upon exercise of warrants were registered with the SEC on January 28, 2021. The warrants are exercisable at various prices with (i) warrants to purchase 2,250,000 shares of common stock exercisable at $0.20 per share, (ii) warrants to purchase 2,250,000 shares of common stock exercisable at $0.35 per share, and (iii) warrants to purchase 2,250,000 shares of common stock exercisable at $0.50 per share. The warrants terminate on January 7, 2026. The warrants contain provisions limiting each holder’s ability to exercise the warrants if such exercise would cause the holder’s (or any affiliate of any such holder) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. The ownership limitation does not prevent such holder from exercising some of the warrants, selling those shares, and then exercising the rest of the warrants, while still staying below the 9.99% limit. In this way, the holders of the warrants could sell more than this limit while never actually holding more shares than this limit allows. If the holders of the warrants choose to do this, it will cause substantial dilution to the then holders of our common stock.

If exercises of the warrants and sales of such shares issuable upon exercise thereof take place, the price of our common stock may decline. In addition, the common stock issuable upon exercise of the warrants may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb shares sold by the warrant holders, then the value of our common stock will likely decrease.

The issuance of common stock upon conversion of the 6% Convertible Notes will cause immediate and substantial dilution to existing shareholders.

The 6% Convertible Notes (including accrued and unpaid interest and late fees) making up the $850,000 6% Convertible Notes sold on March 30, 2021 (the “First Tranche Notes”) are convertible into shares of the Company’s common stock at any time, at a rate equal to the lesser of (i) $0.50 per share and (ii) 75% of the lowest daily volume-weighted average price (VWAP) of the Company’s common stock during the seven consecutive trading days prior to the delivery of a conversion notice (the “Market Price”), but not less than $0.30 per share. The $600,000 in Second Tranche Notes are convertible into shares of the Company’s common stock at a rate equal to the lesser of (1) $0.2437 per share or (2) the Market Price, but not less than $0.18 per share. However, if while any 6% Convertible Notes are outstanding and the daily VWAP on any of seven consecutive trading days is less than the applicable floor price(s), such floor price(s) are reduced (but not increased) to 75% of the VWAP on the seventh trading day. Although the 6% Convertible Notes may not be converted by holder if such conversion would cause the holder to own more than 9.99% of our outstanding common stock, this restriction does not prevent such holder from converting some of its holdings, selling those shares, and then converting the rest of its holdings, while still staying below the 9.99% limit. In this way, the holders of the 6% Convertible Notes could sell more than this limit while never actually holding more shares than this limit allows. If the holders of the 6% Convertible Notes choose to do this, it will cause substantial dilution to the then holders of our common stock.

The issuance and sale of common stock upon conversion of the 6% Convertible Notes may depress the market price of our common stock.

If conversions of the 6% Convertible Notes and sales of such converted shares take place, the price of our common stock may decline. In addition, the common stock issuable upon conversion of the 6% Convertible Notes may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which shareholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb converted shares sold by the 6% Convertible Notes holders, then the value of our common stock will likely decrease.

20

We currently owe a significant amount of money under our outstanding convertible notes.

As of the date of this prospectus we owe approximately $1,337,916 under outstanding convertible and non-convertible promissory notes. We do not have sufficient funds to repay such notes and if we are unable to raise additional funds in the future to repay such amounts, which may not be available on favorable terms, if at all, such failure could have a material adverse effect on our financial condition or results of operations and cause any investment in the Company to decline in value or become worthless.

We have established preferred stock which can be designated by the Company’s Board of Directors without shareholder approval and the board has established Series A Preferred Stock, which gives the holders majority voting power over the Company.

The Company has 5,000,000 shares of preferred stock authorized. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the board of directors of the Company (currently consisting solely of Jacob D. Cohen) prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the board of directors. In May 2020, we designated three shares of Series A Preferred Stock. The Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to sixty percent (60%) of the total vote (the “Super Majority Voting Rights”), so long as such shares are held by directors of the Company. A total of one share of Series A Preferred Stock is currently outstanding and held by Jacob D. Cohen, our sole officer and director, providing him sole voting right over 60% of our voting shares.

Because the board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders, shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders (similar to the Series A Preferred Stock). As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors (currently consisting solely of Mr. Jacob D. Cohen) will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the stockholders, to issue all or part of the authorized but unissued shares of common stock and designate series of preferred stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock (or convertible securities), possibly at a discount to market. These actions will result in dilution of the ownership interests of existing stockholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the OTC Markets’ OTCQB Market, where our shares of common stock are quoted, generally have been very volatile and have experienced sharp share-price and trading-volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

●	variations in our operating results;

21

●	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

●	changes in operating and stock price performance of other companies in our industry;

●	additions or departures of key personnel; and

●	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

Our common shares are thinly-traded, and in the future, may continue to be thinly-traded, and you may be unable to sell at or near ask prices or at all, if you need to sell your shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of revenues or profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Our common stock is likely to be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

22

Our Chief Executive Officer and sole director holds majority voting control over the Company.

Our sole officer and director Jacob D. Cohen, beneficially owns 29.4% of our outstanding common stock and also have the ability to vote in aggregate, a separate 60% of our voting stock pursuant to his ownership of the one outstanding share of Series A Preferred Stock, which gives him control over 71% of our voting securities. As a result, Mr. Cohen has the ability to influence matters affecting our stockholders and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investor who purchases shares will be a minority stockholder and as such will have little to no say in the direction of the Company and the election of directors. Additionally, it will be difficult if not impossible for investors to remove Mr. Cohen as a director, which will mean he will remain in control of who serves as officers of the Company as well as whether any changes are made in the board of directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company’s common stock and wish to vote them at annual or special stockholder meetings, your shares will likely have little effect on the outcome of corporate decisions. Because Mr. Cohen controls such vote, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Additionally, the interests of Mr. Cohen may differ from the interests of the other stockholders and thus result in corporate decisions that are averse to other stockholders.

General Risk Factors

Our acquisitions may expose us to unknown liabilities.

Because we have acquired, and expect generally to acquire, all (or a majority of) the outstanding securities of certain of our acquisition targets, our investment in those companies is or will be subject to all of their liabilities other than their respective debts which we paid or will pay at the time of the acquisitions. If there are unknown liabilities or other obligations, our business could be materially affected. We may also experience issues relating to internal controls over financial reporting that could affect our ability to comply with the Sarbanes-Oxley Act, or that could affect our ability to comply with other applicable laws.

We may have difficulty obtaining future funding sources, if needed, and we may have to accept terms that would adversely affect stockholders.

We will need to raise funds from additional financing in the future to complete our business plan and may need to raise additional funding in the future to support our operations. We have no commitments for any financing and any financing commitments may result in dilution to our existing stockholders. We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders. For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Additionally, we may raise funding by issuing additional convertible notes, which if converted into shares of our common stock would dilute our then stockholders’ interests. Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions in the future, funding permitting, which may not be available on favorable terms, if at all, we could have difficulty integrating the acquired company’s assets, personnel and operations with our own. We do not anticipate that any acquisitions or mergers we may enter into in the future would result in a change of control of the Company. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	the difficulty of integrating acquired products, services or operations;

23

●	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

●	difficulties in maintaining uniform standards, controls, procedures and policies;

●	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

●	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

●	the effect of any government regulations which relate to the business acquired;

●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or operations, or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition; and

●	potential expenses under the labor, environmental and other laws of various jurisdictions.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with an acquisition, many of which cannot be presently identified. These risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Current global financial conditions have been characterized by increased volatility which could negatively impact our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. We cannot guaranty that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations will negatively impact our business, prospects, liquidity and financial condition.

Our ability to service our indebtedness will depend on our ability to generate cash in the future.

Our ability to make payments on our indebtedness will depend on our ability to generate cash in the future. Our ability to generate cash is subject to general economic and market conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash to fund our working capital requirements, capital expenditure, debt service and other liquidity needs, which could result in our inability to comply with financial and other covenants contained in our debt agreements, our being unable to repay or pay interest on our indebtedness, and our inability to fund our other liquidity needs. If we are unable to service our debt obligations, fund our other liquidity needs and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into the rapidly growing health, wellness, construction and mentoring/life coaching market may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

24

If we are unable to develop and maintain our brand and reputation for our service and product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems arise with our products or services, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We may not maintain sufficient insurance coverage for the risks associated with our business operations.

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel, risks posed by natural disasters and risks of lawsuits from customers who are injured from or dissatisfied with our services. Any of these risks may result in significant losses. We cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our board of directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Any failure to protect our intellectual property rights could impair our ability to protect our technology and our brand.

Our success depends in part on our ability to enforce our intellectual property and other proprietary rights. We rely upon a combination of trademark and trade secret laws, as well as license and other contractual provisions, to protect our intellectual property and other proprietary rights. These laws, procedures and restrictions provide only limited protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated. To the extent that our intellectual property and other proprietary rights are not adequately protected, third parties may gain access to our proprietary information, develop and market solutions similar to ours or use trademarks similar to ours, each of which could materially harm our business. The failure to adequately protect our intellectual property and other proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

For all of the foregoing reasons and others set forth herein, an investment in our securities in involves a high degree of risk.

25

Securities Purchase Agreement

On January 6, 2021 (the “Initial Closing Date”), we closed the initial transactions contemplated by a Securities Purchase Agreement dated January 6, 2021 (the “Purchase Agreement”), which was entered into with a group of accredited institutional investors (collectively, the “Investors”), for the sale of convertible promissory notes.

Pursuant to the Purchase Agreement, the Company agreed to sell 6% Original Issue Discount Senior Secured Convertible Promissory Notes in an aggregate principal amount of $1,450,000 and warrants to purchase up to an aggregate of 6,750,000 shares of the Company’s common stock (the “Warrants”) to the Investors and entered into a Security Agreement, a Guaranty Agreement, a Pledge Agreement, and a Registration Rights Agreement (the foregoing, collectively with the Purchase Agreement, 6% Convertible Notes and Warrant, the “Transaction Documents”). The Purchase Agreement includes indemnification obligations of the Company, requirements for the Company to reserve three times the number of shares of common stock issuable upon conversion of the 6% Convertible Notes and exercise of the Warrants, the right of the Investors to participate up to 30% in any future equity or debt offering made by the Company in the 12 months after the Initial Closing Date, a prohibition on the Company selling any shares of common stock or common stock equivalents until 30 days after the Initial Closing Date, subject to certain exceptions, a one year prohibition on the Company entering into any equity line transaction or variable rate transaction (including convertible notes with adjustable conversion prices), and a one year prohibition, without the approval of the Investors, of a reverse or forward stock split.

A total of $850,000 in 6% Convertible Notes (the “First Tranche Notes”) were sold on the Initial Closing Date, and a total of $600,000 in 6% Convertible Notes (the “Second Tranche Notes”), were sold on March 30, 2021 (the “Second Closing Date”). In connection with the sale of the First Tranche Notes, the Company paid $25,000 of the Investors’ legal fees and certain other amounts in expense reimbursements.

The Company used a portion of the proceeds from the sale of the 6% Convertible Notes to fully repay its outstanding convertible debentures held by Geneva Roth Remark Holdings, Inc. and LGH Investments, LLC.

The First Tranche Notes mature on January 7, 2022 and the Second Tranche Notes mature on March 30, 2022, and accrue interest at a rate of 6% per annum (15% upon the occurrence of an event of default) payable to the Investors in cash on a calendar quarterly basis (which changes to monthly upon the occurrence of an event of default). Each of the 6% Convertible Notes contained a 6% original issue discount.

The First Tranche Notes are convertible into shares of the Company’s common stock at any time, at a rate equal to the lesser of (i) $0.50 per share and (ii) 75% of the lowest daily volume-weighted average price (VWAP) of the Company’s common stock during the seven consecutive trading days prior to the delivery of a conversion notice (the “Market Price”), but not less than 75% of the VWAP on the Closing Date ($0.40 per share, making the initial floor price $0.30 per share). The Second Tranche Notes are convertible into shares of the Company’s common stock at a rate equal to the lesser of (1) the VWAP on the Second Closing Date (which was $0.2437) or (2) the Market Price, but not less than 75% of the VWAP on the Second Closing Date (making such initial floor price $0.18 per share). However, if while any 6% Convertible Notes are outstanding and the daily VWAP on any of seven consecutive trading days is less than the applicable floor price(s), such floor price(s) are reduced (but not increased) to 75% of the VWAP on the seventh trading day.

The conversion price of the 6% Convertible Notes may be adjusted upon the occurrence of certain events and the 6% Convertible Notes may be declared immediately due and payable by the Investors in the event the Company defaults on any terms of the 6% Convertible Notes or the other Transaction Documents. Additionally, at the option of the Investors, upon the occurrence of any event of default, the Investors can elect to convert the 6% Convertible Notes at the lower of the stated conversion price and a conversion price equal to 70% of the lowest closing bid price of the common stock during the 10 consecutive trading day period ending and including the date of delivery or deemed delivery of any applicable conversion notice (the “Alternative Conversion Price”). The 6% Convertible Notes contain penalties for the Company’s failure to timely deliver shares due upon conversion thereof. The 6% Convertible Notes contain provisions limiting each Investor’s ability to convert any portion of its individual 6% Convertible Note if such conversion would cause the Investor’s (or any affiliate of any such Investor’s) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. The 6% Convertible Notes contain customary events of default, which include any default of $30,000 of more of indebtedness of the Company, final judgements equal to or greater than $75,000 rendered against the Company, and the Company’s failure to comply with the reporting obligations of the Securities Exchange Act of 1934, as amended. Upon the occurrence of an event of default, at the option of the holder thereof, the amount of the 6% Convertible Notes increases by 110% (including principal and accrued interest) (plus 2% additional for each event of default that occurs thereafter). The 6% Convertible Notes contain certain rights of the holders thereof upon the occurrence of a change of control or fundamental transaction, each as described in greater detail therein. We may prepay the 6% Convertible Notes (provided we treat all 6% Convertible Notes holders equally) by paying 110% of the principal and interest thereon at any time (provided we are required to provide the holders 15 days prior written notice of such repayment, and during which time period the holder may convert the applicable 6% Convertible Note into common stock).

26

The Warrants are exercisable at various prices with (i) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.20 per share, (ii) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.35 per share, and (iii) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.50 per share. All of the Warrants may be exercised via cashless exercise in the event that the shares underlying the Warrants are not registered within 180 days of the Initial Closing Date, provided that all shares currently underlying the Warrants have previously been registered. The Warrants, if not exercised by such date, terminate on January 7, 2026. The Warrants contain provisions limiting each Investor’s ability to exercise the Warrants if such exercise would cause the Investor’s (or any affiliate of any such Investor’s) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock.

Unless the Company’s common stock is listed on the NYSE, the NYSE American, the Nasdaq Capital Market, Nasdaq Global Market or Nasdaq Global Select, at any time the Company issues common stock or common stock equivalents, subject to certain exceptions, below the then exercise price, the exercise price of the Warrants reset to the lower of such dilutive issuance or the VWAP on the next trading day following the first public disclosure of such dilutive issuance. Upon an event of default, the exercise price of the Warrants, at the option of the Investors, is the Alternative Conversion Price. If the Company undertakes a fundamental transaction and the successor entity is not a publicly-traded company, the holders of the Warrants have the right to require the Company to pay the greater of (a) the Black Scholes Value of the Warrants; and (b) the positive difference between the consideration payable in such fundamental transaction minus the exercise price.

Pursuant to the Security Agreement, the Company and each of its subsidiaries provided the Investors a first priority security interest in substantially all of their assets to secure the repayment of the 6% Convertible Notes.

The Subsidiary Guaranty, signed by each of the Company’s subsidiaries, provides for joint and several guaranties of the obligations set forth in the 6% Convertible Notes by each of the Company’s subsidiaries. Each future subsidiary of the Company is required to enter into a joinder to the agreement as well.

Pursuant to the Pledge Agreement, we pledged all of the outstanding securities of each of our subsidiaries to the collateral agent of the Investors in order to secure amounts payable pursuant to the 6% Convertible Notes.

In connection with the Registration Rights Agreement, we provided the Investors registration rights in connection with the 6% Convertible Notes and Warrants, and agreed to (1) file a Registration Statement on Form S-1 within 21 days after the Initial Closing Date to register the common stock to be acquired by the Investors pursuant to the conversion of the 6% Convertible Notes and exercise of the Warrants sold on the Initial Closing Date, which was filed with the SEC on January 28, 2021, and declared effective on February 5, 2021. This prospectus forms a part of a registration statement we have filed pursuant to the terms of the Registration Rights Agreement to register the shares of common stock issuable upon conversion of the Second Tranche Notes. We also granted the Investors piggy-back registration rights. We also agreed to indemnify the Investors in connection with any liability in connection with the registration of such securities.

The Transaction Documents contain other representations, warranties, covenants and restrictions common with this type of transaction, including but not limited to, most favored nations provisions (which apply to the conversion price of the 6% Convertible Notes, the terms of the 6% Convertible Notes and the terms of the Warrants) and future participation clauses, and prohibitions on further borrowing.

27

Use of Proceeds

We are registering the shares of common stock for the benefit of the selling stockholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholders or their transferees of the shares of common stock covered hereby.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

See “Selling Stockholders” and “Plan of Distribution” described below.

Determination of Offering Price

The selling stockholders will offer the shares at the prevailing market prices or privately negotiated price. The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Description of Capital Stock

The following information describes our common stock and preferred stock, as well as certain provisions of our Articles of Incorporation and Bylaws, as amended and restated (the “Bylaws”). This description is only a summary. You should also refer to our Articles of Incorporation and Bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

Our authorized capital stock consists of 195,000,000 shares of common stock with a $0.0001 par value per share, and 5,000,000 shares of preferred stock with a $0.0001 par value per share. As of the date of this prospectus, we have designated three shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock. As of the date of this prospectus, there are 76,529,660 shares of common stock issued and outstanding, one share of Series A Preferred Stock issued and outstanding and no shares of Series B Preferred Stock issued and outstanding. The following is a summary of the material provisions of the common stock and preferred stock provided for in our Articles of Incorporation and Bylaws. For additional detail about our capital stock, please refer to our Articles of Incorporation and Bylaws.

Description of Capital Stock

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

28

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our board of directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Preferred Stock

On May 18, 2020, the board of directors of the Company approved the filing of (a) an Amended and Restated Certificate of Designation of the Company’s Series A Preferred Stock (the “Series A Preferred Stock” and the “Series A Designation”); and (b) an Amended and Restated Certificate of Designation of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock” and the “Series B Designation”), with the Secretary of State of Nevada, which designations were filed with, and became effective with, the Secretary of State of Nevada on the same date. The Series A Designation designated three shares of Series A Preferred Stock and the Series B Designation designated 2,000,000 shares of Series B Preferred Stock.

Series A Preferred Stock

The Series A Designation provides for the Series A Preferred Stock to have the following rights:

Dividend Rights. The Series A Preferred Stock do not accrue dividends.

Liquidation Preference. The Series A Preferred Stock have no liquidation preference.

Conversion Rights. The Series A Preferred Stock have no conversion rights.

Voting Rights. For so long as any shares of Series A Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, have the right to vote on all shareholder matters (including, but not limited to at every meeting of the stockholders of the Company and upon any action taken by stockholders of the Company with or without a meeting) equal to sixty percent (60%) of the total vote (the “Total Series A Vote” and the “Voting Rights”). For example, if there are 10,000 shares of the Company’s common stock issued and outstanding at the time of a shareholder vote, the holders of the Series A Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 15,000 shares, out of a total number of 25,000 shares voting.

Additionally, so long as Series A Preferred Stock is outstanding, the Company shall not, without the affirmative vote of the holders of at least 66-2/3% of all outstanding shares of Series A Preferred Stock, voting separately as a class (i) amend, alter or repeal any provision of the Articles of Incorporation or the Bylaws of the Company so as to adversely affect the designations, preferences, limitations and relative rights of the Series A Preferred Stock, (ii) effect any reclassification of the Series A Preferred Stock, (iii) designate any additional series of preferred stock, the designation of which adversely effects the rights, privileges, preferences or limitations of the Series A Preferred Stock; or (iv) amend, alter or repeal any provision of the Series A Designation (except in connection with certain non-material technical amendments).

Notwithstanding the above, no shares of Series A Preferred Stock held by any person who is not a then member of the board of directors of the Company (each a “Non-Director Holder”), shall have any Voting Rights and the Voting Rights of all other shares of Series A Preferred Stock (including, but not limited to the Total Series A Vote) shall be calculated without regard to, and without taking into account, the shares of Series A Preferred Stock held by such Non-Director Holder.

29

Redemption Right. The Company has the option in its sole discretion, at any time, with the majority consent or approval of the board of directors of the Company, to redeem any outstanding shares of Series A Preferred Stock of the Company held by any Non-Director Holder, by paying the Non-Director Holder(s) a redemption price of $1.00 per share for each such Series A Preferred Stock shares redeemed (the “Redemption Amount”, and each a “Redemption”). The payment by the Company to the Non-Director Holder (at such Non-Director Holder’s address of record) of the Redemption Amount in connection with a Redemption automatically results in the cancellation, termination and invalidation of any outstanding Series A Preferred Stock held by a Non-Director Holder or his, her or its assigns.

Purchase Right. In the event the Company is legally prohibited from exercising the redemption right discussed above, any one or more of the other holders of the Series A Preferred Stock, other than any Non-Director Holder(s) (the “Director Holders”), have the option, exercisable in their sole discretion, to purchase their pro rata share of any shares of Series A Preferred Stock held by any Non-Director Holder(s) for $1.00 per share of Series A Preferred Stock (the “Purchase Amount”, and the “Purchase”). The payment by the Director Holder(s) of the Series A Preferred Stock to the Non-Director Holder of the Purchase Amount automatically, and without any required action by the Director Holder(s) or the Non-Director Holder, results in the transfer of the rights to, and ownership of, such Series A Preferred Stock held by a Non-Director Holder or his, her or its assigns, to the Director Holder(s), pro rata with their payment of the Purchase Amount.

Protective Provisions. Subject to the rights of series of preferred stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Company cannot without first obtaining the approval (by written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting together as a class:

(a) Issue any additional shares of Series A Preferred Stock after the original issuance of shares of Series A Preferred Stock;

(b) Increase or decrease the total number of authorized or designated shares of Series A Preferred Stock;

(c) Effect an exchange, reclassification, or cancellation of all or a part of the Series A Preferred Stock;

(d) Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A Preferred Stock; or

(e) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to affect adversely the shares of such series, including the rights set forth in the Series A Designation.

Transfer Restrictions. Each holder of Series A Preferred Stock is prohibited from Transferring any shares of Series A Preferred Stock. “Transfer” means directly or indirectly (a) offering for sale, selling, pledging, hypothecating, transferring, assigning or otherwise disposing of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law); or (b) entering into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the benefits or risks of ownership of the applicable securities, whether any such transaction is to be settled by delivery of securities or other securities, in cash or otherwise.

A total of one share of Series A Preferred Stock is currently outstanding.

Series B Convertible Preferred Stock

The Series B Designation provides for the Series B Preferred Stock to have the following rights:

Dividend Rights. The Series B Preferred Stock does not accrue any dividends, but the Series B Preferred Stock holders are entitled to share in dividends paid to the holders of the Company’s common stock to the same extent that such holders would have received such dividends had they converted the Series B Preferred Stock into common stock pursuant to the conversion rights discussed below.

30

Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (each a “Liquidation Event”), the holders of Series B Preferred Stock are entitled to receive pari passu with any distribution of any of the assets of the Company to the holders of the Company’s common stock, but not prior to any holders of senior securities (which include holders of capital leases, other preferred stock and debt holders, and banks or others, which hold priority liquidation preferences over the assets of the Company), which holders of the senior securities have priority to the distribution of any assets of the Company, an amount per share for each share of Series B Preferred Stock held by them equal to $1.00 per share.

Conversion Rights. Each share of Series B Preferred Stock may be converted, at the option of the holder thereof, into that number of shares of common stock of the Company as equals $1.00 divided by 90% of the average of the volume weighted average prices (“VWAP”) of the Company’s common, for the five trading days immediately preceding the date the notice of conversion is received, with any remainder rounded to the hundredths place. Notwithstanding the above, at no time may the Series B Preferred Stock be converted into shares of our common stock by any holder, if such conversion would result in such holder thereof and its affiliates owning an aggregate of in excess of 4.999% of the then outstanding shares of our common stock, which amount may be increased to 9.999% on a per holder basis, upon 61 days’ prior written notice.

Voting Rights. The Series B Preferred Stock have no voting rights on general corporate matters, provided that the Series B Designation does contain customary protective provisions restricting the Company’s ability to undertake any of the following without the approval of a majority in interest of such shares of Series B Preferred Stock:

(a) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b) Re-issue any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c) Issue any shares of Series B Preferred Stock other than pursuant to the SPA;

(d) Alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(e) Amend or waive any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series B Preferred Stock have no redemption rights.

No shares of Series B Preferred Stock are currently outstanding.

Anti-Takeover Provisions Under the Nevada Revised Statutes

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statutes (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and places certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We do not have such a provision in our Amended and Restated Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections apply to us.

31

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We do not have a provision in our Amended and Restated Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a Director from office. As such, it may be more difficult for stockholders to remove Directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our Articles of Incorporation and Bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board;

●	the ability of our board of directors to alter our Bylaws without obtaining stockholder approval; and

●	the requirement that a special meeting of stockholders may be called only by the board of directors, the Chairman of the Board, the President or a committee of the board of directors duly designated and whose powers and authority include the power to call meetings may call special meetings of the Company.

Listing

Our common stock is traded on the OTCQB Market under the symbol “AMIH”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 6201 15th Ave, Brooklyn, NY 11219. Its telephone number is (800) 937-5449.

32

Plan of Distribution

We are registering the shares of common stock covered by the registration statement of which this prospectus is a part, which are issuable to the selling stockholders upon the conversion of 6% Convertible Notes sold on the Second Closing Date, to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on the over-the-counter market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales, to the extent permitted by law;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

33

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling stockholders may not sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock registered herein will be freely tradable in the hands of persons other than our affiliates.

34

Selling Stockholders

This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 5,640,000 shares of common stock through this prospectus representing shares of common stock issuable upon conversion of the Second Tranche Notes, described in greater detail above under “Securities Purchase Agreement”.

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in “Plan of Distribution”. As of the date of this prospectus, there are 76,529,660 shares of our common stock issued and outstanding.

The following table sets forth, as of the date of this prospectus, the name of each selling stockholder, the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus, the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus, and the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

There are no agreements between the Company and any selling stockholder pursuant to which the shares subject to this registration statement were issued except as discussed above under “Securities Purchase Agreement”. None of the selling stockholders has ever been an executive officer or director of the Company or has had a material relationship with us at any time within the past three years unless disclosed in the footnotes below.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

		Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)			Number of Shares of Common Stock Being		Beneficial Ownership of Common Stock After Registration Assuming All Shares Are Sold (#)
Name of Selling Stockholder		Number		Percentage	Offered		Number		Percentage
Cavalry Fund I LP	(2)	4,475,000	(4)	5.5%	2,820,000	(6)	4,475,000	(4)	5.2%
L1 Capital Global Opportunities Master Fund	(3)	4,475,000	(5)	5.5%	2,820,000	(6)	4,475,000	(5)	5.2%
					5,640,000

* Less than one percent (1%).

# Assumes the sale of all shares offered herein.

(1) “Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The percentage is based upon 76,529,660 shares of our common stock outstanding as of July 22, 2021.

(2) Address: 82 E. Allendale Rd., Ste 5B, Saddle River, NJ 07458. Cavalry Fund I Management LLC, the investment manager of Cavalry Fund I LP, has voting and investment power over these securities. Thomas Walsh is the managing member of Cavalry Fund I Management LLC, which is the general partner of Cavalry Fund I LP. Thomas Walsh disclaims beneficial ownership over these securities.

35

(3) Address: 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman, Cayman Islands KY1-1001. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. As such, L1 Capital Global Opportunities Master Fund Ltd, Mr. Feldman and Mr. Arber may be deemed to beneficially own the shares of the Company held by L1 Capital Global Opportunities Master Fund. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes.

(4) Based solely on the Schedule 13G filed by Cavalry Fund I LP on January 19, 2021, which information has not been confirmed by the Company.

(5) Based solely on the Schedule 13G filed by L1 Capital Global Opportunities Master Fund on January 19, 2021, which information has not been confirmed by the Company.

(6) Represents up to 5,640,000 shares of common stock of the Company issuable, upon conversion of principal, accrued interest, and late charges, owed by the Company, pursuant to $300,000 of 6% Convertible Notes acquired by the selling stockholder on March 30, 2021, at the option of the holder thereof. The 6% Convertible Notes contain provisions limiting each holder’s ability to convert any portion of its individual 6% Convertible Note if such conversion would cause the holder’s (or any affiliate of any such holder’s) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock.

Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of July [  ], 2021(the “Date of Determination”) by (i) each Named Executive Officer, as such term is defined in “Executive and Director Compensation”, (ii) each member of our board of directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock or preferred stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our stock listed as owned by such person. The address of each person is deemed to be the address of the Company unless otherwise noted.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Date of Determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The percentages are based upon 76,529,660 shares of our common stock outstanding as of the Date of Determination.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, as of the Date of Determination, (a) the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws; and (b) no person owns more than 5% of our common or preferred stock. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 7950 Legacy Drive, Suite 400, Plano, Texas 75024.

36

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Common Ownership Percentage	Series A Preferred Stock Shares Beneficially Owned	Series A Preferred Stock Percentage (1)	Total Voting Percentage (2)
Officers and Directors
Jacob D. Cohen	22,500,000	(3)	29.4%	1	100%	71.8%
All officers and directors as a group (1 person)	22,500,000		29.4%	1	100%	71.8%

Greater than 5% Shareholders
Cavalry Fund I LP (4)	4,475,000	(4)	5.5%	—	—%	2.3%
L1 Capital Global Opportunities Master Fund (5)	4,475,000	(5)	5.5%	—	—%	2.3%

* Less than 1%.

(1) The Series A Preferred Stock have the right, voting in aggregate, to vote on all shareholder matters equal to sixty percent (60%) of the total vote, so long as such shares are held by directors of the Company.

(2) Based on 191,794,490 total voting shares, including 76,529,660 shares voted by our common stockholders and 114,794,490 voting shares voted by our Series A Preferred Stock holder, Mr. Cohen (see also footnote 1).

(3) The shares of common stock are held in the name of Cohen Enterprises, Inc., which shares Mr. Cohen is deemed to beneficially own due to his ownership of 100% of Cohen Enterprises and his position as President thereof.

(4) Address: 82 E. Allendale Rd., Ste 5B, Saddle River, NJ 07458. Cavalry Fund I Management LLC, the investment manager of Cavalry Fund I LP, has voting and investment power over these securities. Thomas Walsh is the managing member of Cavalry Fund I Management LLC, which is the general partner of Cavalry Fund I LP. Thomas Walsh disclaims beneficial ownership over these securities. Based solely on the Schedule 13G filed by Cavalry Fund I LP on January 19, 2021, which information has not been confirmed by the Company.

(5) Address: 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman, Cayman Islands KY1-1001. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund Ltd. As such, L1 Capital Global Opportunities Master Fund Ltd, Mr. Feldman and Mr. Arber may be deemed to beneficially own the shares of the Company held by L1 Capital Global Opportunities Master Fund. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes. Based solely on the Schedule 13G filed by L1 Capital Global Opportunities Master Fund on January 19, 2021, which information has not been confirmed by the Company.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Dividend Policy

We have never paid or declared any cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the operation of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

37

Legal Matters

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC. David M. Loev, the Managing Partner of The Loev Law Firm, PC, owns 1,000,000 shares of the Company’s common stock. The securities are subject to a two-year lock-up agreement (expiring January 22, 2023), preventing the sale or transfer of such shares without the written approval of the Company, except to affiliates of the holder, who agree to be bound by the same terms.

Experts

The audited financial statements of American International Holdings Corp. and its subsidiaries as of December 31, 2020 and 2019, and for the years then ended, included in this prospectus have been audited by M&K CPAS, PLLC, Houston, Texas, independent registered public accounting firm, as stated in their report date dated April 15, 2021, which is included herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Description of Business

The following discussion should be read in conjunction with our financial statements and the related notes and other financial information appearing elsewhere in this prospectus.

Corporate History

American International Holdings Corp.

American International Holdings Corp. was organized in 1986 and is incorporated in Nevada. The Company has undergone several name changes and changes of control since its incorporation; however, from 2012 until April 2019, the Company had no operations and nominal assets.

Prior to May 31, 2018, the Company was a 93.2% owned subsidiary of American International Industries, Inc. (“American”, “AMIN”), a company whose securities are traded on the OTCQB market maintained by OTC Markets under the symbol “AMIN”.

Effective on May 31, 2018, the Company issued (a) 4,300,000 shares of restricted common stock to Mr. Daniel Dror (the Company’s former Chief Executive Officer and President (who resigned from such positions effective on May 31, 2018)); (b) 3,800,000 shares of restricted common stock to Mr. Robert Holden (who was appointed President, Chief Executive Officer and Director of the Company on May 31, 2018 and resigned on August 20, 2018); (c) 750,000 shares of restricted common stock to Mr. Everett Bassie (who was appointed as Chief Financial Officer, Secretary, Treasurer and a member of the board of directors of the Company on May 31, 2018, and resigned from all positions with the Company); (d) 750,000 shares of restricted common stock to Mr. Winfred Fields (a consultant to the Company); and (e) 500,000 shares of restricted common stock to Mr. Charles R. Zeller (a then director of the Company), each in consideration for services rendered to the Company.

As a result of the issuance of the shares in May 2018 as discussed above, a change in control occurred. American International Industries, Inc. ownership decreased from 93.2% to 6.4%.

38

On April 12, 2019, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Novopelle Diamond, LLC, a Texas limited liability company (“Novopelle Diamond” and “Novopelle”) and certain unitholders of Novopelle Diamond. Pursuant to the terms of the Share Exchange Agreement, the Company acquired 100% of the issued and outstanding membership interests of Novopelle Diamond by means of a share exchange with the Novopelle Members in exchange for 18,000,000 newly issued shares of the common stock of the Company (the “Share Exchange”). As a result of the Share Exchange, Novopelle became a 100% owned subsidiary of the Company. The closing of the Share Exchange occurred concurrently with the entry into the Share Exchange Agreement and resulted in a change of control of the Company. As a result of the Share Exchange, the Company acquired the business of Novopelle Diamond and all of its assets. Novopelle Diamond is a physician supervised, medical spa and wellness clinic that offers a full menu of wellness services including anti-aging, weight loss and skin rejuvenation treatments.

The three unitholders of Novopelle Diamond who received shares pursuant to the Share Exchange Agreement were (1) Jacob D. Cohen; (2) Esteban Alexander; and (3) Luis Alan Hernandez, who each received six million shares pursuant to the Share Exchange.

Concurrent with the Share Exchange, the Company entered into individual share exchange agreements and promissory notes with each of Daniel Dror, Winfred Fields and former directors Everett Bassie and Charles Zeller (the “AMIH Shareholders”) whereby the AMIH Shareholders agreed to cancel and exchange a total of 4,900,000 shares of their Company common stock for individual promissory notes with an aggregate principal amount of $350,000 (the “Promissory Notes”). The Promissory Notes had a term of two years and accrue interest at the rate of 10% per annum (payable at maturity) until paid in full by the Company. The current principal balance of the Promissory Notes is approximately $110,000 as of the date of this prospectus.

As a result of the issuance of the shares in the Share Exchange and the cancellation of the shares held by the AMIH Shareholders, control of the Company changed to (1) Jacob D. Cohen; (2) Esteban Alexander; and (3) Alan Hernandez, who each owned 26% of the Company’s common stock following such transactions.

Also effective on April 12, 2019, the directors of the Company changed to Mr. Jacob D. Cohen; Mr. Esteban Alexander; and Mr. Alan Hernandez, who were also each appointed as the Chief Executive Officer and President of the Company (Mr. Cohen); the Chief Operating Officer and Treasurer (Mr. Alexander); and the Chief Marketing Officer and Secretary (Mr. Hernandez). Mr. Bassie resigned as a member of the board of directors of the Company and as the Secretary and Treasurer on April 12, 2019, but remained as the Company’s Chief Financial Officer until his passing on May 21, 2020.

On October 2, 2020, Jacob D. Cohen, the Chief Executive Officer and member of the board of directors of the Company entered into Stock Purchase Agreements with each of (a) Esteban Alexander, the Chief Operating Officer and member of the board of directors of the Company, and (b) Luis Alan Hernandez, the Chief Marketing Officer and member of the board of directors of the Company (collectively, the “Preferred Holders” and the “Stock Purchase Agreements”).

Pursuant to the Stock Purchase Agreements, Mr. Alexander agreed to sell 7,000,000 shares of common stock of the Company which he held to Mr. Cohen, which rights to such shares were assigned by Mr. Cohen to Cohen Enterprises, Inc., which entity he controls (“Cohen Enterprises”), in consideration for an aggregate of $1,500 as well as for the amount of services provided by Mr. Cohen to the Company; and Mr. Hernandez agreed to sell 4,000,000 shares of common stock of the Company which he held to Cohen Enterprises, in consideration for an aggregate of $1,000 as well as for the amount of services provided by Mr. Cohen to the Company. The sales closed on November 5, 2020.

One of the reasons that Mr. Alexander and Mr. Hernandez agreed to the terms of the Stock Purchase Agreements (including the sale of the shares of common stock of the Company at below market value), is because (a) each of Mr. Cohen, Mr. Alexander, and Mr. Hernandez were all appointed as officers and directors of the Company at the same time in April 2019, with the intention that such persons would provide a relatively equal amount of services to the Company in the roles as officers and directors thereof; (b) since such appointment date Mr. Cohen has been required to provide a disproportionate amount of services to the Company; and (c) each of Mr. Alexander and Mr. Hernandez desired to provide additional consideration to Mr. Cohen for such disproportionate level of service.

39

A condition to the Stock Purchase Agreements was that each of Mr. Alexander and Mr. Hernandez resign as a member of the board of directors of the Company by no later than January 15, 2021, which resignations were effective December 15, 2020.

A further requirement to the terms of the Stock Purchase Agreements was that each of Mr. Alexander and Mr. Hernandez take such actions necessary and which may be requested from time to time by Mr. Cohen, to affect the cancellation of the one share of Series A Preferred Stock of the Company held by each of them, for no consideration (including, but not limited to, without the required payment by the Company of the $1 redemption price described in the designation of such Series A Preferred Stock).

The shares of Series A Preferred Stock held by Mr. Alexander and Mr. Hernandez were canceled on November 6, 2020.The common shares were also transferred to Mr. Cohen on November 6, 2020, and as such, a change of control occurred on such date, with Mr. Cohen taking over voting control of the Company, and serving since December 15, 2020, as the sole officer and director of the Company.

The Company is headquartered in Addison, Texas and operates as a holding company dedicated to acquiring, managing and operating subsidiaries in (a) the health, wellness, and auxiliary industries across the United States and abroad; (b) general contracting and construction services; and (c) life coaching industry. The Company seeks opportunities to acquire and grow businesses that possess strong brand values and that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders.

The Company currently is the parent to seven wholly owned subsidiaries and one majority owned subsidiary.

MEDICAL SPA AND WELLNESS

The Company currently owns three wholly-owned subsidiaries that were in the Medical Spa and Wellness Sector (collectively hereinafter referred to as “MedSpa”, or “VISSIA”), which MedSpas the Company discontinued operations of in October 2020. They are:

1.	VISSIA MCKINNEY, LLC (F/K/A NOVOPELLE DIAMOND, LLC) – 100% OWNED

As described above, on April 12, 2019, the Company entered into the Share Exchange Agreement with Novopelle and acquired 100% of the issued and outstanding membership interests of Novopelle Diamond by means of a share exchange with the Novopelle Members in exchange for 18,000,000 newly issued shares of the common stock of the Company. As a result of the Share Exchange, VISSIA McKinney became a 100% owned subsidiary of the Company. As a result of the Share Exchange, the Company acquired the business of VISSIA McKinney and all of its assets. VISSIA McKinney is a physician supervised, medical spa and wellness clinic that offers a full menu of wellness services including anti-aging, weight loss and skin rejuvenation treatments located at 5000 Collin McKinney Parkway, Suite 150, McKinney, Texas 75070.

On June 27, 2019, the Company entered into an Exclusive License Agreement with Novo MedSpa Addison Corporation (“NMAC”) granting the Company the exclusive rights to the Novopelle intellectual property, including copyrights and trademarks, proprietary technology, and other assets necessary or desirable to operate Novopelle branded MedSpa locations and the right to open additional Novopelle branded MedSpa locations. The agreement provides the Company with an exclusive worldwide, unrestricted, perpetual, irrevocable, and royalty-bearing license.

Upon the execution of the License Agreement, the Company made a one-time cash payment in the amount of Forty Thousand Dollars ($40,000) and issued to NMAC a one-time stock issuance of 250,000 shares of the Company’s common stock. In addition, the Company has agreed to compensate NMAC with a one-time payment of Thirty Thousand Dollars ($30,000) per new Novopelle location as established by the Company and provide NMAC with an ongoing royalty payment equal to six percent (6%) of the newly established location’s total gross monthly revenues.

40

On May 13, 2020, the Company provided NMAC with its notice to terminate the License Agreement in pursuit of the Company’s desire to establish and develop its own brand and have the flexibilities to offer additional products and services that are not currently available at Novopelle branded locations. As a result, on May 19, 2020, Novopelle Diamond, LLC was officially renamed to VISSIA McKinney, LLC. Effective on May 13, 2020 the License Agreement was terminated. The Company decided to discontinue operations of this MedSpa in October 2020.

2.	VISSIA WATERWAY, INC. (F/K/A NOVOPELLE WATERWAY, INC.) – 100% OWNED

On September 11, 2019, the Company formed and organized Novopelle Waterway, Inc., in the State of Texas to establish a Novopelle branded med spa located in the Waterway section of the Woodlands, Texas. As a result of the termination of the License Agreement with NMAC, Novopelle Waterway, Inc. was officially renamed to VISSIA Waterway, Inc. on May 19, 2020.

On November 6, 2019, VISSIA Waterway, Inc. entered into a Lease Agreement with 20 & 25 Waterway Holdings, LLC to lease and occupy approximately 1,254 square feet of commercial retail space located at 25 Waterway, Suite 150, The Woodlands, Texas and officially opened its doors for service at the end of February 2020. The Company decided to discontinue operations of this MedSpa in October 2020.

3.	NOVOPELLE TYLER, INC. – 100% OWNED

On December 3, 2019, the Company formed and organized Novopelle Tyler, Inc. in the State of Texas with the plan to come to terms on a retail location for a newly established Novopelle branded med spa to be located in Tyler, Texas.

On January 6, 2020, Novopelle Tyler, Inc. entered into a Lease Agreement with Asher Park, LLC to lease and occupy approximately 1,900 square feet of commercial retail space located in Tyler, Texas to operate a planned new Novopelle MedSpa location. As of the date of this prospectus, and due to issues and delays related to COVID-19, Novopelle Tyler has canceled the lease agreement in August 2020 as the current market and economic conditions continue to worsen due to unforeseen circumstances related to COVID-19. As such, Novopelle Tyler has not effectuated the name change to VISSIA with the State of Texas and no longer intends to open this location. No further activity has been performed under Novopelle Tyler to date, and the Company decided to discontinue operations of this proposed MedSpa in October 2020.

* * * * *

As a result of COVID-19 and ‘stay-at-home’ and social distancing orders issued in McKinney and The Woodlands, Texas, we had to close both of our then operational MedSpas, VISSIA McKinney and VISSIA Waterway, Inc., which were closed effective March 10, 2020, and which resulted in both the loss of income and the loss of most of our workforce, who had to be let go. VISSIA Waterway, Inc. reopened effective June 21, 2020 and VISSIA McKinney reopened effective August 8, 2020. However, due to the termination of employees associated with the shutdown we were forced to expend resources to attract, hire and train completely new staff for preparation of the re-launchings. Notwithstanding the re-openings, customer traffic and demand at our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations failed to rebound to pre-closure levels due to COVID-19 and the pandemic’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective on October 25, 2020, we discontinued operations of both our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations.

VISSIA Service Offerings

Our VISSIA med spas were Texas based, physician-supervised medical spa & wellness clinics. When operational, VISSIA offers the following products and services:

●	Stem Cell Therapy	●	Acne & Acne Scar Reduction
●	Laser Hair Removal	●	Testosterone Replacement Therapy
●	PRP Facial (Vampire Facial)	●	Hair Restoration
●	Novo Lipo (Body Contouring)	●	Botox & Fillers
●	Laser Vein Removal	●	Facials & Peels
●	Cellulite Reduction	●	Weight Loss Solutions
●	Stretch Mark Reduction	●	IV Therapies

41

Medical Spa Marketing Strategy

When operational, VISSIA marketed its products and services to both men and women that are conscience about fitness, health, wellness and aesthetics.

When operational, VISSIA deployed unique, proven marketing strategies through social media with both sponsored and paid advertisements as well as the use of local brand ambassadors and influencers. VISSIA experienced a lot of success by placing marketing materials in nearby retail establishments and utilizing cross marketing relationships with other vendors and retailers that market to similar demographics.

Competition

The health, wellness, fashion and medical spa industries are highly competitive with new locations, brands and facilities being established on a frequent basis. The industries continue to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in the development of health and wellness services and products. In addition, our services and products compete with service and product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we or our collaboration partners have.

Specifically, and as it relates to medical spas, there are both many independently operated locations as well as doctor’s offices that provide some or all of the services that we provide. At the same time, the demand and the number of individuals – both men and women – that are seeking medical spas for a variety of health, wellness and cosmetic/aesthetic type treatments and solutions has increased dramatically over the past several years. With medical spa treatments, such as laser hair removal and Botox injections, becoming more available, desirable, and affordable, demand for these services has dramatically increased.

CAPITOL CITY SOLUTIONS, USA, INC. – 100% OWNED

On September 17, 2019, the Company formed and organized Capitol City Solutions USA, Inc. (“CCS”) in the State of Texas to act as a general contracting and construction company focused on the remodeling, general construction and interior finish of both the Company’s newly established med spa locations as well as to market to other commercial real estate projects within the United States.

Service Offerings

CCS currently offers a variety of general contracting services to oversee the entirety of commercial construction projects and manage all phases of construction. These areas can range from permitting, roofing and exterior construction or remodeling, to interior finish out, including but not limited to cabinetry, drywall, plumbing and electrical. CCS primarily utilizes the services of its sub-contractors in order to perform its services and in some instances will perform various construction related tasks with its own work force in order to improve its project specific margins and profitability.

Marketing Strategy

CCS has primarily relied on word of mouth and existing relationships in order to market and secure its services and obtain access to viable projects. Additional strategies include the utilization of search engine optimization (SEO) marketing on its website at www.capitolcitysolutionsusa.com (which includes information the Company does not desire to incorporate by reference into this prospectus) and other social media outlets to reach out to both commercial developers and multi-family property owners and developers to solicit additional projects. Due to its current resources, CCS is currently limiting its marketing initiatives for projects located within the State of Texas.

42

Competition

The general contracting and construction industry is highly competitive with many larger, more established construction companies vying and marketing for the same projects as CCS. Many of these competitors and potential competitors have substantially greater financial, technological, managerial, technical and development resources and experience than we have. Some of these competitors and potential competitors have more experience than we have in all aspects of construction from both a new construction development and commercial remodeling.

LEGEND NUTRITION, INC. – 100% OWNED

On September 23, 2019, the Company formed and organized Legend Nutrition, Inc. (“Legend Nutrition”) in the State of Texas to act as a new brand of retail vitamin and supplement stores to be branded and marketed as Legend Nutrition.

October 18, 2019, Legend entered into an Asset Purchase Agreement to acquire all of the assets associated with and related to a retail vitamin, supplements and nutrition store located in McKinney, Texas and previously identified and doing business as “Ideal Nutrition.” Pursuant to the Asset Purchase Agreement, Legend purchased a variety of assets including software, contracts, bank and merchant accounts, products, inventory, computers, security systems and other intellectual properties.

Product and Service Offerings

Legend Nutrition operated a 1,500 square foot retail store offering a variety of vitamin & nutritional supplements as well as nutritional and weight loss plans through a consultative approach with each and every customer. Legend Nutrition’s products included, but were not limited to, a variety of workout related supplements such as vitamins, protein powders, pre-workout powders, and post-workout supplements that focus on muscle and overall health recovery. Legend Nutrition was located at 2851 Craig Drive, Suite #204, McKinney, Texas 75070.

Legend Nutrition sold, marketed and catered to an audience of health conscience and minded individuals including, but not limited to, athletes, sports enthusiasts and bodybuilders. Legend Nutrition deployed a number of marketing strategies in order to attract local customers to its retail store. The most effective marketing strategy was been the use of promotional marketing materials, such as Legend Nutrition branded t-shirts, which were distributed to its customers free of charge. Customers would wear these t-shirts when they work out at their local gym and were encouraged to post pictures and tag Legend Nutrition on various social media applications. Legend Nutrition has also set up displays at local gyms and other local retail establishments to promote its various products and services.

The MedSpas were forced to close during the second and third quarters of 2020, and the Company discontinued such operations during the fourth quarter of 2020. Legend Nutrition was able to remain open as an essential business as we sold vitamins and other nutritional supplements. Though the store was able to remain open, the store saw a deep decline in sales due to social distancing orders and decreases in customers who are willing to venture out to brick and mortar establishments. Legend Nutrition’s lease was up January 31, 2021, and the Company chose to not renew the lease, closed the store, and will not continue in this line of business moving forward.

LIFE GURU, INC. – 51% OWNED

On May 15, 2020, the Company acquired a 51% interest in Life Guru, Inc., a Delaware corporation. Life Guru owns the website www.LifeGuru.me – a website dedicated to providing an online platform to connect consumers to a variety of mentors, professionals, life coaches and career coaches (which includes information the Company does not desire to incorporate by reference into this prospectus). The LifeGuru.me website was fully launched on or before March 1, 2021. For the year ended December 31, 2020, we had an impairment loss of $670,488 primarily attributable to the investment in LifeGuru, which was impaired due to limited activities to date and uncertain future cash flows.

43

ZIPDOCTOR, INC. – 100% OWNED

On April 28, 2020, the Company incorporated a wholly-owned subsidiary, ZipDoctor, Inc. (“ZipDoctor”) in the State of Texas. ZipDoctor plans to provide its customers with unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists via a newly developed, monthly subscription based online telemedicine platform. ZipDoctor’s online telemedicine platform is available to customers across the United States and offers bilingual coverage (both English and Spanish), with virtual visits taking place either via the phone or through a secured video chat platform. ZipDoctor customers subscribe through the website and are only required to pay a low monthly fee, which is determined based on if they are an individual, a couple, or a family. ZipDoctor is currently being sold on a direct-to-consumer basis with an emphasis on digital marketing and advertising. The Company intends to shift the business model to focus on offering ZipDoctor’s services to small to medium size companies to provide its telemedicine services to their employees as an employment health benefit. The Company launched the platform in the third quarter of 2020 and has generated nominal revenues to date.

EPIQ MD, INC. – 100% OWNED

On October 23, 2020, the Company incorporated a wholly-owned subsidiary, EPIQ MD, Inc. (“EPIQ MD”) in the State of Nevada. EPIQ MD is planned to be a direct to consumer, telemedicine and healthcare company targeting the over approximately 76 million Americans who are uninsured or underinsured; this includes, but is not limited to the working class, middle income and upper middle-income demographics. The EPIQ MD service offering is planned to be a convergence of primary care telemedicine, preventative care services and wellness programs – under one brand and on one platform. The EPIQ MD services are planned to be sold directly to consumers using a direct sales model and utilizing brand ambassadors. EPIQ MD is currently in development mode and anticipates a soft launch in the 2nd quarter of 2021.

* * * * * *

The Company intends to continue to grow its business both organically and through identifying acquisition targets over the next 12 months in the telemedicine, life coaching, and wellness space. As these opportunities arise, the Company will determine the best method for financing its growth which may include the issuance of additional debt instruments, common stock, preferred stock, or a combination thereof, any one or more of which may cause significant dilution to existing shareholders.

Organizational Structure

COVID-19 Outlook

The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies, the market for health spa services, nutrition supplements and our other business offerings during the end of the first quarter of 2020, and continuing through the end of 2020 and into 2021. Government mandated ‘stay-at-home’ and similar orders have to date, and may in the future, prevent us from staffing our spas and construction services, and prohibit us from operating altogether. As discussed above, we made the decision to discontinue operations of our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations.

Additionally, our Legend Nutrition store saw a deep decline in sales due to social distancing orders and decreases in customers who are willing to venture out to brick-and-mortar establishments. Legend Nutrition’s lease was up January 31, 2021, and the Company chose to not renew the lease, closed the store, and will not continue in this line of business moving forward.

44

As of the date of this prospectus, our operations are limited, and consist mainly of Capitol City Solutions USA, Inc., ZipDoctor, Inc., LifeGuru, Inc., and EPIQ MD, Inc.

Moving forward, economic recessions, including those brought on by the continued COVID-19 outbreak may have a negative effect on the demand for our services and our operating results. Any prolonged disruption to our operations or work force available is likely to have a significant adverse effect on our results of operations, cash flows and ability to meet continuing debt service requirements. We have also experienced delays in completing construction projects due to the effects of COVID-19. All of the above may be exacerbated in the future as the COVID-19 outbreak and the governmental responses thereto continues.

Employees

We currently have a total of six full-time employees and two part time employees. Our compensation programs are designed to align the compensation of our employees with performance and to provide the proper incentives to attract, retain and motivate employees to achieve superior results. The structure of our compensation programs balances incentives earnings for both short-term and long-term performance such as incentive bonuses and flexible. schedules. The Company believes that its rich culture of inclusion and diversity enables it to create, develop and fully leverage the strength of its workforce to exceed customer expectation and meet its growth objectives. The Company places a high value on diversity and inclusion. We also utilize numerous outside consultants. Our future success will depend partially on our ability to attract, retain and motivate qualified personnel. We are not a party to any collective bargaining agreements and have not experienced any strikes or work stoppages. We consider our relations with our employees to be satisfactory.

Government Regulation

The health care industry is subject to extensive federal, state and local laws and regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities and services, payment for services and prices for services that are extremely complex and for which, in many instances, the industry does not have the benefit of significant regulatory or judicial interpretation. We will also be subject to regulation regarding sale of our products online and solicitation of clients thereby, as well as through our general contractor business and the licensing and code requirements relating thereto.

Available Information

We are subject to the information and reporting requirements of the Exchange Act, under which we file periodic reports, proxy and information statements and other information with the Commission. Copies of the reports, proxy statements and other information may be examined without charge on the Internet at https://www.sec.gov.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on our website at https://amihcorp.com/investors/. Copies of documents filed by us with the SEC are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 7950 Legacy Drive, Suite 400, Plano, Texas 75024. Our website address is https://amihcorp.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

Description of Property

EPIQ MD, INC.

On February 24, 2021, EPIQ MD entered into a short term, six-month lease agreement with Venture X to lease and occupy approximately 1,200 square feet of office space at a rate of $3500 per month located at 7950 Legacy Drive, Suite 400, Plano, Texas 75024. The lease commenced on March 1, 2021 and expires on August 31, 2021. The lease contains an auto renewal feature unless notice of termination is provided ninety (90) days in advance. The Company has deemed this office space to serve as its corporate headquarters and believes this space to be adequate for the purposes of our operations.

45

VISSIA MCKINNEY, LLC

On June 11, 2018, VISSIA McKinney, LLC. (f/k/a Novopelle Diamond, LLC) entered into a Lease Agreement with The Shops at Lake Forest, LLC to lease and occupy approximately 1,400 square feet of commercial retail space located at 5000 Collin McKinney Parkway, Suite 150, McKinney, Texas 75070, to operate a MedSpa (the “McKinney Lease Agreement”).

Lease Term - The McKinney Lease Agreement has a term of seven (7) years and commenced ninety (90) days from the date of the signing of the McKinney Lease Agreement.

Base, Additional and Percentage Rent Expense - The annual base rent is $43,400, or $31 per square foot, and increases at a rate of two percent (2%) per annum until the end of the lease term (the “Base Rent”). In addition to the Base Rent, VISSIA McKinney is required to reimburse the landlord for its pro-rata share of all real estate taxes and assessments, hazard and liability insurance and common area maintenance costs for the entire shopping center (the “Additional Rent” or “Triple Net”). At execution of the McKinney Lease Agreement, the Additional Rent was estimated at $6.50 per square foot per year.

Security Deposits - Upon the execution of the McKinney Lease Agreement, VISSIA McKinney agreed to prepay the first full month’s Base Rent plus Triple Net charges along with a security deposit equal one (1) month Base Rent plus Triple Net charges paid upon lease execution.

Tenant Improvement Allowance - The Landlord provided VISSIA McKinney with a Tenant Improvement Allowance of $27.00 per square foot, or approximately $37,800, towards improvements to the leased premises that are affixed and permanent in nature. The Tenant Improvement Allowance was paid by Landlord to VISSIA McKinney upon the completion of construction work performed and satisfactory inspection of such.

Utilities and Maintenance - VISSIA McKinney is responsible for all utility charges as well as all maintenance of the leased premises including, but not limited to, the mechanical, electrical and plumbing systems. The Landlord is responsible for maintenance of the roof, exterior walls and structural integrity of the building, which comprises the leased premises, and the common areas of the Shopping Center including, but not limited to, the parking areas.

We are currently in default of the terms of this lease as we failed to make the required payments due thereunder since January 2021.

VISSIA WATERWAY, INC.

On November 6, 2019, VISSIA Waterway, Inc. (f/k/a Novopelle Waterway, Inc.) entered into a Lease Agreement with 20 & 25 Waterway Holdings, LLC to lease and occupy approximately 1,254 square feet of commercial retail space located at 25 Waterway, Suite 150, The Woodlands, Texas to operate a MedSpa (the “Waterway Lease Agreement”).

Lease Term - The Waterway Lease Agreement has a term of five (5) years beginning on February 25, 2020.

Base, Additional and Percentage Rent Expense - The annual base rent is $53,922, or $43 per square foot, and increases at a rate of three percent (3%) per annum until the end of the lease term (the “Base Rent”). In addition to the Base Rent, VISSIA Waterway is required to reimburse the landlord for its pro-rata share of all real estate taxes and assessments, hazard and liability insurance and common area maintenance costs for the entire shopping center (the “Additional Rent” or “Triple Net”). At execution of the Waterway Lease Agreement, the Additional Rent was estimated at $15.59 per square foot per year.

In addition to both the Base Rent and Additional Rent, VISSIA Waterway is required to pay to Landlord a percentage rent equal to six percent (6%) of gross sales generated by VISSIA Waterway (the “Percentage Rent”). The Percentage Rent is only required to be paid to the landlord once VISSIA Waterway has exceeded $1,000,000 in gross sales for each calendar year during the term.

46

Security Deposits - Upon the execution of the Waterway Lease Agreement, VISSIA Waterway agreed to prepay the first full month’s Base Rent plus Triple Net charges along with a security deposit equal to the last three (3) months Base Rent plus Triple Net charges paid upon lease execution, provided however, that the landlord has agreed to refund two (2) months of the security deposit back to VISSIA Waterway after the third (3rd) month, which refund is not is not currently due until three consecutive rent payments have been made. Such rent payments have been delayed due to COVID-19 issues.

Tenant Improvement Allowance - The Landlord provided VISSIA Waterway with a Tenant Improvement Allowance of $10.00 per square foot, or $12,540, towards improvements to the leased premises.

Utilities and Maintenance - VISSIA Waterway is be responsible for all utility charges as well as all maintenance of the leased premises including, but not limited to, the mechanical, electrical and plumbing systems. The Landlord is responsible for maintenance of the roof, exterior walls and structural integrity of the building, which comprises the leased premises, and the common areas of the Shopping Center including, but not limited to, the parking areas.

We are currently in default of the terms of this lease as we failed to make the required payments due thereunder since November 2020.

LEGEND NUTRITION, INC.

In connection with the Asset Purchase Agreement dated October 18, 2019, the Company is making lease payments in connection with Legend Nutrition Inc.’s lease. Legend Nutrition, Inc. currently leases and occupies approximately 1,206 square feet of commercial retail space located at 2851 Craig Drive, Suite #204, McKinney, TX 75070 (the “Legend Nutrition Lease Agreement”). The Legend Nutrition Lease Agreement has a term of five (5) years commencing on January 8, 2016 and ends in January, 2021. The annual base rent is $31,959 and Legend Nutrition is required to reimburse the landlord for its pro-rata share of all real estate taxes and assessments, hazard and liability insurance and common area maintenance costs for the entire shopping center (the “Additional Rent” or “Triple Net”). Legend Nutrition was to be responsible for all utility charges as well as all maintenance of the leased premises including, but not limited to, the mechanical, electrical and plumbing systems. The Landlord is responsible for maintenance of the roof, exterior walls and structural integrity of the building, which comprises the leased premises, and the common areas of the Shopping Center including, but not limited to, the parking areas. Legend Nutrition’s lease was up January 31, 2021, and the Company did not renew the lease, closed the store, and will not continue in this line of business moving forward.

NOVOPELLE TYLER, INC.

On January 6, 2020, Novopelle Tyler, Inc. (“Novopelle Tyler”) entered into a Lease Agreement with Asher Park, LLC to lease and occupy approximately 1,900 square feet of commercial retail space located in Tyler, Texas to operate a planned new Novopelle MedSpa location.

Lease Term - The Lease Agreement was to have a term of 60 months (or five (5) years), and commence 120 days from the later of the fully executed Lease Agreement, delivery of premises, and delivery of a construction permit from the City of Tyler, which did not occur. This lease was terminated in August 2020.

47

CAPITOL CITY SOLUTIONS USA, INC.

On January 3, 2020, Capitol City Solutions USA, Inc. (“CCS”) entered into a Lease Agreement with Asher Park, LLC to lease and occupy approximately 1,516 square feet of commercial office space located in Tyler, Texas to be used for CCS’s corporate offices and headquarters.

Lease Term – The Lease Agreement has a term of 60 months ((5) years) and 29 days, commences on January 3, 2020 and ends on January 31, 2025. The property is move in ready and the Lease Agreement does not provide for any tenant improvement allowances.

Base, Additional and Percentage Rent Expense – The annual base rent is $27,288, or $18 per square foot, for the term of the Lease Agreement. In addition to the base rent, CCS is required to reimburse the landlord for its pro-rata share of all real estate taxes and assessments, hazard and liability insurance and common area maintenance costs for the entire shopping center. At execution of the Lease Agreement, such additional rent was estimated at $6.00 per square foot per year.

Security Deposits – Upon the execution of the Lease Agreement, CCS agreed to pay a security deposit equal to the full first month’s base rent plus estimated additional rent charges in the amount of $3,032.

Utilities and Maintenance – CCS is responsible for all utility charges as well as all maintenance of the leased premises including, but not limited to, the mechanical, electrical and plumbing systems. The Landlord is responsible for maintenance of the roof, exterior walls and structural integrity of the building, which comprises the leased premises, and the common areas of the Shopping Center including, but not limited to, the parking areas.

Legal Proceedings

In the ordinary course of business, the Company may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company believes the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

Robert Holden vs AMIH

On October 14, 2019, Robert Holden, the Company’s former CEO, filed a Petition and Application for Temporary Restraining Order in the District Court of Harris County, Texas against the Company stating that the Company is blocking Mr. Holden’s legal right to trade his shares in the open market and further attempting to stake his claim that he maintains his rights to the 3,800,000 shares he received in connection with his acceptance as CEO of the Company on or around May 31, 2018. The Company is maintaining the position that Mr. Holden does not have the right to those shares as he was in breach of his obligation to convey a digital marketing business to the Company and subsequently resigned from the Company shortly thereafter, on or around August 15, 2018 and that he procured the shares through fraud. On November 11, 2019, the Company issued a response with a Motion to Dismiss Under the Texas Citizen’s Participation Act (TCPA) citing that any declaratory judgment and breach of contract claims be dismissed unless Mr. Holden can, through “clear and specific evidence”, establish a prima facie case for each essential element of his claims. After an attempt to remand the case to federal court, the Company filed an amended notice of submission for its TCPA motion for submission on May 18, 2020, whereby Holden failed to respond to the motion in a timely manner. On May 18, 2020, the Company filed a response in support of its motion to dismiss under the TCPA, which was denied on June 3, 2020. Immediately thereafter, on June 4, 2020, the Company filed a notice of accelerated interlocutory appeal to appeal the denial of the motion to dismiss under the TCPA and the trial court’s failure to rule on the Company’s objection to the timeliness of Holden’s response. The outcome of this action, and the ultimate outcome of the lawsuit is currently unknown at this time, provided that the Company intends to vehemently defend itself against the claims made in the lawsuit.

48

AMIH vs. Winfred Fields

On November 11, 2019, the Company filed an original petition and jury demand against Winfred Fields, a shareholder, in the 458th Judicial District Court of Fort Bend County seeking damages related to breach of contract and fraud related charges. The Company executed an exchange agreement with Mr. Fields on or around April 12, 2019 whereby Mr. Fields was required to tender to the Company a total of 650,000 of the 750,000 shares of the Company’s common stock that Mr. Fields then owned (the “Exchanged Shares”) in exchange for a promissory note with a maturity date of April 12, 2021 payable in the amount of $42,500 (the “Fields Note”). The Exchange Agreement required that Mr. Fields immediately return the stock certificates for the Exchanged Shares to the Company or its designated agent for immediate cancellation and for Mr. Fields to retain the remaining 100,000 shares. Mr. Fields agreed in the Exchange Agreement that these shares would not become unrestricted until such time as Mr. Fields received an opinion of counsel satisfactory to the Company that the shares were not restricted for trade under SEC regulations. After executing the Exchange Agreement, Mr. Fields—rather than return the Exchanged Shares or obtain said opinion of counsel—attempted to deposit and trade the Exchanged Shares and the restricted shares, which was a direct violation of the Exchange Agreement. The Company asserts that Mr. Fields knowingly, willingly and fraudulently attempted to deposit and trade the Exchanged Shares and is seeking damages and equitable relief. Upon several attempts to serve Mr. Fields, service was perfected on or around February 3, 2020. On March 2, 2020, Mr. Fields filed a response generally denying all claims. On May 22, 2020, the Company filed its first request for production and request for disclosure and discovery insisting that Mr. Fields produce all documentation related to the fraudulent transaction and is awaiting a response to these requested discovery items. The outcome of this action is currently unknown at this time. In November 2019, the Company recovered 650,000 shares from Mr. Fields which were cancelled in 2019.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on the OTCQB Market maintained by OTC Markets Group Inc. under the symbol “AMIH”. Until recently the market for our common stock has been highly illiquid and sporadic. For the periods indicated, the following table sets forth the high and low sales prices per share of our common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal 2021		Fiscal 2020		Fiscal 2019
	High	Low	High	Low	High	Low
First Quarter ended March 31	$0.58	0.14	$0.75	$0.13	$2.40	$1.00
Second Quarter ended June 30	$0.23	0.10	$0.39	$0.12	$2.00	$1.00
Third Quarter ended September 30(1)	$0.13	0.10	$0.33	$0.12	$2.00	$1.00
Fourth Quarter ended December 31	$—	—	$0.45	$0.06	$2.40	$0.61

(1) Through July 23, 2021.

As of July 23, 2021, our shares of common stock were held by approximately 254 stockholders of record.

49

Dividends

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short-term and long-term cash availability, working capital, working capital needs, and other factors as determined by our board of directors (currently consisting solely of Jacob D. Cohen). Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2020, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	$-	-
Equity compensation plans not approved by security holders	-	-	7,565,000
Total		$	$7,565,000

Stock Option Plan

On July 5, 2019, the board of directors adopted and approved a 2019 Stock Option and Incentive Plan (the “Plan”). The Plan is intended to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. The maximum number of shares available to be issued under the Plan is currently 10,000,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future. The Company has issued 2,435,000 shares of common stock under the Plan as of December 31, 2020.

The Plan is administered by the Company’s board of directors. Persons eligible to participate in the Plan must: (i) be a natural person, (ii) provide bona fide services to the Company, and (iii) provide services to the Company that services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the registrant’s securities. All grants under the Plan are intended to comply with the requirements under Internal Revenue Code Section 409A and activities under the Plan will be administered accordingly.

Options granted under the Plan are evidenced by agreement between the recipient and the Company, subject to the following general provisions:(i) a recipient of employee stock option may not exercise any options which would cause him/her/it to hold more than 4.9% of the Company’s issued and outstanding common or voting stock, unless such limitation is waived by providing 61 days’ written notice to the Company, but in no event may exercise options that would cause such recipient to hold more than 9.9% of the Company’s issued and outstanding common or voting stock; and (ii) the term of stock options shall be limited to a maximum of two years, unless otherwise approved by the board of directors.

50

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Introduction

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is provided in addition to the accompanying financial statements and notes to assist readers in understanding our results of operations, financial condition, and cash flows. MD&A is organized as follows:

●	Results of Operations.

●	Liquidity and Capital Resource.

●	Critical Accounting Estimates.

The following discussion should be read in conjunction with the American International Holdings Corp. financial statements and accompanying notes included elsewhere in this prospectus.

All references to years relate to the fiscal year ended December 31 of the particular year.

This information should be read in conjunction with the interim unaudited financial statements and the notes thereto included in this prospectus.

Results of Operations

Three Months Ended March 31, 2021, compared to Three Months Ended March 31, 2020

Revenue

We had revenues of $9,133 for the three months ended March 31, 2021, respectively, compared to revenues of $3,296,583, for the three ended March 31, 2020, respectively. The significant decrease in revenues in 2021 was due primarily to two construction contracts for an apartment and clubhouse rebuild at Gateway Village, Texas, and the replacement of a roof replacement at Port Arthur, Texas. There were no active construction contracts for the 1st quarter of 2021.

We recognized revenues in accordance with Accounting Standards Codification (ASC) Topic 606. A five-step process has been designed for the individual or pool of contracts to keep financial statements focused on this principle. Revenues from fixed-price and cost-plus contracts are recognized on the percentage of completion method, whereby revenues on long-term contracts were recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method was used because management considered it to be the best available measure of progress on these contacts. Revenues from cost-plus-fee contracts were recognized on the basis of costs incurred during the period plus the fee earned, measured on the cost-to-cost method. Revenues from time-and-material and rate chart contracts were recognized currently as work is performed. During the three months ended March 31, 2021, we recognized revenues of $9,133 in connection with membership income from ZipDoctor. The revenues during the three months ended March 31, 2020, were primarily generated from two construction contracts for an apartment and clubhouse rebuild at Gateway Village, Texas and the replacement of a roof in Port Arthur, Texas.

Cost of Revenues

We had cost of revenues of $3,500, for the three months ended March 31, 2021, compared to cost of revenues of $2,151,169, for the three months ended March 31, 2020. Cost of revenues include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. Claims for additional contract revenue are recognized when realization of the claim is probable and the amount can be reasonably determined.

The cost of revenues in the three months ended March 31, 2020 were primarily attributable to our two construction contracts for an apartment and clubhouse rebuild at Gateway Village, Texas and the replacement of a roof in Port Arthur, Texas.

Cost of revenues as a percentage of revenues was 38% for the three months ended March 31, 2021, compared to 65.3% the three months ended March 31, 2020. Cost of revenues as a percentage of revenue decrease for the three months ended March 31, 2021, compared to the prior periods in 2020, due primarily to the two construction contracts for an apartment and clubhouse rebuild at Gateway Village, Texas and the replacement of a roof in Port Arthur, Texas.

Operating Expenses

General and administrative expenses were $5,334,689 and $1,055,161 for the three months ended March 31, 2021 and 2020, respectively. The increase in 2021 was due primarily to stock-based compensation in the amount of $4,223,390 during the three months ended March 31, 2021, professional expenses incurred because of being a public company (for legal, financial reporting, accounting and auditing compliance).

Other Expenses

During the three months ended March 31, 2021 and 2020, we incurred interest expense of $104,519 and $25,067, respectively, of which $539 and $1,051, respectively, were recorded as imputed interest in connection with related party loans.

Amortization of debt discount was $940,102 and $69,168 during the three months ended March 31, 2021 and 2020, respectively.

We had a loss of $923,258 and $26,937 during the three months ended March 31,2021 and 2020, respectively, due to change in derivative liabilities. See also “Note 13 – Derivative Liabilities”, to the notes to unaudited financial statements included herein for the three months ended March 31, 2021 and 2020, under the “Index to Financial Statements”.

Discontinued operations

Customer traffic and demand at our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations which were re-opened after mandatory closures associated with COVID-19 in June and August 2020, respectively, failed to rebound to pre-closure levels due to COVID-19 and the pandemic’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective in October 2020, we made the decision to close both our VISSIA Waterway, Inc. and VISSIA McKinney locations and discontinued such operations. While such locations are closed, they are not generating any revenue. The continuing expenses, without corresponding revenues, may have a significant negative affect on our results of operations and cash flows. Separately, Legend Nutrition’s lease was up January 31, 2021, and the Company chose not to renew the lease, closed the store, and not continue in that line of business moving forward.

51

VISSIA Waterway, Inc., VISSIA McKinney LLC and Legend Nutrition (collectively referred to as “Discontinued Subsidiaries”) have been presented as discontinued operations in the accompanying consolidated financial statements.

The operating results for Discontinued Subsidiaries have been presented in the accompanying consolidated statement of operations for the three months ended March 31, 2021 and 2020, as discontinued operations and are summarized below:

	Years Ended March 31,
	2021	2020
Revenue	$2,530	$113,432
Cost of revenue	0	53,449
Gross Profit	2,530	59,983
Operating expenses	20,142	158,268
Loss from operations	(17,612)	(98,285)
Other Expenses	(0)	(1,008)
Net loss	$(17,612)	$(99,293)

	As of
	March 31, 2021	December 31, 2020
Assets of discontinued operations - current	$12,760	$10,061
Assets of discontinued operations - intangible	-	-
Assets of discontinued operations – non-current	103,448	113,645
Net liabilities of discontinued operations	$535,978	$566,552

Net Loss

We had a net loss of $7,354,994, or $0.10 per share from continuing operations and $17,612 or $0.00 per share from discontinued operations during the three months ended March 31, 2021, totaling an aggregate of $7,372,606 or $0.10 per share in total net loss. We had a net loss of $30,619, or $0.00 per share from continuing operations and $99,293 or $0.00 per share from discontinued operations during the three months ended March 31, 2020, for a total net loss of $129,912 or $0.00. The increase in net loss in 2021 was primarily attributable to non-cash expenses in connection with stock-based compensation, amortization of debt discount, the change in derivative values associated with outstanding convertible debt, impairment loss due to the investment in Life Guru, and settlement loss in connection with the common shares issued for notes settlement, offset by the increase in gross profit, each as discussed above.

Year Ended December 31, 2021, compared to Year Ended December 31, 2020

Revenues

We had revenues of $5,797,629 and $1,699,886 for the years ended December 31, 2020 and 2019, respectively. The significant increase in revenues in 2020 was due primarily to two construction contracts for an apartment and clubhouse rebuild at Gateway Village, Texas, and the replacement of a roof replacement at Port Arthur, Texas. The total revenues generated by such contracts totaled $7,333,264 from the 4th quarter of 2019, through the end of 2020.

We recognized revenues in accordance with Accounting Standards Codification (ASC) Topic 606. A five-step process has been designed for the individual or pool of contracts to keep financial statements focused on this principle. Revenues from fixed-price and cost-plus contracts are recognized on the percentage of completion method, whereby revenues on long-term contracts were recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method was used because management considered it to be the best available measure of progress on these contacts. Revenues from cost-plus-fee contracts were recognized on the basis of costs incurred during the period plus the fee earned, measured on the cost-to-cost method. Revenues from time-and-material and rate chart contracts were recognized currently as work is performed. During the years ended December 31, 2020 and 2019, we recognized revenues of $5,795,629 and $1,699,886, respectively, in connection with these two construction contracts.

Cost of Revenues

We had cost of revenues of $4,852,631 and $1,519,941 during the years ended December 31, 2020 and 2019, respectively. Cost of revenues include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. Claims for additional contract revenue are recognized when realization of the claim is probable and the amount can be reasonably determined.

52

Cost of revenues as a percentage of revenues was 83.7% and 89.4% for the years ended December 31, 2020 and 2019, respectively. Cost of revenues as a percentage of revenue in 2020 was approximately the same as 2019 due primarily to the two construction contracts for an apartment and clubhouse rebuild at Gateway Village, Texas and the replacement of a roof in Port Arthur, Texas.

Operating Expenses

General and administrative expenses were $4,329,730 and $3,044,851 during the years ended December 31, 2020 and 2019, respectively. The increase in 2020 was due primarily to stock-based compensation in the amount of $2,860,813, which was $2,303,390 in 2019, and rental expenses of $61,099 (excluding discontinued operations), which was $0 in 2019. The increase in general and administrative expenses in 2020 was also due to a new subsidiary launched in August 2020 to provide its customers with unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists via a newly developed, monthly subscription based online telemedicine platform.

Other Expenses

During the years ended December 31, 2020 and 2019, we incurred interest expense of $219,202 and $60,862, respectively, of which $3,345 and $8,995, respectively, were recorded as imputed interest in connection with related party loans.

Amortization of debt discount was $777,964 and $76,230 during the years ended December 31, 2020 and 2019, respectively.

We had a loss of $107,574 and $147,495, respectively, due to change in derivative liabilities during the years ended December 31, 2020 and 2019. See also “Note 12 – Derivative Liabilities”, in the notes to unconsolidated financial statements for the years ended December 31, 2020 and 2019, included herein under “Index to Financial Statements”.

We also had an impairment loss of $670,488 primarily attributable to the investment in Life Guru, an impairment loss of $631,541 attributable to discontinued operations, and settlement loss of $1,155,685 in connection with the common shares issued for notes settlement in 2020. We had neither impairment loss, nor settlement loss in 2019.

53

Discontinued operations

As discussed above, the Discontinued Subsidiaries the operating results for Discontinued Subsidiaries have been presented in the accompanying consolidated statement of operations for the years ended December 31, 2020 and 2019, as discontinued operations and are summarized below:

	Years Ended December 31,
	2020	2019
Revenue	$311,672	$214,101
Cost of revenue	205,742	107,195
Gross Profit	105,930	106,906
Operating expenses	587,580	178,340
Loss from operations	(481,650)	(71,434)
Other Expenses	(722,135)	(9,054)
Net loss	$(1,203,785)	$(80,488)

	As of
	December 31, 2020	December 31, 2019
Assets of discontinued operations - current	$10,061	$96,997
Assets of discontinued operations - intangible	-	59,689
Assets of discontinued operations – non-current	113,645	427,073
Net liabilities of discontinued operations	$566,552	$419,680

Net Loss

We had a net loss of $6,185,747, or $0.17 per share from continuing operations and $1,154,142 or $0.03 per share from discontinued operations during the year ended December 31, 2020, totaling an aggregate of $7,339,889 or $0.20 per share in total net loss. We had a net loss of $3,131,760, or $0.12 per share from continuing operations and $80,488 or $0.00 per share from discontinued operations during the year ended December 31, 2019, for a total net loss of $3,212,248. The increase in net loss in 2020 was primarily attributable to non-cash expenses in connection with stock-based compensation, amortization of debt discount, the change in derivative values associated with outstanding convertible debt, impairment loss due to the investment in Life Guru, and settlement loss in connection with the common shares issued for notes settlement, offset by the increase in gross profit, each as discussed above.

Liquidity and Capital Resources

As of March 31, 2021 and December 31, 2020, the Company had total assets of $669,941 and $265,522, respectively, including $116,208 and $123,706 of assets of discontinued operations, respectively.

As of March 31, 2021 and December 31, 2020, the Company had total liabilities of $3,122,957 and $1,477,996, respectively, which consisted of accounts payable, accrued interest and accrued compensation in the amount of $192,986 and $214,721, respectively, rights-of-use liability of $81,437 and $87,653, respectively, convertible notes payable (net of discount) and loans payable to related parties and non-related parties (net of discount) in the amounts of $87,447, $55,000 and $129,726, respectively, and derivative liabilities of $2,040,383 and $517,366, respectively. We also had $535,978 of net liabilities related to the Discontinued Operations. The Company had a total stockholders’ deficit of $2,453,016 and $1,391,007 as of March 31, 2021 and December 31, 2020, respectively.

During the three months ended March 31, 2021, net cash used in operating activities was $652,066, compared to net cash used by operating activities of $806,363 for the three months ended March 31, 2020. Negative cash flows during the three months ended Mach 31, 2021, were due primarily to the net loss of $7,372,606, plus the decrease in billing in excess of costs and estimated earnings by $1,283,506, partially offset by non-cash expenses, including stock-based compensation of $4,223,390, amortization of debt discount of $940,102, derivatives expenses of $1,356,439, change in derivatives liabilities of $433,181, loss on loans settlement by $58,059 and in process research and development of $601,852. Comparatively, negative cash flows during the three months ended March 31, 2020, were due primarily to non-cash expenses, including stock-based compensation of $640,000, amortization of debt discount of $69,168, changes in derivative liabilities of $26,937, plus the increase in billing in excess of costs and estimated earnings of $1,283,506, offset by our net loss of $129,912.

During the three months ended March 31, 2021 and 2020, we had cash used in investing activities of $0 and $43,966, respectively. The net cash used in investing activities in 2020 was solely attributable to capital expenditures for property and equipment.

54

During the years ended March 31, 2021 and 2020, net cash flows provided by financing activities were $1,067,834 and $152,923, respectively, primarily attributable to the proceeds from notes payable to related parties and non-related parties during the respective periods. We had proceeds of $9,820 from related party borrowings and proceeds of $1,363,000 from non-related party borrowings in the three-months ended March 31, 2021, compared to proceeds of $0 and $150,000 respectively, in the three months ended March 31, 2020. We made repayments of $27,486 to related party borrowings and repayments of $377,500 to non-related party borrowings in the three months ended March 31, 2021, compared to repayments of $41,077 and $2,500, respectively, in 2020. We had proceeds of $100,000 from sales of stock in 2021 (which shares of stock were sold in connection with our Regulation A offering (discussed below)), which was $46,500 in 2020.

We had cash of $437,909 and a working capital deficit of $2,663,083, as of March 31, 2021. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations and pay outstanding liabilities. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

To date we have sold 200,000 shares of our common stock in consideration for $100,000 in cash through our Regulation A offering, which relates to the sale of up to 10,800,000 shares of our common stock at a price of $0.50 per share; and (b) 2,730,548 shares of our common stock in exchange for the conversion of $502,050 in debt.

On June 24, 2021, the Company closed the transactions contemplated by a Securities Purchase Agreement dated June 24, 2021 (the “Purchase Agreement”), which was entered into with two accredited institutional investors (collectively, the “Investors”), for the sale of convertible promissory notes.

Pursuant to the Purchase Agreement, the Company agreed to sell 6% Original Issue Discount Senior Secured Convertible Promissory Notes in an aggregate principal amount of $537,916 (the “Notes”) and warrants to purchase up to an aggregate of 2,670,000 shares of the Company’s common stock (the “Warrants”) to the Investors and entered into a Registration Rights Agreement (the foregoing, collectively with the Purchase Agreement, Notes and Warrant, the “Transaction Documents”). The Purchase Agreement includes indemnification obligations of the Company, requirements for the Company to reserve three times the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, the right of the Investors to participate up to 30% in any future equity or debt offering made by the Company in the 12 months after the Closing Date, a prohibition on the Company selling any shares of common stock or common stock equivalents until 30 days after the Closing Date, subject to certain exceptions, a one year prohibition on the Company entering into any equity line transaction or variable rate transaction (including convertible notes with adjustable conversion prices), and a one year prohibition, without the approval of the Investors, of a reverse or forward stock split. A total of $537,916 in Notes (the “Notes”) were sold on the Closing Date.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

Additional information regarding the Company’s (a) accrued compensation for related parties can be found in “Note 10 – Accrued Compensation for Related Parties”; (b) notes payable can be found in “Note 11 – Notes Payable”; (c) related party loans can be found in “Note 12 – Loans from Related Parties”; derivative liabilities can be found in “Note 13 – Derivative Liabilities”; billings in excess of costs and estimated earnings can be found in “Note 14 – Costs and estimated earnings in excess of billings on uncompleted contract”, to the notes to unaudited financial statements included herein for the three months ended March 31, 2021 and 2020, under the “Index to Financial Statements”.

Critical Accounting Policies Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606. The underlying principle is that the Company recognize revenue to depict the transfer of promised goods and services to customers in an amount that they expect to be entitled to in the exchange for goods and services provided. A five-step process has been designed for the individual or pools of contracts to keep financial statements focused on this principle.

Revenues from fixed-price and cost-plus contracts are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contacts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured on the cost-to-cost method.

Revenues from time-and-material and rate chart contracts are recognized currently as work is performed.

Revenues from maintenance service contracts are recognized on a straight-line basis over the life of the contract once the Company has an agreement, service has begun, the price is fixed or determinable and collectability is reasonably assumed.

55

Cost of revenues include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. Claims for additional contract revenue are recognized when realization of the claim is probable and the amount can be reasonably determined.

The asset, “cost and estimated earnings in excess of billings on uncompleted contract” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized. The Company had no such asset and liability as of December 31, 2020, since the two construction contracts for an apartment and clubhouse rebuild at Gateway Village, Texas and the replacement of a roof in Port Arthur, Texas were completed in 2020.

Fair value of financial instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, accounts receivable, other receivable, inventories, accounts payable, accrued liabilities, convertible note payable, and derivative liabilities.

The carrying values of the Company’s cash, accounts receivable, other receivable, inventories, accounts payable, and accrued liabilities approximate their fair value due to their short-term nature.

The Company’s convertible notes payable are measured at amortized cost.

The derivative liabilities are stated at their fair value as a level 3 measurement. The Company used the Lattice Model to determine the fair values of these derivative liabilities. “Note 13 – Derivative Liabilities”, to the notes to unaudited financial statements included herein for the three months ended March 31, 2021 and 2020, under the “Index to Financial Statements”, for the Company’s assumptions used in determining the fair value of these financial instruments.

56

Convertible note payable

The Company accounts for convertible notes payable in accordance with the Under Financial Accounting Standard Board (“FASB”) Accounting Standards Codification No. 815, Derivatives and Hedging, since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

Derivative liabilities

The Company accounts for derivative liabilities in accordance with the FASB Accounting Standards Codification No. 815, Derivatives and Hedging (“ASC 815”). ASC 815 requires companies to recognize all derivative liabilities in the balance sheet at fair value, and marks it to market at each reporting date with the resulting gains or losses shown in the Statement of Operations.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On July 27, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

Off-Balance Sheet Arrangements

As of March 31, 2021, and December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

57

Quantitative and Qualitative Disclosures About Market Risk

Not applicable to a “smaller reporting company” as defined in Item 10(f)(1) of SEC Regulation S-K

Directors, Executive Officers and Corporate Governance

The following table sets forth the name, age and position of each director and executive officer of the Company.

Name	Position	Age	Term of Office	Approximate Hours Per Week
Jacob D. Cohen	Chief Executive Officer, President, Director	42	April, 2019 – Present	Full time

Our directors are elected annually (or as often as we hold meetings of stockholders) and will hold office until our next annual meeting of the stockholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. Our officers and directors (currently consisting solely of Mr. Cohen) may receive compensation as determined by us from time to time by vote of the board of directors (currently consisting solely of Mr. Cohen). Such compensation might be in the form of stock options or other equity. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the board of directors. Vacancies in the Board are filled by majority vote of the remaining directors.

The business experience of Mr. Cohen is as follows:

Jacob D. Cohen, Chief Executive Officer, President and Director

Jacob Cohen is a serial entrepreneur, corporate finance and executive management professional with over 18 years of investment banking and capital markets experience having started and growing multiple companies in various industry sectors including marketing, advertising, healthcare, IT and financial services. Prior to joining the Company, Mr. Cohen was the co-founder and managing partner of several boutique investment bank and strategic advisory firms where he advised both early and later stage companies in raising capital in the form of debt and/or equity and in both private and public markets.

Prior to his experiences in investment banking, Mr. Cohen served as the Chief Financial Officer of The Renewed Group, Inc. – a manufacturer, wholesaler and retailer of eco-friendly and sustainable apparel primarily made from recycled textiles and under the brand name REUSE JEANS from 2010 through the end of 2013. Further, Mr. Cohen served from 2008 through 2010 as Executive Vice President and Controller of Metiscan, Inc., a publicly-traded company, and as the President and Chief Executive Officer of one of its subsidiaries, Shoreline Employment Services, Inc. During his tenure at Metiscan, Mr. Cohen was instrumental in restructuring, reorganizing and operating the company and its five subsidiaries, and successfully raised over $8 million in equity financing for growth capital. Mr. Cohen also spearheaded the company’s financial audit process and managed its various filings with the SEC.

From 2007 through 2008, Mr. Cohen served as the Chief Operating Officer of Artfest International, which he assisted in taking public at the end of 2007. Throughout his career, Mr. Cohen was involved in starting many new ventures, including The AdvertEyes Network, a digital signage advertising company where he served as founder and CEO. Other positions include investment advisor and institutional equity research analyst for Solomon Advisors and Huberman Financial, securities broker-dealers, from 2003 through 2005, and investment banker for Allegiance Capital, a middle market investment bank specializing on mergers and acquisitions, from 2005-2007. Mr. Cohen holds a Bachelors of Arts in International Economics and Finance from Brandeis University in Waltham, MA.

58

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

Our board of directors (currently consisting solely of Mr. Cohen) has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. We currently do not have a Chairman of the board of directors; however, Mr. Cohen, who serves as the sole member of the board of directors, serves as the Chief Executive Officer of the Company. The board of directors (currently consisting solely of Mr. Cohen) believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Cohen possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the board of directors (currently consisting solely of Mr. Cohen). Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight, and fostering an appropriate culture of integrity and compliance with legal responsibilities. The directors exercise direct oversight of strategic risks to the Company.

Family Relationships

None of our directors (currently solely Mr. Cohen) are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company (currently consisting solely of Mr. Cohen) are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

None of our executive officers or directors (currently consisting solely of Mr. Cohen) has been involved in any of the following events during the past ten years:

(1)       any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)       any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

59

(3)       being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)       being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

(5)       being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)       being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1)(a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors and Committee Meetings

During the fiscal years that ended on December 31, 2020 and 2019, the Board held no meetings, but took various actions via written consent of the board of directors.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by our board of directors (currently consisting solely of Mr. Cohen).

Our Company does not have any defined policy or procedural requirements for stockholders to submit recommendations or nominations for directors. Our directors (currently consisting solely of Mr. Cohen) believe that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or stockholders, and make recommendations for election or appointment.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct and strives to be compliant with applicable governmental laws, rules and regulations.

In lieu of an Audit Committee, the Company’s board of directors (currently consisting solely of Mr. Cohen) is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The board of directors review the Company’s internal accounting controls, practices and policies.

60

Director Independence

Our common stock is currently quoted on the OTCQB Market maintained by OTC Markets. The OTCQB Market does not require us to have independent members of our board of directors. We do not identify any of our directors as being independent.

As described above, we do not currently have a separately designated audit, nominating or compensation committee.

Stockholder Communications with the Board

Our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary at 7950 Legacy Drive, Suite 400, Plano, Texas 75024, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Code of Ethics

On June 24, 2020, our board of directors adopted a Code of Ethical Business Conduct that applies to all of our directors, officers and employees. The Code of Ethics will be available for review in print, without charge, to any stockholder who requests a copy by writing to us at 7950 Legacy Drive, Suite 400, Plano, Texas 75024, Attention: Investor Relations. Each of our directors, employees and officers are required to comply with the Code of Ethics.

We intend to disclose any amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at amihcorp.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time. However, as illustrated in “Certain Beneficial Owners and Management”, all current officers and directors (currently consisting solely of Mr. Cohen) are beneficial owners of stock of the Company.

Policy Against Hedging

The Company recognizes that hedging against losses in Company shares may disturb the alignment between stockholders and executives that equity awards are intended to build. Accordingly, the Company discourages ‘short sales’ of the Company’s securities by officers, directors and employees.

Compensation Recovery

Under the Sarbanes–Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. We plan to implement a clawback policy in the future, although we have not yet implemented such policy.

61

Advisory Board

On March 17, 2021, the Company formed an Advisory Board to provide guidance to the Board of Directors (currently consisting solely of Jacob D. Cohen), regarding business development, marketing, acquisitions and other growth initiatives, and on such other matters as the board of directors may from time-to-time request input and guidance on. The Advisory Board has no authority to bind the Company or the board of directors on any matters and was formed only to provide the director(s) non-binding guidance and advice as requested by the Directors from time to time.

On March 17, 2021, the board of directors appointed Mr. Kevin Harrington to the newly formed Advisory Board. The Advisory Board’s mandate is to provide guidance to the Board of Directors regarding business development, marketing, acquisitions, other strategic initiatives and other matters as may be requested. As of the date of this report, Mr. Harrington is the sole member of the Company’s Advisory Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of their ownership of, and transactions in, our common stock with the SEC and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that for the year ended December 31, 2020, all Section 16(a) filings were timely filed, except that Luis Alan Hernandez, inadvertently failed to timely two Form 4s and as a result, three transactions were not timely disclosed; Esteban Alexander, inadvertently failed to timely two Form 4s and as a result, four transactions were not timely disclosed; and Jacob D. Cohen, inadvertently failed to timely file two Form 4s and as a result, four transactions were not timely disclosed.

Executive and Director Compensation

The following table sets forth information concerning the compensation of (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (ii) our two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year, if any; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year (collectively, the “Named Executive Officers”).

Name and Principal Position	Fiscal Year Ended December 31	Salary ($)(1)	Bonus ($)	Stock Award (s) *		Option Awards *	All Other Compensation	Total
Jacob D. Cohen, CEO	2020	$120,000	—	$780,000	(4)	—	—	$900,000
	2019	$74,500	—	—		—	—	$74,500

Everett Bassie, Former CFO (2)	2020	$—	—	—		—	—	$—
	2019	$6,000	—	—		—	—	$6,000

Esteban Alexander, Former COO (3)	2020	$100,000	—	$780,000	(4)	—	—	$880,000
	2019	$74,500	—	—		—	—	$74,500

Alan Hernandez, Former CMO (3)	2020	$100,000	—	—		—	—	$100,000
	2019	$74,500	—	—		—	—	$74,500

62

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. There have been no changes in the Company’s compensation policies since December 31, 2020.

* The fair value of stock issued for services computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant. The fair value of options granted computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 on the date of grant.

(1)       $56,000, $46,000 and $52,000 has been accrued to each of Messrs. Cohen, Alexander and Hernandez, respectively, which remains unpaid as of the date of this prospectus.

(2)       Mr. Bassie died suddenly on May 31, 2020.

(3)       On December 15, 2020, (a) Esteban Alexander, the Chief Operating Officer and member of the board of directors of the Company and (b) Luis Alan Hernandez, the Chief Marketing Officer and member of the board of directors of the Company, each provided notice to the board of directors of the Company of their resignation from their respective officer and Board positions, effective December 15, 2020.

(4)       Represents the value of 3,000,000 shares of common stock issued on May 22, 2020, valued at $0.26 per share, in consideration for services rendered.

Employment Agreements

Concurrent with the Share Exchange Agreement entered into on April 12, 2019, each of Jacob D. Cohen, Esteban Alexander and Alan Hernandez (collectively, the “Executives”) entered into Executive Employment Agreements with the Company (collectively, the “Executive Employment Agreements”). The Executive Employment Agreements have substantially similar terms.

Pursuant to the Executive Employment Agreements, the Executives each were to receive an annual base salary of $90,000, which increased to $120,000 per year in 2020, and will be eligible to receive equity awards in the future, as determined by the Board. Each Executive is also paid a $1,500 per month automobile allowance. The Executive Employment Agreements have three-year terms, provided, however, after the end of the term, the Executive Employment Agreements will automatically renew for successive one-year terms. The Board may also grant the Executives bonuses (in cash or stock) in their discretion from time to time.

Each of the employment agreements of the Executives provide for such Executives to receive 25% of the net profits from each medical spa managed by such Executives. “Net profits” means all gross sales of a medical spa, less all expenses paid during the corresponding period.

If an Executive’s employment agreement is terminated during the term of such agreement by the Company without cause (as defined in the agreement) or by the Executive for good reason (as defined in the agreement), such Executive is due a severance payment. That severance payment is equal to the compensation (including bonus) earned through the date of termination and three times (one time if less than one year remains on the employment agreement)(the “multiplier”) the base salary in effect on the date of the termination plus the average bonus received by the Executive over the prior two years and the Executive is also to be paid any bonus which he would have earned at the end of the fiscal year during which the employment is terminated (pro-rated for days worked), and is to be paid health insurance for the Executive and his family for 18 months from the date of termination (the “Severance Payments”). Also, all equity compensation due to vest in the following 12 months vests immediately. If an Executive dies while the employment agreement is in place, or the agreement is terminated due to the Executive’s disability, the Company is required to pay Executive’s salary to his beneficiaries for a period of one year following such death, pay the pro-rated amount of any bonus due, and pay 18 months of health insurance. If a change in control (as defined in the agreement) occurs and Executive is terminated up to one year after such change in control, the Executive is due the Severance Payments (based on a 3x multiplier) and all unvested equity awards vest immediately.

63

Each Executive also agreed to not compete against the Company for one year after the termination of their employment.

Effective on December 15, 2020, Mr. Esteban Alexander and Mr. Alan Hernandez, resigned as officers and directors of the Company, and as a result of such resignations, their employment agreements were terminated.

On May 3, 2019, the Company entered into a Financial and Accounting Consulting Agreement (the “CFO Agreement”) with Everett Bassie pursuant to which Mr. Bassie agreed to serve as the Company’s Chief Financial Officer on an independent contractor basis for a term of two years. Mr. Bassie was paid a monthly fee of $1,000 for his services. On May 31, 2020, Mr. Bassie died unexpectedly.

On October 1, 2019, the Company entered into an Employment Agreement with Jesse L. Dickens, Jr. to serve as the Chief Executive Officer of the Company’s then newly formed wholly owned subsidiary, Capitol City Solutions USA, Inc. (“CCS”) (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Dickens will receive an annual base salary of $120,000 and will receive an equity grant in the amount of one million (1,000,000) shares of the Company’s common stock (the “Equity Shares”) pursuant to a vesting period of one-year, of which two-hundred and fifty thousand (250,000) shares are issuable to Mr. Dickens at the signing of the Employment Agreement and the remaining shares were issuable as follows: 250,000 shares on January 1, 2020, 250,000 shares on April 1, 2020, and 250,000 shares on July 1, 2020.

In addition, Mr. Dickens shall be eligible to receive cash performance bonuses and additional stock grants or options as determined by the Company from time to time. The Employment Agreement has a one-year term, provided, however, after the end of one year, the agreement will automatically renew for successive one-year terms.

On October 18, 2019, Legend Nutrition, Inc. (the Company’s wholly-owned subsidiary) entered into an Employment Agreement with Michael Ladner to serve as its Chief Executive Officer (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Ladner will receive an annual base salary of $60,000 per annum and shall increase to $100,000 per annum starting January 1, 2020 through October 18, 2021. In addition, Mr. Ladner shall be eligible to receive cash performance bonuses equal to five percent (5%) of the net profits generated by each Legend Nutrition store location while Mr. Ladner is employed by Legend. Further, Mr. Ladner may participate in equity incentive programs as determined by the Company from time to time. The Employment Agreement has a two-year term, provided, however, after the end of the term, the agreement will automatically renew for successive one-year terms. Mr. Ladner’s employment ended effective December 1, 2020, and he is no longer employed by Legend Nutrition, Inc.

On January 21, 2021, we entered into an Executive Employment Agreement with Alejandro Rodriguez, pursuant to which Mr. Rodriguez agreed to serve as the Chief Executive Officer of EPIQ MD, Inc. (“EPIQ MD”), a newly formed wholly-owned Texas subsidiary of the Company. The agreement has an initial term of three years, beginning on January 1, 2021, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Rodriguez’s annual compensation package includes annual base compensation of $90,000 for the first three months, which increases to an annual base salary of $120,000 commencing April 1, 2021, throughout the initial term of this agreement, provided that the annual salary increases to $240,000 upon Mr. Rodriguez and EPIQ MD achieving the First Performance Benchmarks (defined below), and increases to $500,000 upon achieving the Second Performance Benchmark (defined below).

64

The “First Performance Benchmarks” are defined as the (a) launch the EPIQ MD Ambassador Program (defined below); (b) EPIQ MD enrolling 10,000 active customers; (c) EPIQ MD enrolling 50,000 active customers by May 31, 2022; and (d) EPIQ MD enrolling 100,000 active customers by March 31, 2023. The “Second Performance Benchmark” is defined as EPIQ MD enrolling 200,000 active customers by March 31, 2024. “Launching of the Ambassador Program” means the commencement and implementation of the direct-sales campaign wherein independent contractors will become sales agents of EPIQ MD for the purposes of soliciting and procuring end-use customers for EPIQ MD’s telemedicine services.

As additional consideration pursuant to the agreement, the Company agreed to issue Mr. Rodriguez (a) 4,000,000 shares of restricted common stock, subject to forfeiture and vesting, of which 2,000,000 shares will vest upon the Launching of the Ambassador Program; 1,200,000 shares will vest upon EPIQ MD reaching the 5,000 active customer mark; and the remaining 800,000 shares will vest upon EPIQ MD reaching the 10,000 active customer mark, provided that all shares vest if the Company uplists its common stock to a higher trading exchange; and (b) together with other senior executives of EPIQ MD, up to 33% of the ownership of EPIQ MD, due as follows: 10% if Section (a) of the First Performance Benchmarks are met; 5% if Section (b) of the First Performance Benchmarks are met; 5% if Section (c) of the First Performance Benchmarks are met; 5% if Section (d) of the First Performance Benchmarks are met; and 8% if the Second Performance Benchmark is met, which shares shall vest immediately if EPIQ MD completes a spin-off, up-listing and/or a change of control event.

The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Rodriguez from time to time in their discretion, in cash or securities.

The agreement prohibits Mr. Rodriguez from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Nutraceutical products or services, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Rodriguez’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Rodriguez, any act of misappropriation of funds or embezzlement by Mr. Rodriguez, Mr. Rodriguez committing any act of fraud, or Mr. Rodriguez being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Rodriguez suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Rodriguez.

Mr. Rodriguez may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of EPIQ MD, (ii) there has been a material breach by us of a material term of the agreement or Mr. Rodriguez reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Rodriguez, or (iii) Mr. Rodriguez’s compensation is reduced without his consent, or we fail to pay to Mr. Rodriguez any compensation due to him upon 15 days written notice from Mr. Rodriguez informing us of such failure); provided, however, prior to any such termination by Mr. Rodriguez for “good reason”, Mr. Rodriguez must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (15 days in connection with the reduction of Mr. Rodriguez’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

65

If Mr. Rodriguez’s employment is terminated by Mr. Rodriguez for “good reason”, or by us without “cause”, Mr. Rodriguez is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for six (6) months and we are required to pay 12 months of Mr. Rodriguez’s COBRA expenses.

The agreement contains standard assignment of inventions, indemnification, confidentiality and arbitration provisions. Further, Mr. Rodriguez is subject to non-solicitation covenants during the term of the agreement.

On January 21, 2021, we entered into an Executive Employment Agreement with Verdie Bowen, pursuant to which Mr. Bowen agreed to serve as the President and Chief Operating Officer of EPIQ MD. The agreement has an initial term of three years, beginning on January 1, 2021, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement.

Pursuant to the terms of the agreement, Mr. Bowen’s annual compensation package includes base annual compensation of $60,000 for the first three months, which increases to an annual base salary of $120,000 commencing April 1, 2021 throughout the initial term of this agreement, provided that the annual increases to $240,000 upon Mr. Bowen and EPIQ MD achieving 10,000 active customers.

As additional consideration pursuant to the agreement, the Company agreed to issue Mr. Bowen (a) 1,500,000 shares of restricted Company common stock, subject to forfeiture and vesting, of which 500,000 shares vest upon the Launching of the Ambassador Program; 500,000 vest upon EPIQ MD reaching the 5,000 active customer mark; and 500,000 vesting upon EPIQ MD reaching the 10,000 active customer mark, provided that all shares shall vest if the Company’s common stock is uplisted to a higher trading exchange; and (b) up to 750,000 shares of EPIQ MD, upon reaching certain milestones, which vest immediately if EPIQ MD completes a spin-off, up-listing and/or a change of control event.

The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Bowen from time to time in their discretion, in cash or securities.

The agreement prohibits Mr. Bowen from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Nutraceutical products or services, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Bowen’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Bowen, any act of misappropriation of funds or embezzlement by Mr. Bowen, Mr. Bowen committing any act of fraud, or Mr. Bowen being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Bowen suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Bowen.

Mr. Bowen may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of President and Chief Operating Officer of EPIQ MD, (ii) there has been a material breach by us of a material term of the agreement or Mr. Bowen reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Bowen, or (iii) Mr. Bowen’s compensation is reduced without his consent, or we fail to pay to Mr. Bowen any compensation due to him upon 15 days written notice from Mr. Bowen informing us of such failure); provided, however, prior to any such termination by Mr. Bowen for “good reason”, Mr. Bowen must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (15 days in connection with the reduction of Mr. Bowen’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

66

If Mr. Bowen’s employment is terminated by Mr. Bowen for “good reason”, or by us without “cause”, Mr. Bowen is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for six (6) months or otherwise until such obligation ceases and we are required to pay 12 months of Mr. Bowen’s COBRA expenses.

The agreement contains standard assignment of inventions, indemnification, confidentiality and arbitration provisions. Further, Mr. Bowen is subject to non-solicitation covenants during the term of the agreement.

Consulting Agreement

On March 8, 2021, we entered into a Consulting Agreement with KBHS, LLC (“KBHS”), whose Chief Executive Officer is Mr. Kevin Harrington, who has been appointed as the sole member of our Advisory Board.

Pursuant to the Consulting Agreement, KBHS agreed to provide consulting services to the Company as the Company’s Brand Ambassador, including providing endorsement services and advising on marketing, promotions, acquisitions, licensing and business development. KBHS also agreed to up to four webinar appearances on behalf of the Company per year to support the Company’s direct sales efforts. The Consulting Agreement has a term of two years, and can be terminated with ten days prior written notice (subject to applicable cure rights set forth in the Consulting Agreement), in the event we or KBHS breach any term of the agreement, or we fail to pay any amounts due, become subject to any government regulatory investigation, certain lawsuits, claims, actions or take certain other actions during the term of the Consulting Agreement.

As consideration for providing the services under the Consulting Agreement, we agreed to issue KBHS 1.5 million shares of restricted common stock, which vest immediately upon issuance, to pay KBHS $10,000 per month, and agreed to pay KBHS a 5% finder’s fee on any new business introduced or developed by KBHS and 7.5% of the value of any acquisition or merger created or developed exclusively by KBHS, undertaken by the Company, subject to applicable laws. In the event we fail to pay any consideration due under the Consulting Agreement, such amount accrues interest at the rate of 1.5% per month until paid in full.

Director Summary Compensation Table

We had no non-executive directors for the years ended December 31, 2020 and 2019. The compensation paid to each executive director is included in the Executive Compensation table above.

Outstanding Option Equity Awards at 2020 Fiscal Year End

There were no unvested stock or option awards outstanding at year end held by executive officers.

67

Certain Relationships and Related Transactions

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, which information is incorporated by reference where applicable in this “Certain Relationships and Related Transactions” section, the following sets forth a summary of all transactions since the beginning of the fiscal year of 2018, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at the fiscal year-end for 2020 and 2019, and in which any related person had or will have a direct or indirect material interest (other than compensation described above under “Executive and Director Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Loans from Related Parties

During the year ended December 31, 2019, two of the Company’s then officers and board members, Jacob Cohen and Esteban Alexander, loaned the Company $25,571. During the year ended December 31, 2019, the Company repaid $110,774 of loans to the same two officers/board members. The Company incurred $8,995 on imputed interest expense on related party borrowing during the year ended December 31, 2019. Outstanding loan balances to these related parties (Jacob Cohen and Esteban Alexander) was $35,879 at December 31, 2019.

On June 21, 2019, the Company issued a promissory note with a principal amount of $40,000 to a related party (the father of the Company’s CEO, Jacob Cohen) in exchange for $40,000 in cash. The promissory note is unsecured, has a maturity date of June 21, 2020 and accrues interest at the rate of 8% per annum until paid in full by the Company. Furthermore, the Company issued 50,000 shares of the Company’s common stock to the related party investor as further consideration to enter into the loan with the Company. The Company issued 50,000 shares of common stock valued at $0.10 per share or $5,000, which was accounted for as a discount on the note.

On September 9, 2019, the Company issued a promissory note with a principal amount of $100,000 to a related party (the father of the Company’s CEO, Jacob Cohen) in exchange for $100,000 in cash. The promissory note is unsecured, has a maturity date of September 9, 2020 and accrues interest at the rate of 8% per annum until paid in full by the Company. Furthermore, the Company issued 100,000 shares of the Company’s common stock to the related party investor as further consideration to enter into the loan with the Company. The Company issued 100,000 shares of common stock valued at $1.00 per share or $100,000, which was accounted for a discount on the note.

Amortization of the discounts on the note was $30,874 for the 12 months ended December 31, 2019.

As of December 31, 2019, the Company had a short-term note payable in the amount of $13,473 to Kemah Development Texas, LP, a company owned by Dror Family Trust, a related party.

Long-Term Debt to Related Parties

On April 12, 2019 the Company entered into individual share exchange agreements and promissory notes with each of Daniel Dror, Winfred Fields and former directors Everett Bassie (also the former CFO of the Company) and Charles Zeller (the “AMIH Shareholders”), whereby the AMIH Shareholders agreed to cancel and exchange a total of 5,900,000 shares of their AMIH common stock. The Company issued individual promissory notes with an aggregate principal balance of $350,000 (the “Promissory Notes”) for cancellation of the 5,900,000 shares of common stock. The Promissory Notes have a term of two years and accrue interest at the rate of 10% per annum until paid in full by the Company. As of December 31, 2019, 4,250,000 shares were returned to Treasury for cancellation, and 1,650,000 shares were cancelled in 2020. The Company accrued $25,216 of interest on these notes during the year ended December 31, 2019.

68

The Company incurred long term debt in the amount of $37,027 during the year ended December 31, 2019 to purchase equipment used in its operations. The total purchase price was $37,027, with the Company making a down payment in the amount of $3,000. The note is due in monthly payments of $1,258.50, including interest at 8%, due in September 2021. As of December 31, 2019, the balance of the note was $26,753, of which $13,628 will be repaid in 2020, and $13,125 will be repaid in 2021.

Related Party Transactions of the Company Prior to the April 12, 2019 Share Exchange

As of December 31, 2018, and December 31, 2017, the Company had a payable to American International Industries, Inc. (“AMIN”) of $0 and $31,496, respectively. The loan is from the former parent company. There is no loan agreement, and interest is not being charged. Effective May 31, 2018, the AMIN Board forgave the $31,496 loan owed to AMIN at March 31, 2018 plus an additional $500 loaned during the second quarter of 2018, for a total of $31,996 in forgiveness, which was recorded as an increase in additional paid in capital. The Company incurred an imputed interest expense in the amount of $2,136 on the loans owed to AMIN for the year ended December 31, 2018.

As of December 31, 2018, the Company had a short-term note payable in the amount of $13,072 to Kemah Development Texas, LP, a company owned by Dror Family Trust, a related party. The original note was for $100,000. $86,928 was repaid during the year ended December 31, 2018. The note was effective May 31, 2018, bears interest at 3%, and is due on May 31, 2019. The accrued interest in connection with this note was $949 as of December 31, 2019.

At December 31, 2017, the Company had an accrued liability in the amount of $30,000 for compensation to the Company’s CEO for the year ended December 31, 2016. Effective May 31, 2018, the Company former CEO resigned his position as CEO and forgave the $30,000 in accrued compensation owed to the former CEO. The $2,124 in imputed interest expense and the $30,000 in forgiveness of accrued compensation were recorded as increases in additional paid in capital during the year ended December 31, 2018.

During the year ended December 31, 2018, the Company issued the following shares of restricted common stock to related parties. Stock issued for services to related parties was valued at $0.50 per share:

●	The Company issued 4,300,000 shares for common stock valued $2,150,000 for organizational and acquisition consulting services to Daniel Dror, Chairman and CEO of AMIN. Daniel Dror is the former Chairman and CEO of the Company.

●	The Company issued 3,800,000 shares of common stock valued at $1,900,000 to Robert Holden, for consideration as President, CEO and Director of the Company. The Company is currently in litigation with Mr. Holden and is seeking a complete rescission of the 3,800,000 shares due to lack of performance and misrepresentations made to the Company as CEO and Director.

●	The Company issued 750,000 shares of common stock valued at $375,000 to Everett Bassie, for the positions as CFO and Director.

●	The Company issued 500,000 shares of common stock valued at $250,000 for Director fees to Charles Zeller.

At December 31, 2020, accrued compensation represents compensation for the Company’s executive officers from April 12, 2019 to December 31, 2020 in the amount of $154,500.

Additional Transactions

On July 5, 2019, our board of directors adopted and approved our 2019 Stock Option and Incentive Plan. The Plan is intended to promote the interests of our Company by providing eligible person with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. The maximum number of shares available to be issued under the Plan is currently 10,000,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future. The Company issued a total of 2,435,000 shares to eligible persons under the Plan and recorded a total $2,153,550 as Stock Based Compensation against these issuances for the year ended December 31, 2020.

69

On January 13, 2020, and with an effective date of December 31, 2019, the Company sold 100% of its interest in YS Brands to its current officers and directors in consideration of $300.00 in cash.

On May 20, 2020, the Company issued one share of its newly designated shares of Series A Preferred Stock (the rights associated with such Series A Preferred Stock are described in greater detail under “Description of Capital Stock—Preferred Stock—Series A Preferred Stock”), to each of the three members of its then board of directors, (1) Jacob D. Cohen, (2) Esteban Alexander and (3) Alan Hernandez, in consideration for services rendered to the Company as members of the board of directors. Such shares of Series A Preferred Stock vote in aggregate sixty percent (60%) of the total vote on all shareholder matters, voting separately as a class, as discussed in greater detail under “Description of Capital Stock—Preferred Stock—Series B Convertible Preferred Stock”. Notwithstanding such voting rights, no change in control of the Company was deemed to have occurred in connection with the issuance since Messrs. Cohen, Alexander and Hernandez, own in aggregate 68% of the Company’s outstanding common stock and therefore controlled the Company prior to such issuance.

On October 2, 2020, Jacob D. Cohen, the Chief Executive Officer and member of the board of directors of the Company entered into Stock Purchase Agreements with each of (a) Esteban Alexander, the Chief Operating Officer and member of the board of directors of the Company, and (b) Luis Alan Hernandez, the Chief Marketing Officer and member of the board of directors of the Company (collectively, the “Preferred Holders” and the “Stock Purchase Agreements”).

Pursuant to the Stock Purchase Agreements, Mr. Alexander agreed to sell 7,000,000 shares of common stock of the Company which he held to Mr. Cohen, which rights to such shares were assigned by Mr. Cohen to Cohen Enterprises, Inc., which entity he controls (“Cohen Enterprises”), in consideration for an aggregate of $1,500 as well as for the amount of services provided by Mr. Cohen to the Company; and Mr. Hernandez agreed to sell 4,000,000 shares of common stock of the Company which he held to Cohen Enterprises, in consideration for an aggregate of $1,000 as well as for the amount of services provided by Mr. Cohen to the Company. The sales closed on November 5, 2020.

One of the reasons that Mr. Alexander and Mr. Hernandez agreed to the terms of the Stock Purchase Agreements (including the sale of the shares of common stock of the Company at below market value), is because (a) each of Mr. Cohen, Mr. Alexander, and Mr. Hernandez were all appointed as officers and directors of the Company at the same time in April 2019, with the intention that such persons would provide a relatively equal amount of services to the Company in the roles as officers and directors thereof; (b) since such appointment date Mr. Cohen has been required to provide a disproportionate amount of services to the Company; and (c) each of Mr. Alexander and Mr. Hernandez desired to provide additional consideration to Mr. Cohen for such disproportionate level of service.

A condition to the Stock Purchase Agreements was that each of Mr. Alexander and Mr. Hernandez resign as a member of the board of directors of the Company by no later than January 15, 2021, which resignations were effective December 15, 2020.

A further requirement to the terms of the Stock Purchase Agreements was that each of Mr. Alexander and Mr. Hernandez take such actions necessary and which may be requested from time to time by Mr. Cohen, to affect the cancellation of the one share of Series A Preferred Stock of the Company held by each of them, for no consideration (including, but not limited to, without the required payment by the Company of the $1 redemption price described in the designation of such Series A Preferred Stock).

The shares of Series A Preferred Stock held by Mr. Alexander and Mr. Hernandez were canceled on November 6, 2020.The common shares were also transferred to Mr. Cohen on November 6, 2020, and as such, a change of control occurred on such date, with Mr. Cohen taking over voting control of the Company.

In January 2021, the Company issued Mr. Cohen an aggregate of 2.5 million shares of common stock in consideration for services rendered.

70

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant stockholders. However, all of the transactions described above were approved and ratified by our board of directors (currently consisting solely of Mr. Cohen). In connection with the approval of the transactions described above, our board of directors took into account various factors, including their fiduciary duties to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors. On a moving forward basis, our board of directors (currently consisting solely of Mr. Cohen) will continue to approve any related party transaction based on the criteria set forth above.

Where You Can Find Additional Information

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting us at our address at 7950 Legacy Drive, Suite 400, Plano, Texas 75024 or by email at info@amihcorp.com.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on our website at https://amihcorp.com/investors/. Our website address is https://amihcorp.com.

We do not incorporate information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

71

Indemnification of Directors and Officers

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

72

73

American International Industries, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

ASSETS
	(Unaudited)	(Audited)
	March 31, 2021	December 31, 2020

CURRENT ASSETS:
Cash and equivalents	$437,909	$25,144
Inventory	3,840	-
Prepayment and deposits	5,365	3,333
Assets of discontinued operations	12,760	10,061
TOTAL CUURENT ASSETS	459,874	38,538

NON-CURRENT ASSETS
Property and equipment, net of accumulated depreciation of $5,309 and $4,238	17,783	18,854
Right-of-use asset - operating lease	81,437	87,653
Rent deposits	7,399	6,832
Assets of discontinued operations	103,448	113,645
NET NON-CURRENT ASSETS	210,067	226,984

TOTAL ASSETS	$669,941	$265,522

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,810	$18,026
Accrued interest payable	34,676	42,195
Accrued compensation - related parties	151,500	154,500
Right-of-use liability - operating lease	81,437	24,138
Convertible notes payable, net of debt discount of $959,303 and $370,923	87,447	74,827
Loans payable to related parties	129,726	25,392
Loans payable	55,000	55,000
Derivative liabilities	2,040,383	517,366
Net liabilities of discontinued operations	535,978	566,552
TOTAL CURRENT LIABILITIES	3,122,957	1,477,996

LONG-TERM LIABILITIES
Right-of-use liability - operating lease	-	63,515
Convertible notes payable, net of debt discount of $0 and $78,482	-	5,018
Long-term debt - related parties	-	110,000
TOTAL LONG-TERM LIABILITIES	-	178,533

TOTAL LIABILITIES	3,122,957	1,656,529

STOCKHOLDERS’ DEFICIT
Preferred stock, (par value $0.0001, 5,000,000 shares authorized, of which 1 and 1 shares issued and outstanding	-	-
as of March 31, 2021 and December 31, 2020, respectively)
Common stock (par value $.0001, 195,000,000 shares authorized, of which 72,563,766 and 55,066,855	7,257	5,507
shares issued and outstanding as of March 31, 2021 December 31, 2020, respectively)
Treasury stock, at cost;	(3,894)	(3,894)
Additional paid in capital	15,475,885	9,167,038
Accumulated deficit	(17,932,264)	(10,559,658)
TOTAL STOCKHOLDERS’ DEFICIT	(2,453,016)	(1,391,007)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$669,941	$265,522

The accompanying notes are an integral part of these consolidated financial statements.

F-1

American International Industries, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	(Unaudited)	(Unaudited)
	For The Three	For The Three
	Months Ended	Months Ended
	March 31, 2021	March 31, 2020

Revenues
Revenues	$9,133	$3,296,583
Cost of revenues	3,500	2,151,169
Gross profit	5,633	1,145,414

Operating expenses
General and administrative expenses	5,334,689	1,055,161
Total operating expenses	5,334,689	1,055,161

Income (loss) from operations	(5,329,056)	90,253

Other income (expenses)
Interest expense	(104,519)	(25,067)
Amortization of debt discount	(940,102)	(69,168)
Change in derivative liabilities	(923,258)	(26,937)
Settlement loss	(58,059)	-
Other income	-	300
Total other income (expense)	(2,025,938)	(120,872)

Income (loss) before income taxes	(7,354,994)	(30,619)

Income taxes	-	-

Net (loss) from continuing operations	$(7,354,994)	$(30,619)

Discontinued operations:
Loss from discontinued operations	(17,612)	(99,293)
Total discontinued operations	(17,612)	(99,293)

Net loss	$(7,372,606)	$(129,912)

Basic and diluted income (loss) per share
Continuing operations	$(0.11)	$(0.00)
Discontinued operations	$(0.00)	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	64,782,363	27,794,093

The accompanying notes are an integral part of these consolidated financial statements.

F-2

American International Industries, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

(Unaudited)

	Preferred Stock A		Preferred Stock B		Common Stock		Additional Paid-in	Common Stock	Retained Earnings	Treasury	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	(Deficit)	Stock	(Deficit)

Balance, December 31, 2019	-	$-	-	$-	27,208,356	$2,721	$2,186,651	$25,000	$(3,219,768)	$(103,537)	$(1,108,933)

Imputed interest	-	-	-	-	-	-	1,051	-	-	-	1,051

Issuance of common shares under private placement	-	-	-	-	131,250	13	71,487	(25,000)	-	-	46,500

Cancellation of common shares for long-term debt	-	-	-	-	(650,000)	(65)	(38,935)	-	-	39,000	-

Issuance of common shares for note settlement	-	-	-	-	91,250	9	54,991	-	-	-	55,000

Issuance of shares for services - related parties	1	-	-	-	-	-	-	-	-	-	-

Issuance of shares for services	-	-	-	-	1,357,142	136	639,864	-	-	-	640,000

Net (loss)	-	-	-	-	-	-	-	-	(129,912)	-	(129,912)

Balance, March 31, 2020	1	$-	-	$-	28,137,998	$2,814	$2,915,109	$-	$(3,349,680)	$(64,537)	$(496,294)

	Preferred Stock A		Preferred Stock B		Common Stock		Additional Paid-in	Common Stock	Retained Earnings	Treasury	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	(Deficit)	Stock	(Deficit)

Balance, December 31, 2020	1	$-	-	$-	55,066,855	$5,507	$9,167,038	$-	$(10,559,658)	$(3,894)	$(1,391,007)

Imputed interest	-	-	-	-	-	-	539	-	-	-	539

Reclassification of derivative liabilities due to note conversion	-	-	-	-	-	-	763,241	-	-	-	763,241

Issuance of Series B preferred shares for In Process Research and Development	-	-	500,000	50	-	-	601,802	-	-	-	601,852

Issuance of common shares for Series B preferred shares conversion			(500,000)	(50)	2,057,613	206	(156)	-	-	-	(0)

Issuance of common shares under private placement	-	-	-	-	200,000	20	99,980	-	-	-	100,000

Issuance of common shares for note conversion and settlement	-	-	-	-	2,730,548	273	501,777	-	-	-	502,050

Issuance of shares for services - related parties	-	-	-	-	6,500,000	650	2,510,000	-	-	-	2,510,650

Issuance of shares for services	-	-	-	-	5,300,000	530	1,712,210	-	-	-	1,712,740

Issuance of common shares for debt settlement	-	-	-	-	708,750	71	119,454	-	-	-	119,525

Net (loss)	-	-	-	-	-	-	-	-	(7,372,606)	-	(7,372,606)

Balance, March 31, 2021	1	$-	-	$-	72,563,766	$7,257	$15,475,885	$-	$(17,932,264)	$(3,894)	$(2,453,016)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AMERICAN INTERNATIONAL HOLDINGS CORP.

Condensed Consolidated Statements of Cash Flows

	For the Year Ended	For the Year Ended
	March 31, 2021	March 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,372,606)	$(129,912)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Amortization of debt discount	940,102	69,168
Change in derivative liabilities	(433,181)	26,937
Depreciation	5,365	10,337
Derivatives expenses	1,356,439	-
Imputed interest expense	539	1,051
Loss on disposal	5,902	10,337
Loss on loans settlement	58,059	-
Non-cash lease expense	6,216	41,805
Stock issued for services rendered	4,223,390	640,000
Stock issued for in process research and development	601,852	-
		-
(Increase) decrease in operating assets:
Inventory	(3,536)	(13,410)
Prepaid expenses	1,000	(104,030)
(Decrease) increase in operating liabilities:
Accounts payable	(29,790)	(27,647)
Accrued interest payable	998	22,630
Accrued compensation - related parties	(3,000)	12,000
Lease Liabilities, net	(6,216)	(44,893)
Rent Deposit	(3,599)	(26,893)
Billing in excess of costs and estimated earnings	-	(1,283,506)
NET CASH (USED IN) OPERATING ACTIVITIES	(652,066)	(796,026)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	-	(43,966)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-	(43,966)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings - related parties	9,820	-
(Repayment) to borrowings - related parties	(27,486)	(41,077)
Proceeds from borrowings	1,363,000	150,000
(Repayment) to borrowings	(377,500)	(2,500)
Proceeds from sales of stock	100,000	46,500
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,067,834	152,923

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	415,768	(687,069)

CASH AND CASH EQUIVALENTS:
Beginning of period	22,574	1,258,710
End of period	$438,342	$571,641

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$106,677	$2,394

Non-cash transactions:
Common shares issued for notes conversion	$502,050	$55,000
Related party’s note settled in shares	$-	$225,000
Common shares issued for loan settlement	$111,466	$-
Cancellation of common shares	$-	$39,000
Settlement of derivative liabilities	$763,241	$-
Discounts on convertible notes	$(1,450,000)	$148,665
Lease Inception	$-	$348,279

The accompanying notes are an integral part of these financial statements.

F-4

AMERICAN INTERNATIONAL HOLDINGS CORP.

Notes to Consolidated Financial Statements

Three Months Ended March 31, 2021

(Unaudited)

Note 1 - Basis of Presentation

The accompanying unaudited condensed financial statements of American International Holdings Corp. (“AMIH” or the “Company”) have been prepared in accordance with the generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the applicable rules and regulations for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Annual Report on Form 10-K for the year ended December 31, 2020. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Impact of COVID-19 Pandemic on Consolidated Financial Statements. The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies, the market for health spa services, nutrition supplements and our other business offerings during the end of the first quarter of 2020, and continuing throughout 2020. Government mandated ‘stay-at-home’ and similar orders have to date, and may in the future, prevent us from staffing our spas and construction services, and prohibited us from operating altogether. Specifically, as a result of COVID-19 and ‘stay-at-home’ and social distancing orders issued in McKinney and The Woodlands, Texas, we had to close both of our MedSpas, VISSIA McKinney and VISSIA Waterway, Inc., which were closed effective March 10, 2020, and which resulted in both the loss of income and the loss of most of our workforce, who had to be let go. VISSIA Waterway, Inc. reopened effective June 21, 2020 and VISSIA McKinney reopened effective August 8, 2020. However, due to the termination of employees associated with the shutdown we were forced to expend resources to attract, hire and train completely new staff for preparation of the re-launchings. Notwithstanding the re-openings, customer traffic and demand at our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations failed to rebound to pre-closure levels due to COVID-19 and the pandemic’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective in October 2020, we made the decision to close both our VISSIA Waterway, Inc. and VISSIA McKinney locations and discontinued such operations. Although our MedSpas were forced to close during the second and third quarters, and are temporarily closed for economic reasons currently, Legend Nutrition was able to remain open as an essential business as we sold vitamins and other nutritional supplements. Legend Nutrition’s lease was up January 31, 2021, and the Company chose not to renew the lease, closed the store, and will not continue in this line of business moving forward.

As of the date of this report, our operations are limited, and consist mainly of American International Holdings Corp, Capitol City Solutions USA, Inc., ZipDoctor, Inc., EPIQ MD, Inc.

Moving forward, economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for our services and our operating results. All of the above may be exacerbated in the future as the COVID-19 outbreak and the governmental responses thereto continues.

F-5

Note 2 - Organization, Ownership and Business

Prior to May 31, 2018, the Company was a 93.2% owned subsidiary of American International Industries, Inc. (“American” or “AMIN”) (OTCQB: AMIN). Effective May 31, 2018, the Company issued 10,100,000 shares of restricted common stock. As a result of the issuance of the common shares, a change in control occurred. American International Industries, Inc. ownership decreased from 93.2% to 6.4%. No one individual or entity owns at least 50% of the outstanding shares of the Company. Effective April 12, 2019, the Company changed its business focus to the services of medical spas.

On April 12, 2019, the Company entered into a Share Exchange Agreement (the “Agreement”) with Novopelle Diamond, LLC (“Novopelle”) and all three members of Novopelle, pursuant to which the Company issued 18,000,000 shares of the Company common stock to the members (three individuals) of Novopelle Diamond, LLC (“Novopelle”), a Texas limited company, to acquire 100% of the membership interests of Novopelle. The issuance of these shares represents a change in control of the Company. Concurrent with the issuance, Jacob Cohen, Esteban Alexander and Alan Hernandez, representing the three former members of Novopelle, were elected to the board of directors and to the office of Chief Executive Officer, Chief Operating Officer and Chief Marketing officer of the Company, respectively. Everett Bassie and Charles Zeller resigned as board members of the Company. This transaction was treated as a reverse acquisition for accounting purposes, with the Company remaining the parent company and Novopelle (which has since been renamed VISSIA McKinney, LLC) becoming a wholly-owned subsidiary of the Company.

On April 28, 2020, the Company incorporated a wholly-owned subsidiary, ZipDoctor, Inc. (“ZipDoctor”) in the State of Texas. ZipDoctor plans to provide its customers with unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists via a newly developed, monthly subscription based online telemedicine platform. ZipDoctor was launched in August 2020 and has generated nominal revenues through the quarter ended March 31, 2021.

On May 15, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with Global Career Networks Inc, a Delaware corporation (the “GCN”), the sole owner of Life Guru, Inc., a Delaware corporation (“Life Guru”). Pursuant to the SPA, the Company acquired a 51% interest in Life Guru from GCN. As consideration for the purchase of the 51% ownership interest in Life Guru, the Company issued to GCN 500,000 shares of its newly designated Series B Convertible Preferred Stock, which had an agreed upon value of $500,000 ($1.00 per share), and agreed to issue GCN up to an additional 1,500,000 shares of Series B Convertible Preferred Stock (with an agreed upon value of $1,500,000) upon reaching certain milestones.

The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: VISSIA McKinney, LLC (f/k/a Novopelle Diamond, LLC), VISSIA Waterway, Inc. (f/k/a Novopelle Waterway, Inc.), Novopelle Tyler, Inc., Legend Nutrition, Inc., Capitol City Solutions USA, Inc. EPIQ MD, Inc., ZipDoctor, Inc., and its majority owned subsidiary, Life Guru, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

Note 3 - Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (ASU 2016-02). Under ASU No. 2016-2, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. For public companies, the Company adopted this standard on January 1, 2019 using the modified retrospective method. The new standard provides a number of optional practical expedients in transition. The Company elected the package of practical expedients, which permitted the Company not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs; and all of the new standard’s available transition practical expedients. The Company did not enter into any new lease agreements during the first quarter of 2021.

F-6

The new standard also provides practical expedients for a company’s ongoing accounting. The Company elected the short-term lease recognition exemption for its leases. For those leases with a lease term of 12 months or less, the Company will not recognize right-of-use (ROU) assets or lease liabilities.

In July 2017, the FASB issued ASU 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception to simplify the accounting for certain instruments with down round features. The amendments require companies to disregard the down round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. Further, companies that provide earnings per share (“EPS”) data will adjust the basic EPS calculation for the effect of the feature when triggered and will also recognize the effect of the trigger within equity. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company adopted this new standard on January 1, 2019 and it did not have a material impact on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820).” This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. The Company adopted ASU No. 2018-13 effective on January 1, 2020 and it did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes (Topic 740)”. This standard simplifies the accounting for income taxes. This standard is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted for all entities. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, “Compensation – Stock Compensation (Topic 718)”: Improvements to Nonemployee Share-Based Payment Accounting. This ASU was issued to expend the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. Previously, these awards were recorded at the fair value of consideration received or the fair value of the equity instruments issued and were measured at the earlier of the commitment date of the date performance was completed. The amendments in this ASU require nonemployee share-based payment awards to be measured at the grant-date fair value of the equity instrument. ASU 2018-07 was effective for fiscal years, including interim periods within those fiscal years beginning after December 15, 2018. The Company adopted ASU 2018-07 effective on January 1, 2019 and it did not have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

F-7

Note 4 – Property and Equipment

Property and equipment from continuing operations were as follows at March 31, 2021 and December 31, 2020:

	March 31,	December 31,
	2021	2020
Leasehold improvements	4,262	4,262
Furniture & fixtures	18,830	18,830
	23,092	23,092
Less accumulated depreciation and amortization	5,309	4,238
Net property and equipment	$17,783	$18,854

Property and equipment from discontinued operations were as follows at March 31, 2021 and December 31, 2020:

	March 31,	December 31,
	2021	2020
Leasehold improvements	$-	$-
Furniture & fixtures	11,072	11,072
Equipment	78,017	83,917
	89,089	94,989
Less accumulated depreciation and amortization	10,478	6,184
Net property and equipment	$78,611	$88,805

As a result of discontinued operations, the leasing equipment of $67,336 was returned in the first quarter of 2021, loss of $5,902 on disposition and no liabilities were due currently.

Depreciation and amortization expense from continuing operations for the three months ended March 31, 2021 and 2020 was $1,071 and $932, respectively. Depreciation and amortization expense from discontinued operations for the three months ended March 31, 2021 and 2021 was $4,294 and $9,406, respectively.

Note 5 – Goodwill

As of March 31, 2021, the goodwill in connection with the acquisition of the assets in October 2019 associated with and related to a retail vitamin, supplements and nutrition store located in McKinney, Texas was $0.

Goodwill is not amortized, but is evaluated for impairment annually or when indicators of a potential impairment are present. The annual evaluation for impairment of goodwill is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believes such assumptions are also comparable to those that would be used by other marketplace participants. The Company determined impairment adjustment was necessary for the year ended December 31, 2020, since the goodwill was not substantiating a future cash flow. Hence, goodwill of $29,689 was impaired in full during the fourth quarter of 2020.

Note 6 – Licensing Agreement

On June 27th, 2019, the Company executed an exclusive license agreement with Novo MedSpa Addison Corp (“Novo Medspa”) providing the Company with the exclusive rights to the Novopelle brand and to establish new Novopelle branded MedSpa locations on a worldwide basis (the “Exclusive License”). In consideration for the Exclusive License, the Company paid Novo MedSpa a one-time cash payment of $40,000 and issued to Novo MedSpa 250,000 shares of the Company’s common stock. The 250,000 shares of the Company’s common stock were valued at $0.10 per share or $25,000.

During the fourth quarter of 2019, the Company opened a new MedSpa location and paid Novo MedSpa a one-time cash payment of $30,000 as a new location fee pursuant to the exclusive license agreement.

F-8

On May 13, 2020, the Company provided Novo Medspa with notice to terminate the June 27, 2019 License Agreement in pursuit of the Company’s desire to establish and develop its own brand and have the flexibility to offer additional products and services that are not currently available at Novopelle branded locations, which was effective immediately. Accordingly, the license of $95,000 was impaired in full during the second quarter of 2020.

Note 7 – Other assets

On May 15, 2020, the Company executed a securities purchase agreement with Global Career Networks Inc, a Delaware corporation (the “Seller”), the sole owner of Life Guru, pursuant to which the Company purchased from the Seller, a 51% interest in the capital stock of Life Guru, representing an aggregate of 2,040 shares of Life Guru’s common stock. LifeGuru owns and operates the LifeGuru.me website which is currently in development and is anticipated to be fully launched in the fourth quarter of 2020. In consideration for the purchase, the Company agreed to issue the Seller 500,000 shares of the Company’s Series B Preferred Stock at closing, which occurred on May 15, 2020. An additional up to 1,500,000 Series B Preferred Stock shares will be issuable to the Seller upon the following milestones, provided that such milestones are met prior to the earlier of (i) one (1) year after closing; and (ii) thirty (30) days after the Company has provided the Seller written notice of a breach by the Seller of any provision of the SPA, which breach has not been reasonably cured within such thirty (30) day period (such earlier date of (i) and (ii), the “Milestone Termination Date”):

(a) 500,000 Series B Preferred Stock shares upon completion of the fully operational LifeGuru.me website;

(b) 500,000 Series B Preferred Stock shares upon such time as 300 coaches have signed up at LifeGuru.me; and

(c) 500,000 Series B Preferred Stock shares upon such time as 1,000 coaches have signed up at LifeGuru.me.

The fair value of 500,000 shares of the Company’s Series B Preferred Stock issued at closing, valued on such grant date was $605,488, which equaled the market price per common share on the grant multiplied by the equivalent number of common shares which would be issuable upon conversion of Series B Preferred Stock.

The Company did not recognize any liabilities related to the milestone shares due to the uncertainty surrounding such milestones as of December 31, 2020.

The 51% owned subsidiary is a consolidated entity which requires the presentation of noncontrolling interest in the consolidated statements of operations for the three months ended March 31, 2021. As there was no activity for the entity as of March 31, 2021, no assets, liabilities or noncontrolling interest were presented at the period ended March 31, 2021. Since the asset is not substantiating a future cash flow, the Company determined an impairment adjustment was necessary for the periods presented. Investment in LifeGuru of $605,488 was impaired in full during the fourth quarter of 2020.

During the second quarter of 2021, the Company issued 500,000 Series B Preferred Stock shares for reaching the second milestone. The fair value of 500,000 shares of the Company’s Series B Preferred Stock issued at closing, valued on such grant date was $601,852, which equaled the market price per common share on the grant multiplied by the equivalent number of common shares which would be issuable upon conversion of Series B Preferred Stock. This amount was expensed as in process research and development.

The Company did not recognize any liabilities related to the milestone shares due to the uncertainty surrounding such milestones.

Note 8 – Capital lease

On June 17, 2020, the Company entered into an agreement with a vendor to purchase equipment used in its spa operations. Pursuant to the agreement, the Company agreed to pay a total amount of $44,722 in 24 installments, or $1,819 per month plus tax. The outstanding balance of this capital lease was $34,987 as of March 31, 2021. Due to the discontinued operation, the Company returned equipment in the first quarter of 2021. The Company impaired $1,455 the asset down to the value of the liability.

F-9

On July 14, 2020, the Company entered into an agreement with a vendor to purchase equipment used in its spa operations. Pursuant to the agreement, the Company agreed to pay a total amount of $44,722 in 24 installments, or $1,819 per month plus tax. The outstanding balance of this capital lease was $31,457 as of March 31, 2021. Due to the discontinued operation, the Company returned equipment in the first quarter of 2021. The Company impaired $5,991 the asset down to the value of the liability.

Note 9 – Operating Right-of-Use Lease Liability

On January 1, 2019, the Company adopted Accounting Standards Update No. 2016-2, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosure surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

As of March 31, 2021, the Company had three (3) leasing agreements subject to Accounting Standards Codification (ASC) 842.

Location 1 – Capitol City Solutions USA, Inc.

On January 1, 2020, the Company recognized an operating right-of-use asset in the amount of $113,794 and an operating lease liability in the amount of $113,794 in connection with Location 1. The lease term is sixty-one (61) months and expires in January 2025.

The following is a schedule, by year, of maturities of lease liabilities as of March 31, 2021:

2021	20,466
2022	27,288
2023	27,288
2024	27,288
2025	2,274
Total undiscounted cash flows	104,604
Less imputed interest (8%)	(23,167)
Present value of lease liability	$81,437

Total rental expense related to this location for the three months ended March 31, 2021 was $6,822. The operating lease right-of-use asset net balance at December 31, 2020 related to this location was $81,437.

Due to discontinued operations of VISSIA Waterway, Inc. and Vissia Mckinney LLC, the related right-of-use asset of $186,162 and $179,495, respectively, net of amortization was impaired in full, as of December 31, 2020. Legend Nutrition’s lease was up December 31, 2020, and the Company chose not to renew the lease, and closed the store. Hence, Legend Nutrition’s right-of use asset and liabilities are fully amortized as of December 31, 2020.

Location 2 – VISSIA Mckinney, LLC

On January 1, 2019, the Company recognized an operating right-of-use asset in the amount of $287,206 and an operating lease liability in the amount of $294,774 in connection with Location 1. The lease term is eighty-four (84) months and expires in November 2025.

F-10

The following is a schedule, by year, of maturities of lease liabilities as of March 31, 2021:

2021	54,951
2022	55,854
2023	56,776
2024	57,715
2025	53,828
Total undiscounted cash flows	279,124
Less imputed interest (8%)	(83,144)
Present value of lease liability	$195,980

Total rental expense related to this location for the three months ended March 31, 2021 was $0. The operating lease right-of-use asset net balance at March 31, 2021 related to this location was $0, which was impaired in full due to discontinue operations.

Location 3 – VISSIA Waterway, Inc.

On January 1, 2020, the Company recognized an operating right-of-use asset in the amount of $234,485 and an operating lease liability in the amount of $234,485 in connection with Location 2. The lease term is sixty (60) months and expires in December 2024.

The following is a schedule, by year, of maturities of lease liabilities as of March 31, 2021:

2021	55,540
2022	57,206
2023	58,922
2024	60,690
Total undiscounted cash flows	232,358
Less imputed interest (8%)	(49,529)
Present value of lease liability	$182,829

Total rental expense related to this location for the three months ended March 31, 2021 was $0. The operating lease right-of-use asset net balance at March 31, 2021 related to this location was $0, which was impaired in full due to discontinue operations.

Note 10 – Accrued Compensation for Related Parties

At March 31, 2021, accrued compensation was $151,500, representing cash compensation due to the Company’s executive officers for services rendered.

F-11

Note 11 – Notes Payable

Notes payable represents the following at March 31, 2021:

Note payable dated May 17, 2019 for $30,000, with interest at 5% per annum and due on April 30, 2020. The Note and accrued interest totaled $31,791 were settled by the issuance of 242,407 common shares of the Company at a price of $0.131 per share. The shares were valued at $0.33 per share based on the market price at the settlement date. Accordingly, the Company recorded loss on loan settlement of $48,203 during the year ended December 31, 2020.	$30,000
Less: Settlement	(30,000)
	0	(1)

Note payable to an individual dated July 8, 2019 for $40,000, with interest at 8% per annum and due on July 8, 2020. The Note is a convertible promissory note. The Note holder has the right to convert all or any portion of the principal amount and accrued interest due on the Note into the shares issued under the Company’s qualified Regulation A offering circular (the “Offering Statement”), at the offering price of such offering ($0.50 per share). The Note is currently past due.	40,000	(2)

Note payable to a financial group dated August 26, 2019 for $75,000, with interest at 12% per annum and due on August 26, 2020. The Note is a convertible promissory note in the event of default. The Note holder has the right to convert all or any portion of the principal amount and accrued interest due on the Note into the shares of the Company at the price equal to 50% of the lowest trading price on the primary trading market on which the Company’s common stock is quoted for the last ten (10) trading days immediately prior to but not including the conversion date.
During the year ended December 31, 2020, principal and accrued interest totaling $86,100 was converted into 713,250 common shares of the Company within the terms of the note.	75,000
Less: conversion	(75,000)
	0	(3)

Note payable dated October 15, 2019 for $75,000, with interest at 10% per annum and due on July 15, 2020. The Note is a convertible promissory note. The Note holder has the right to convert all or any portion of the principal amount and accrued interest due on the Note into the shares under the Offering Statement at the offering price. Furthermore, the Company issued 10,000 shares of the Company’s common stock to the unrelated party investor as further consideration to enter into the loan with the Company. During the year ended December 31, 2020, principal and accrued interest totaling $83,233 was converted into 1,503,883 common shares of the Company within the terms of the note.	75,000
Less: conversion	(75,000)
	0	(4)

Note payable of $78,750 dated October 28, 2019 for cash of $75,000, with interest at 10% per annum and due on October 28, 2020. The Note is a convertible promissory note. The conversion price is equal to the lesser of (i) the price per share of common stock sold to investors in the Offering Statement ($0.50 per share), or (ii) a variable conversion price equal to 60% multiplied by the lowest trading price for the common stock during the ten (10) trading day period ending on the latest completed trading day prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $84,620 was converted into 1,119,309 common shares of the Company within the terms of the note during the year ended December 31, 2020. Accordingly, the unamortized discount as of the conversion date in the amount of $62,652 was expensed.	78,750
Less: conversion	(78,750)
	0	(5)

Note payable of $78,750 dated October 28, 2019 for cash of $75,000, with interest at 10% per annum and due on October 28, 2020. The Note is a convertible promissory note. The conversion price equals the lesser of (i) the price per share of common stock sold to investors in the Offering Statement ($0.50 per share), or (ii) a variable conversion price equal to 60% multiplied by the lowest trading price for the common stock during the ten (10) trading day period ending on the latest completed trading day prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $84,529 was converted into 1,080,808 common shares of the Company within the terms of the note during the year ended December 31, 2020. Accordingly, the unamortized discount as of the conversion date in the amount of $57,130 was expensed.	78,750
Less: conversion	(78,750)
	0	(6)

F-12

Note payable of $78,750 dated October 28, 2019 for cash of $75,000, with interest at 10% per annum and due on October 28, 2020. The Note is a convertible promissory note. The conversion price equals the lesser of (i) the price per share of common stock sold to investors in the Offering Statement ($0.50 per share), or (ii) a variable conversion price equal to 60% multiplied by the lowest trading price for the common stock during the ten (10) trading day period ending on the latest completed trading day prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $84,620 was converted into 1,119,309 common shares of the Company within the terms of the note during the year ended December 31, 2020. Accordingly, the unamortized discount as of the conversion date in the amount of $62,652 was expensed.	78,750
Less: conversion	(78,750)
	0	(7)

On October 18, 2019, Legend Nutrition, Inc. (“Legend”), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement with David Morales to acquire all of the assets associated with and related to a retail vitamin, supplements and nutrition store located in McKinney, Texas. Pursuant to the Asset Purchase Agreement, Legend purchased a variety of assets including software, contracts, bank and merchant accounts, products, inventory, computers, security systems and other intellectual properties (the “Assets”). For consideration of the Assets, Legend issued to Mr. Morales a promissory note in the amount of $75,000 bearing an interest rate of five percent (5%) per annum and with a maturity date of one year (October 18, 2020). The Note and accrued interest totaling $ 81,657 was settled by the issuance of 889,979 common shares of the Company. The shares were valued at $0.21 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $889,979 during the year ended December 31, 2020.	75,000
Less: Settlement	(75,000)
	0	(8)

Note payable of $157,500 dated February 24, 2020 for cash of $150,000, net of original issue discount of $7,500, with interest at 8% per annum and due on February 24, 2021. The Note is a convertible promissory note. The conversion price equals 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to and including the conversion date, representing a discount rate of 40%. %. The Note and accrued interest totaling $166,362 was converted into 3,071,819 common shares of the Company within the terms of the note during the year ended December 31, 2020.	157,500	(9)
Less: Conversion	(157,500)
	0

Note payable of $88,000 dated April 20, 2020 for cash of $88,000, with interest at 8% per annum and due on April 20, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The Note and accrued interest totaling $140,968 was converted into 2,232,298 common shares of the Company within the terms of the note during the year ended December 31, 2020.	88,000	(10)
Less: Conversion	(88,000)
	0

Note payable of $105,000 dated April 30, 2020 for cash of $100,000, net of original issue discount of $5,000, with interest at 8% per annum and due on April 30, 2021. The annual interest rate will increase to 15% if in default. The Note is a convertible promissory note. The conversion price equals the lower of $0.50 per share or 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $109,200 was converted into 1,511,000 common shares of the Company within the terms of the note during the year ended December 31, 2020.	105,000	(11)
Less: Conversion	(105,000)
	0

F-13

Note payable of $53,000 dated May 19, 2020 for cash of $53,000, with interest at 8% per annum and due on August 19, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The Note and accrued interest totaling $86,217 was converted into 683,791 common shares of the Company within the terms of the note during the year ended December 31, 2020.	53,000	(12)
Less: Conversion	(53,000)
	0

Note payable dated June 24, 2020 for $30,000, with interest at 5% per annum and due on September 24, 2020. The Note is unsecured. The Note and accrued interest totaling $ 30,777 was settled by the issuance of 376,704 common shares of the Company. The shares were valued at $0.21 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $48,331 during the year ended December 31, 2020.	30,000	(13)
Less: Conversion	(30,000)
	0

Note payable dated July 7, 2020 for $50,000, with interest at 5% per annum and due on July 7, 2021. The Note is unsecured.	$50,000	(14)

Note payable of $53,000 dated August 5, 2020 for cash of $53,000, with interest at 8% per annum and due on November 5, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The note, accrued interest and early payment penalty totaling $70,736 was paid during the three months ended March 31, 2021.	53,000	(15)
Less: Repayment	(53,000)
	0

Note payable of $105,000 dated August 11, 2020 for cash of $100,000, net of original issue discount of $5,000, with one-time interest charge of 8% payable and due on May 11, 2021. The outstanding balance of the Note will be increase by 135% if in default. The Note is a convertible promissory note. The conversion price equals the lower of $0.50 per share or 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 40%. The note and accrued interest totaling $111,466 was settled by the issuance of 708,750 common shares of the Company and $50,000 in cash. The note and accrued interest were converted at $0.1614 per share and settled with additional share at $0.45 per shares. Accordingly, the Company recorded a loss on loan settlement of $58,059 during the three months ended March 31, 2021.	105,000	(16)
Less: Repayment	(105,000)
	0

Note payable of $53,000 dated September 14, 2020 for cash of $53,000, with interest at 8% per annum and due on December 14, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The note, accrued interest and early payment penalty totaling $70,736 was paid during the three months ended March 31, 2021.	53,000	(17)
Less: Repayment	(53,000)
	0

Note payable to an unrelated party dated September 11, 2020 for $4,000, with no interest and due on demand.	4,000	(18)

Note payable to an unrelated party dated September 16, 2020 for $5,000, with no interest and due on demand.	5,000	(19)

Note payable of $56,750 dated October 12, 2020 for cash of $52,750, with interest at 8% per annum and due on October 12, 2021. The annual interest rate will increase to 24% if in default. The Note is a convertible promissory note. The conversion price equals the lessor of $0.50 per share or 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 40%.	56,750	(20)

F-14

Note payable of $138,00 dated November 13, 2020 for cash of $138,000, with interest at 8% per annum and due on November 13, 2021. The annual interest rate will increase to 18% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The note, accrued interest and early payment penalty totaling $183,483 was paid during the three months ended March 31, 2021.	138,000	(21)
Less: Repayment	(138,000)
	0

Note payable of $83,500 dated December 2, 2020 for cash of $83,500, with interest at 8% per annum and due on March 2, 2022. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The note, accrued interest and early payment penalty totaling $104,527 was paid during the three months ended March 31, 2021.	$83,500	(22)
Less: Repayment	(83,500)
	0

Note payable of $425,000 dated January 6, 2021 for cash of $400,000, with interest at 6% per annum and due on January 7, 2022. The annual interest rate will increase to 15% if in default. The Note is a convertible promissory note. The conversion price equals the lessor of $0.50 or 75% of the lowest daily volume weighted average price (VWAP) for the common stock during the seven (7) trading day period prior to the conversion date, representing a discount rate of 25%. The note totaling $300,000 was converted into 1,640,638 common shares of the Company within the terms of the note during the quarter ended March 31, 2021.	$425,000	(23)
Less: Conversion	(300,000)
	125,000

Note payable of $425,000 dated January 6, 2021 for cash of $400,000, with interest at 6% per annum and due on January 7, 2022. The annual interest rate will increase to 15% if in default. The Note is a convertible promissory note. The conversion price equals the lessor of $0.50 or 75% of the lowest daily volume weighted average price (VWAP) for the common stock during the seven (7) trading day period prior to the conversion date, representing a discount rate of 25%. The note totaling $200,000 was converted into 1,089,910 common shares of the Company within the terms of the note during the quarter ended March 31, 2021.	$425,000	(24)
Less: Conversion	(200,000)
	225,000

Note payable of $300,000 dated March 30, 2021 for cash of $282,000, with interest at 6% per annum and due on March 30, 2022. The annual interest rate will increase to 15% if in default. The Note is a convertible promissory note. The conversion price equals the lessor of $0.2437 or 75% of the lowest daily volume weighted average price (VWAP) for the common stock during the seven (7) trading day period prior to the conversion date, representing a discount rate of 25%.	$300,000	(25)

Note payable of $300,000 dated March 30, 2021 for cash of $282,000, with interest at 6% per annum and due on March 30, 2022. The annual interest rate will increase to 15% if in default. The Note is a convertible promissory note. The conversion price equals the lessor of $0.2437 or 75% of the lowest daily volume weighted average price (VWAP) for the common stock during the seven (7) trading day period prior to the conversion date, representing a discount rate of 25%.	$300,000	(26)
	$1,105,750
Less: unamortized discount	(959,303)
Total	$146,447
Short term convertible notes, net of discount of $959,303	$87,447
Long-term convertible notes, net of discount of $0	$0
Short-term non-convertible notes – continuing operations	$55,000
Short-term non-convertible notes – discontinued operations	$4,000
Long-term non-convertible notes	$0

F-15

Note 12 – Loans from Related Parties

On April 12, 2019, the Company entered into individual share exchange agreements and promissory notes with each of Daniel Dror, Winfred Fields and former Directors Everett Bassie and Charles Zeller (the “AMIH Shareholders”), whereby the AMIH Shareholders agreed to cancel and exchange a total of 5,900,000 shares of their AMIH common stock. The Company issued individual promissory notes with an aggregate principal amount of $350,000 (the “Promissory Notes”) for cancellation of the 5,900,000 common shares. The Promissory Notes have a term of two years and accrue interest at the rate of 10% per annum until paid in full by the Company. The Company recorded interest of $7,506 on these notes during the year ended December 31, 2020. The accrued interest on these notes was $18,982 as of December 31, 2020. The Note and accrued interest totaling $ 280,108 was settled by the issuance of 3,476,495 common shares of the Company. The shares were valued at $0.31 and $0.27 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $758,601 during the year ended December 31, 2020.	$350,000
Less: Conversion	(240,000)
110,000

Note payable to Isaak Cohen, father to the Company’s CEO, dated June 21, 2019 for $40,000, with interest at 8% per annum and due on June 21, 2020. The promissory note is unsecured. Furthermore, the Company issued 50,000 shares of the Company’s common stock to the related party investor as further consideration to enter into the loan with the Company. The Company issued 50,000 common shares valued at $0.10 per share, or $5,000, based on recent sales of common stock to the third party, which was accounted for at a discount on the note. The principal of this Note of $40,000 and accrued interest of $2,214 was paid with cash in full during the first quarter of 2020. Accordingly, the unamortized discount as of the payment date in the amount of $2,363 was expensed.	0

Note payable to Isaak Cohen, father to the Company’s CEO, dated September 9, 2019 for $100,000, with interest at 8% per annum and due on September 9, 2020. The promissory note is unsecured. Furthermore, the Company issued 100,000 shares of the Company’s common stock to the related party investor as further consideration to enter into the loan with the Company. The Company issued 100,000 common shares valued at $1.00 per share, or $100,000, based on the market price at the grant date, which was accounted for as a discount on the note. The Note and accrued interest totaling $109,278 were settled by the issuance of 895,722 common shares of the Company at a price of $0.122 per share. The shares were valued at $0.33 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $186,310 during the nine months ended September 30, 2020.	0

As of March 31, 2021, the Company had a short-term note payable in the amount of $13,473 to Kemah Development Texas, LP, a company owned by Dror Family Trust, a related party.	13,473

As of March 31, 2021, the Company had a short-term loan payable in the amount of $6,253 to a related party with no interest and due on demand.	6,253

As of March 31, 2021, outstanding loan balances payable to two of the Company officers and board members, Esteban Alexander and Jacob Cohen, was $23,878. The Company incurred $465 and $75, respectively, on imputed interest expense due to related party borrowing during the three months ended March 31, 2021.	23,878
$153,604
Less: unamortized discount	(0)
Total	$153,604
Long-term loan from related parties	$0
Short-term loan from related parties – continuing operations	$129,726
Short-term loan from related parties – discontinued operations	$23,878

F-16

Note 13 – Derivative Liabilities

Notes that are convertible at a discount to market are considered embedded derivatives.

Under Financial Accounting Standard Board (“FASB”), U.S. GAAP, Accounting Standards Codification, “Derivatives and Hedging”, ASC Topic 815 (“ASC 815”) requires that all derivative financial instruments be recorded on the balance sheet at fair value. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and requiring judgment and estimates.

The Company’s convertible note has been evaluated with respect to the terms and conditions of the conversion features contained in the note to determine whether they represent embedded or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in the notes totaled $2,040,383 and represent a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Lattice Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion.

The Convertible Note derivatives were valued as of December 31, 2020, issuance, conversion and March 31, 2021 as set forth in the table below.

Derivative liabilities as of December 31, 2020	$517,366
Initial derivative liabilities at new note issuance	2,719,439
Initial loss	(0)
Conversion	(763,241)
Mark to market changes	(433,181)

Derivative liabilities as of March 31, 2021	$2,040,383

As of March 31, 2021, the Company had derivative liabilities of $2,040,383, and recorded changes in derivative liabilities in the amount of $433,181 during the three months ended March 31, 2021.

F-17

The following assumptions were used for the valuation of the derivative liability related to the Notes:

-	The stock price would fluctuate with the Company’s projected volatility;
-	The projected volatility curve from an annualized analysis for each valuation period was based on the historical volatility of the Company and the term remaining for each note ranged from 176% through 290% at issuance, conversion, and quarters ends;
-	The Company would not redeem the notes;
-	An event of default adjusting the interest rate would occur initially 0% of the time for all notes with increases 1% per month to a maximum of 10% with the corresponding penalty;
-	The Company would raise capital quarterly at market, which could trigger a reset event; and
-	The Holder would convert the note monthly if the Company was not in default.

Note 14 – Costs and estimated earnings in excess of billings on uncompleted contract

The Company has two major long-term contracts in progress which were completed during the year ended December 31, 2020. Work has started on the long-term contracts that will have costs and earnings in the following periods:

Job	March 31, 2021	December 31, 2020

Contract Revenues	-	5,640,707
Other Revenue	-	156,922
Total Revenues	-	5,797,629

Contract COGS	-	4,184,033
Other COGS	-	668,598
Total COGS	-	4,852,631

Gross Profit	-	944,998
Percentage of completion (POC)	-%	100%

Revenues – POC	-	7,358,273

Bill to Date	$-	$7,358,273

Costs and estimated earnings in excess of billings on uncompleted contract	$-	$-

Unbilled receivables, which represent an unconditional right to payment subject only to the passage of time, are reclassified to accounts receivable when they are billed under the terms of the contract. Contract liabilities represent amounts billed to clients in excess of revenue recognized to date, which was $0 as of December 31, 2020. The Company recognized revenue of $5,640,707 for the two construction projects, Normandy and Gateway during the year ended December 31, 2020 in connection with such contract assets. All incurred costs associated with contract assets as of December 31, 2020 was billed and collected. No activities incurred during the first quarter of 2021.

F-18

Note 15 – Capital Stock

Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of preferred stock, $0.0001 par value, of which three shares were designated as Series A Preferred Stock and 2,000,000 were designated as Series B Preferred stock, the balance of 2,999,997 shares of preferred stock were undesignated as of December 31, 2020.

The holders of Series A Preferred Stock have no dividend rights, liquidation preference and conversion rights. As long as any shares of Series A Preferred Stock remain issued and outstanding, the holders of Series A Preferred Stock have the right to vote on all shareholder matters equal to sixty percent (60%) of the total vote. At the option of the Company, Series A Preferred Stock is redeemable at $1.00 per share.

The holders of Series B Preferred Stock have the same dividend rights as common stockholders on a fully converted basis, are entitled to receive pari passu with any distribution of any of the assets of the Company to the holders of the Company’s common stock, but not prior to any holders of senior securities. Each share of Series B Preferred Stock may be converted, at the option of the holder thereof, into that number of shares of common stock of the Company as equals $1.00 divided by 90% of the average of the volume weighted average prices (“VWAP”) of the Company’s common stock, for the five trading days immediately preceding the date the notice of conversion is received, subject to the limit of 4.999% of the Company’s outstanding shares of common stock. The holders of Series B Preferred Stock have no voting rights.

On May 15, 2020, the Company entered into a Securities Purchase Agreement with GCN as described in greater detail in “Note 2 - Organization, Ownership and Business”. Pursuant to the SPA, the Company acquired a 51% interest in Life Guru from GCN in consideration for 500,000 shares of newly designated Series B Convertible Preferred Stock, which had an agreed upon value of $500,000 ($1.00 per share), and agreed to issue GCN up to an additional 1,500,000 shares of Series B Convertible Preferred Stock (with an agreed upon value of $1,500,000) upon reaching certain milestones. The fair value of the first 500,000 shares of the Company’s Series B Preferred Stock at grant date was $605,488, a result of market price per common share at the grant date times the equivalent number of common shares after the conversion of Series B Preferred Stock. Such 500,000 initial shares of Series B Preferred Stock were subsequently converted to common stock in June 2020, as discussed below. On February 26, 2021, the Company issued GNC 500,000 shares of Series B Convertible Preferred Stock as miles stones was reach. The fair value of the 500,000 shares of the Series B Preferred Stock at grant date was $601,852, a result of market price per common shares at the grant date times the equivalent number of common shares after the conversion of Series B Preferred Stock. Such 500,000 of Series B preferred Stock were subsequent converted to common stock in February 2021, as discussed below.

On May 20, 2020, the Company issued one share of its newly designated shares of Series A Preferred Stock to each of the three members of its then Board of Directors, (1) Jacob D. Cohen, (2) Esteban Alexander and (3) Luis Alan Hernandez, in consideration for services rendered to the Company as members of the Board of Directors. Such shares of Series A Preferred Stock vote in aggregate sixty percent (60%) of the total vote on all shareholder matters, voting separately as a class. Notwithstanding such voting rights, no change in control of the Company was deemed to have occurred in connection with the issuance since Messrs. Cohen, Alexander and Hernandez, own in aggregate 68% of the Company’s outstanding common stock and therefore controlled the Company prior to such issuance. The shares of Series A Preferred Stock held by Mr. Alexander and Mr. Hernandez were canceled on November 6, 2020 pursuant to the Stock Purchase Agreements dated October 2, 2020, and as such, a change of control occurred on such date, with Mr. Cohen taking over voting control of the Company, and serving since December 15, 2020, as the sole officer and director of the Company.

As of March 31, 2021 and December 31, 2020, there was one share of Series A Preferred Stock and no shares of Series B Preferred Stock issued and outstanding.

F-19

Common Stock

The Company is authorized to issue up to 195,000,000 shares of common stock, $0.0001 par value, of which 72,563,766 shares were issued and outstanding at March 31, 2021 and 55,066,855 were issued and outstanding at December 31, 2020.

On January 12, 2021, the Company issued 708,750 common shares and payment of $50,000 to settle a note with an unrelated party, dated August 11, 2020. The Company recorded a loss on loan settlement of $58,059.

On February 2, 2021, the Company issued 200,000 shares of the Company’s common stock to a non-related third-party investor in exchange for $100,000 in cash.

On February 8, 2020, the 500,000 shares of Series B Convertible Preferred stock were converted into 2,057,613 shares of the Company’s restricted common stock per GCN’s request.

In first quarter of 2021, the Company issued 11,800,000 shares of the Company’s common stock in consideration for services performed by employee and non-employee. The shares were valued at $4,223,390 based on the market price on the date of agreement.

In first quarter of 2021, the Company issued 2,730,548 common shares to investors in exchange for $502,050 of principal and accrued interest owed under the terms and conditions of that convertible note as issued.

Note 16 – Going Concern

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As reflected in the accompanying financial statements, the Company has a net loss from continuing operation of $7,354,994 for the three months ended March 31, 2021 and a net loss from continuing operation of $30,619 for the three months ended March 31, 2020, a net loss from discontinued operation of $17,612 and $99,293 for the three months ended March 31, 2021 and 2020 respectively, and an accumulated deficit of $17,932,264 as of March 31,2021. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty. There can be no assurance that the Company will become commercially viable without additional financing, the availability and terms of which are uncertain. If the Company cannot secure necessary capital when needed on commercially reasonable terms, its business, condition (financial and otherwise) and commercial viability may be harmed. Although management believes that it will be able to successfully execute its business plan, which includes third party financing and the raising of capital to meet the Company’s future liquidity needs, there can be no assurances in this regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

F-20

Note 17 – Uncertainties

In the ordinary course of business, the Company may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company believes the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

Robert Holden vs AMIH

On October 14, 2019, Robert Holden, the Company’s former CEO, filed a Petition and Application for Temporary Restraining Order in the District Court of Harris County, Texas against the Company stating that the Company is blocking Mr. Holden’s legal right to trade his shares in the open market and further attempting to stake his claim that he maintains his rights to the 3,800,000 shares he received in connection with his acceptance as CEO of the Company on or around May 31, 2018. The Company is maintaining the position that Mr. Holden does not have the right to those shares as he was in breach of his obligation to convey a digital marketing business to the Company and subsequently resigned from the Company shortly thereafter, on or around August 15, 2018 and that he procured the shares through fraud. On November 11, 2019, the Company issued a response with a Motion to Dismiss Under the Texas Citizen’s Participation Act (TCPA) citing that any declaratory judgment and breach of contract claims be dismissed unless Mr. Holden can, through “clear and specific evidence”, establish a prima facie case for each essential element of his claims. After an attempt to remand the case to federal court, the Company filed an amended notice of submission for its TCPA motion for submission on May 18, 2020, whereby Holden failed to respond to the motion in a timely manner. On May 18, 2020, the Company filed a response in support of its motion to dismiss under the TCPA, which was denied on June 3, 2020. Immediately thereafter, on June 4, 2020, the Company filed a notice of accelerated interlocutory appeal to appeal the denial of the motion to dismiss under the TCPA and the trial court’s failure to rule on the Company’s objection to the timeliness of Holden’s response. The outcome of this action, and the ultimate outcome of the lawsuit is currently unknown at this time, provided that the Company intends to vehemently defend itself against the claims made in the lawsuit.

AMIH vs. Winfred Fields

On November 11, 2019, the Company filed an original petition and jury demand against Winfred Fields, a shareholder, in the 458th Judicial District Court of Fort Bend County seeking damages related to breach of contract and fraud related charges. The Company executed an exchange agreement with Mr. Fields on or around April 12, 2019 whereby Mr. Fields was required to tender to the Company a total of 650,000 of the 750,000 shares of the Company’s common stock that Mr. Fields then owned (the “Exchanged Shares”) in exchange for a promissory note with a maturity date of April 12, 2021 payable in the amount of $42,500 (the “Fields Note”) (see also “Note 12 - Loans to Related Parties”). The Exchange Agreement required that Mr. Fields immediately return the stock certificates for the Exchanged Shares to the Company or its designated agent for immediate cancellation and for Mr. Fields to retain the remaining 100,000 shares. Mr. Fields agreed in the Exchange Agreement that these shares would not become unrestricted until such time as Mr. Fields received an opinion of counsel satisfactory to the Company that the shares were not restricted for trade under SEC regulations. After executing the Exchange Agreement, Mr. Fields—rather than return the Exchanged Shares or obtain said opinion of counsel—attempted to deposit and trade the Exchanged Shares and the restricted shares, which was a direct violation of the Exchange Agreement. The Company asserts that Mr. Fields knowingly, willingly and fraudulently attempted to deposit and trade the Exchanged Shares and is seeking damages and equitable relief. Upon several attempts to serve Mr. Fields, service was perfected on or around February 3, 2020. On March 2, 2020, Mr. Fields filed a response generally denying all claims. On May 22, 2020, the Company filed its first request for production and request for disclosure and discovery insisting that Mr. Fields produce all documentation related to the fraudulent transaction and is awaiting a response to these requested discovery items. The outcome of this action is currently unknown at this time. In November 2019, the Company recovered 650,000 shares from Mr. Fields which were cancelled in 2019.

F-21

Note 18 – Discontinued Operations

During 2020, the Company decided to discontinue the operation of its VISSIA McKinney, VISSIA Waterway, and Legend Nutrition. VISSIA McKinney, VISSIA Waterway, and Legend Nutrition have been presented as discontinued operations in the accompanying consolidated financial statements. The operating results for VISSIA McKinney, VISSIA Waterway, and Legend Nutrition have been presented in the accompanying consolidated statement of operations for the three months ended March 31, 2021 and 2020 as discontinued operations and are summarized below:

	Years Ended March 31,
	2021	2020
Revenue	$2,530	$113,432
Cost of revenue	0	53,449
Gross Profit	2,530	59,983
Operating expenses	20,142	158,268
Loss from operations	(17,612)	(98,285)
Other Expenses	(0)	(1,008)
Net loss	$(17,612)	$(99,293)

Note 19 – Subsequent Events

On April 8, 2021, the Company issued 909,361 common shares to an investor in exchange for $129,925 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On April 21, 2021, the Company issued 403,769 common shares to an investor in exchange for $50,875 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On April 28, 2021, the Company issued 485,079 common shares to an investor in exchange for $61,120 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On May 3, 2021, the Company issued 760,928 common shares to an investor in exchange for $56,750 of principal and accrued interest owed under the terms and conditions of that 8% convertible promissory note as issued to Quick Capital, LLC, dated October 20, 2020.

Management has evaluated all subsequent events from March 31, 2021 through the issuance date of the financial statements for subsequent event disclosure consideration. No change to the financial statements for the three months ended March 31, 2021 is deemed necessary as a result of this evaluation.

F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of American International Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of American International Holdings Corp. and its subsidiaries (collectively, the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 16 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 16. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Discontinued Operations

As discussed in Note 1 to the financial statements, the Company made a decision to abandon the operations of 3 subsidiaries during the year ended December 31, 2020.

Auditing management’s evaluation of discontinued operations takes significant judgment given the fact that managements judgements on whether carrying values of assets exceeds fair value is needed to determine whether an impairment is necessary.

To evaluate the appropriateness and accuracy of the impairment determined by management, we examined the age and type of assets as well as the carrying values for each to assess whether the values were reasonably stated.

Derivatives

As discussed in Note 1 to the financial statements, the Company enters into convertible debt arrangements that have variable conversion rates that are tied to the Company’s equity values.

Auditing management’s valuation of the of the fair value of derivative liabilities takes significant judgment, given the fact that the Binomial model uses estimates of future value based multiple scenarios from historical data.

To evaluate the appropriateness and accuracy of the fair value determined by management, we examined the historical data and the model used to calculate the fair value of the derivative liabilities.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2017.

Houston, Texas

April 15, 2021

F-23

AMERICAN INTERNATIONAL HOLDINGS CORP.

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,144	$1,204,411
Prepayment and deposits	3,333	339,306
Assets of discontinued operations	10,061	96,997
TOTAL CURRENT ASSETS	38,538	1,640,714

NON-CURRENT ASSETS:
Property and equipment, net of accumulated depreciation of $4,238 and $0	18,854	-
Right-of-use asset - operating lease	87,653	-
Rent deposits	6,832	-
Assets of discontinued operations	113,645	551,762
NET NON-CURRENT ASSETS	226,984	551,762

TOTAL ASSETS	$265,522	$2,192,477

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$18,026	$56,211
Accrued interest payable	42,195	41,824
Accrued compensation - related parties	154,500	58,500
Right-of-use liability - operating lease	24,138	-
Convertible notes payable, net of debt discount of $370,923 and $282,144	74,827	144,106
Loans payable	55,000	30,000
Loans payable to related parties, net of discount of $0 and $69,126	25,392	84,346
Derivative liabilities	517,366	458,745
Billing in excess of costs and estimated earnings	-	1,657,998
Net liabilities of discontinued operations	566,552	419,680
TOTAL CURRENT LIABILITIES	1,477,996	2,951,410

LONG-TERM LIABILITIES
Right-of-use liability - operating lease	63,515	-
Convertible notes payable, net of debt discount of $78,482 and $0	5,018	-
Long-term debt - related parties	110,000	350,000
TOTAL LONG-TERM LIABILITIES	178,533	350,000

TOTAL LIABILITIES	$1,656,529	$3,301,410

STOCKHOLDERS’ DEFICIT
Preferred stock, (par value $0.0001, 5,000,000 shares authorized, of which 1 and -0- shares issued and outstanding as of December 31, 2020 and 2019, respectively)	$-	$-
Common stock (par value $.0001, 195,000,000 shares authorized, of which 55,066,855 and 27,208,356 shares issued and outstanding as of December 31, 2020 and 2019, respectively)	5,507	2,721
Treasury stock, at cost;	(3,894)	(103,537)
Common stock payable	-	25,000
Additional paid in capital	9,167,038	2,186,651
Retained deficit	(10,559,658)	(3,219,768)
TOTAL STOCKHOLDERS’ DEFICIT	(1,391,007)	(1,108,933)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$265,522	$2,192,477

The accompanying notes are an integral part of these financial statements.

F-24

AMERICAN INTERNATIONAL HOLDINGS CORP.

Consolidated Statements of Operations

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Revenues
Revenues	$5,797,629	$1,699,886
Cost of revenues	4,852,631	1,519,941
Gross profit	944,998	179,945

Operating expenses
General and administrative expenses	4,329,730	3,044,851
Total operating expenses	4,329,730	3,044,851

Income (Loss) from Operations	(3,384,732)	(2,864,906)

Other income (expenses)
Interest expenses	(219,202)	(60,862)
Amortization of debt discount	(777,964)	(76,230)
Change in derivative liabilities	(107,574)	(147,495)
Impairment loss	(605,488)	-
Settlement loss	(1,041,445)	-
Other income	300	17,733
Total other income (expenses)	(2,751,373)	(266,854)

Net (Loss) from continuing operations	$(6,136,105)	$(3,131,760)

Discontinued operations:
Loss from discontinued operations	(1,203,785)	(80,488)
Total discontinued operations	(1,203,785)	(80,488)

Net loss	(7,339,890)	(3,212,248)

Basic and diluted income (loss) per share
Continuing operations	$(0.17)	$(0.12)
Discontinued operations	$(0.03)	$(0.00)

Weighted average number of shares outstanding
Basic and diluted	35,456,109	25,622,733

The accompanying notes are an integral part of the financial statements

F-25

AMERICAN INTERNATIONAL HOLDINGS CORP.

Consolidated Statement of Changes in Stockholders’ Deficit

							Additional	Common	Retained		Total
	Preferred Stock A		Preferred Stock B		Common Stock		Paid-in	Stock	Earnings	Treasury	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	(Deficit)	Stock	(Deficit)

Balance, December 31, 2018	-	$-	-	$-	18,000,000	$1,800	$336	$-	$(7,520)	$-	$(5,384)

Effect of Reverse Merger 4/12/2019	-	-	-	-	10,933,356	1,093	(15,885)	-	-	(3,894)	(18,686)

Imputed interest	-	-	-	-	-		8,995	-	-	-	8,995

Issuance of common shares under private placement	-	-	-	-	100,000	10	9,990	-	-	-	10,000

Cancellation of common shares for long-term debt	-	-	-	-	(4,250,000)	(425)	(249,932)	-	-	(99,643)	(350,000)

Issuance of common shares for discount on loan	-	-	-	-	150,000	15	104,985	-	-	-	105,000

Issuance of common shares for licensing agreement	-	-	-	-	250,000	25	24,975	-	-	-	25,000

Issuance of common shares for note conversion	-	-	-	-	-	-	-	25,000	-	-	25,000

Issuance of common shares for services	-	-	-	-	2,025,000	203	2,303,187	-	-	-	2,303,390

Net (loss)	-	-	-	-	-	-		-	(3,212,248)	-	(3,212,248)

Balance, December 31, 2019	-	$-	-	$-	27,208,356	$2,721	$2,186,651	$25,000	$(3,219,768)	$(103,537)	$(1,108,933)

							Additional	Common	Retained		Total
	Preferred Stock A		Preferred Stock B		Common Stock		Paid-in	Stock	Earnings	Treasury	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	(Deficit)	Stock	(Deficit)

Balance, December 31, 2019	-	-	-	$-	27,208,356	$2,721	$2,186,651	$25,000	$(3,219,768)	$(103,537)	$(1,108,933)

Imputed interest	-	-	-	-	-	-	3,345	-	-	-	3,345

Reclassification of derivative liabilities due to note conversion	-	-	-	-	-	-	907,551	-	-	-	907,551

Issuance of Series B preferred shares for investment	-	-	500,000	50	-	-	605,438	-	-	-	605,488

Issuance of common shares under private placement	-	-	-	-	131,250	13	71,487	(25,000)	-	-	46,500

Cancellation of treasury stock	-	-	-	-	(1,650,000)	(165)	(99,478)	-	-	99,643	-

Issuance of common shares for note conversion and settlement	-	-	-	-	18,916,774	1,892	2,632,227	-	-	-	2,634,119

Issuance of shares for services - related parties	1	-		-	6,000,000	600	1,559,400	-	-	-	1,560,000

Issuance of shares for services	-	-	-	-	2,377,142	238	1,300,575	-	-	-	1,300,813

Issuance of common shares for Series B preferred shares conversion	-	-	(500,000)	(50)	2,083,333	208	(158)	-	-	-	-

Net (loss)	-	-	-	-	-	-	-	-	(7,339,890)	-	(7,339,890)

Balance, December 31, 2020	1	-	-	$-	55,066,855	$5,507	$9,167,038	$-	$(10,559,658)	$(3,894)	$(1,391,007)

The accompanying notes are an integral part of these financial statements.

F-26

AMERICAN INTERNATIONAL HOLDINGS CORP.

Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,339,890)	$(3,212,248)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation	55,280	19,744
Amortization of debt discount	777,964	76,230
Change in derivative liabilities	107,574	147,495
Convertible notes issued for services rendered	-	75,000
Loss on loans settlement	1,155,685	-
Impairment loss	1,236,821	-
Stock issued for services rendered	2,860,813	2,303,390
Imputed interest expense	3,345	8,995
Non-cash lease expense	123,014	88,058
Decrease (increase) in operating Assets:
Inventory	3,853	1,327
Prepaid expenses	362,187	(346,654)
(Decrease) increase in operating liabilities:
Accounts payable	36,131	58,102
Accrued interest payable	212,690	42,564
Accrued compensation - related parties	96,000	58,488
Lease Liabilities, net	(162,520)	(82,487)
Rent Deposit	(26,893)	4,433
Billing in excess of costs and estimated earnings	(1,657,998)	1,657,998
NET CASH (USED IN) OPERATING ACTIVITIES	(2,155,944)	900,435

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for license	-	(70,000)
Capital expenditures for property and equipment	(27,392)	(33,554)
NET CASH (USED IN) INVESTING ACTIVITIES	(27,392)	(103,554)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings - related parties	11,919	165,571
(Repayment) to borrowings - related parties	(40,000)	(121,038)
Proceeds from borrowings	960,250	370,000
(Repayment) to capital leases	(16,068)	-
(Repayment) to borrowings	(15,421)	-
(Repayment) to borrowings	-	(6,500)
Proceeds from sales of stock	46,500	35,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	947,180	443,033

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,236,136)	1,239,914

CASH AND CASH EQUIVALENTS:
Beginning of period	1,258,710	18,796
End of period	$22,574	$1,258,710

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$2,674	$27,352

Non-cash transactions:
Common shares issued for notes conversion	$1,282,386	$-
Related party’s note settled in shares	$109,278	$-
Common shares issued for notes settlement	$86,771	$-
Stock payable	$25,000	$-
Cancellation of common shares	$99,643	$-
Settlement of derivative liabilities	$907,551	$-
Issuance of Series B for investment	$605,488	$-
Equipment purchases financed with long-term debt	$-	$37,027
Common shares issued for notes payable	$-	$350,000
Common shares issued for licensing agreement	$-	$25,000
Common shares issued for debt inducement	$-	$105,000
Note issued for acquisition	$-	$75,000
Reverse acquisition	$-	$18,686
Discounts on convertible notes	$876,098	$311,250
Lease Inception	$348,279	$355,540

The accompanying notes are an integral part of these financial statements.

F-27

AMERICAN INTERNATIONAL HOLDINGS CORP.

Notes to Consolidated Financial Statements

Year Ended December 31, 2020

(Audited)

Note 1 – Summary of Significant Accounting Policies

Organization, Ownership and Business

Prior to May 31, 2018, the Company was a 93.2% owned subsidiary of American International Industries, Inc. (“American” or “AMIN”) (OTCQB: AMIN). Effective May 31, 2018, the Company issued 10,100,000 shares of restricted common stock. As a result of the issuance of the common shares, a change in control occurred. American International Industries, Inc. ownership decreased from 93.2% to 6.4%. No one individual or entity owns at least 50% of the outstanding shares of the Company. Effective April 12, 2019, the Company changed its business focus to the services of medical spas.

On April 12, 2019, the Company entered into a Share Exchange Agreement (the “Agreement”) with Novopelle Diamond, LLC (“Novopelle”) and all three members of Novopelle, pursuant to which the Company issued 18,000,000 shares of the Company common stock to the members (three individuals) of Novopelle Diamond, LLC (“Novopelle”), a Texas limited company, to acquire 100% of the membership interests of Novopelle. The issuance of these shares represents a change in control of the Company. Concurrent with the issuance, Jacob Cohen, Esteban Alexander and Alan Hernandez, representing the three former members of Novopelle, were elected to the board of directors and to the office of Chief Executive Officer, Chief Operating Officer and Chief Marketing officer of the Company, respectively. Everett Bassie and Charles Zeller resigned as board members of the Company. This transaction was treated as a reverse acquisition for accounting purposes, with the Company remaining the parent company and Novopelle (which has since been renamed VISSIA McKinney, LLC) becoming a wholly-owned subsidiary of the Company.

On April 28, 2020, the Company incorporated a wholly-owned subsidiary, ZipDoctor, Inc. (“ZipDoctor”) in the State of Texas. ZipDoctor plans to provide its customers with unlimited, 24/7 access to board certified physicians and licensed mental and behavioral health counselors and therapists via a newly developed, monthly subscription based online telemedicine platform. ZipDoctor was launched in August 2020 and has generated nominal revenues through the quarter ended December 31, 2020.

On May 15, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with Global Career Networks Inc, a Delaware corporation (the “GCN”), the sole owner of Life Guru, Inc., a Delaware corporation (“Life Guru”). Pursuant to the SPA, the Company acquired a 51% interest in Life Guru from GCN. As consideration for the purchase of the 51% ownership interest in Life Guru, the Company issued to GCN 500,000 shares of its newly designated Series B Convertible Preferred Stock, which had an agreed upon value of $500,000 ($1.00 per share), and agreed to issue GCN up to an additional 1,500,000 shares of Series B Convertible Preferred Stock (with an agreed upon value of $1,500,000) upon reaching certain milestones.

Impact of COVID-19 Pandemic on Consolidated Financial Statements. The outbreak of the 2019 novel coronavirus disease (“COVID-19”), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread has severely impacted the U.S. and world economies, the market for health spa services, nutrition supplements and our other business offerings during the end of the first quarter of 2020, and continuing through the second, third and fourth quarters of 2020. Government mandated ‘stay-at-home’ and similar orders have to date, and may in the future, prevent us from staffing our spas and construction services, and prohibited us from operating altogether. Specifically, as a result of COVID-19 and ‘stay-at-home’ and social distancing orders issued in McKinney and The Woodlands, Texas, we had to close both of our MedSpas, VISSIA McKinney and VISSIA Waterway, Inc., which were closed effective March 10, 2020, and which resulted in both the loss of income and the loss of most of our workforce, who had to be let go. VISSIA Waterway, Inc. reopened effective June 21, 2020 and VISSIA McKinney reopened effective August 8, 2020. However, due to the termination of employees associated with the shutdown we were forced to expend resources to attract, hire and train completely new staff for preparation of the re-launchings. Notwithstanding the re-openings, customer traffic and demand at our VISSIA Waterway, Inc. and VISSIA McKinney MedSpa locations failed to rebound to pre-closure levels due to COVID-19 and the pandemic’s effects on the economy, and because we are unable to predict the length of the pandemic or ultimate outcome thereof, and further due to our limited capital resources, effective in October 2020, we made the decision to close both our VISSIA Waterway, Inc. and VISSIA McKinney locations and discontinued such operations. Although our MedSpas were forced to close during the second and third quarters, and are temporarily closed for economic reasons currently, Legend Nutrition was able to remain open as an essential business as we sold vitamins and other nutritional supplements. Legend Nutrition’s lease was up January 31, 2021, and the Company chose not to renew the lease, closed the store, and will not continue in this line of business moving forward.

F-28

Moving forward, we expect to deal with the loss of available employees due to health concerns which in the future may limit our ability to operate. Separately, economic recessions, including those brought on by the COVID-19 outbreak may have a negative effect on the demand for our services and our operating results. We have also experienced delays due to the COVID-19 outbreak in receiving products and supplies which we need to operate.

All of the above may be exacerbated in the future as the COVID-19 outbreak and the governmental responses thereto continues. Furthermore, all of the above may be exacerbated due to the fact that all of our operations currently take place in the state of Texas, which has recently experienced some of the largest increases in the number of cases of, and the number of hospitalizations related to, COVID-19.

Principles of Consolidation

The consolidated financial statements include the accounts of AMIH and its wholly-owned subsidiaries: VISSIA McKinney, LLC (f/k/a Novopelle Diamond, LLC), VISSIA Waterway, Inc. (f/k/a Novopelle Waterway, Inc.), Legend Nutrition, Inc., Capitol City Solutions USA, Inc. and EPIQ MD, Inc.

VISSIA Waterway, Inc., VISSIA McKinney LLC and Legend Nutrition (collectively referred to as “Discontinued Subsidiaries”) have been presented as discontinued operations in the accompanying consolidated financial statements.

All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to amounts in prior periods to conform to the current period presentation. All reclassifications have been applied consistently to the periods presented.

Cash Equivalents

Highly liquid investments with original maturities of three months or less are considered cash equivalents. There are no cash equivalents at December 31, 2020 and December 31, 2019.

The Company maintains the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per commercial bank. From time to time, cash in deposit accounts may exceed the FDIC limits, the excess would be at risk of loss for purposes of the statement of cash flows.

Inventory

Inventory consists of finished goods purchased, which are valued at the lower of cost or market value, with cost being determined on the first-in, first-out method. The Company periodically reviews historical sales activity to determine potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. Total Value of Finished goods inventory as of December 31, 2020 and 2019 was $12,631 and $16,484, respectively, from discontinued operations. The Company had no inventory from continuing operations as of December 31, 2020 and 2019, respectively. No allowance was necessary as of December 31, 2020 and 2019.

F-29

Net Loss Per Common Share

We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. There were no dilutive securities for the year ended December 31, 2020.

Property, Plant, Equipment, Depreciation, Amortization and Long-Lived Assets

Long-lived assets include:

Property, Plant and Equipment – Assets acquired in the normal course of business are recorded at original cost and may be adjusted for any additional significant improvements after purchase. We depreciate the cost evenly over the assets’ estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Machinery and Equipment	5 years	0%
Furniture and fixture	7 years	0%
Computer and software	3 years	0%

Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense.

Identifiable intangible assets – These assets are recorded at acquisition cost. Intangible assets with finite lives are amortized evenly over their estimated useful lives.

At least annually, we review all long-lived assets for impairment. When necessary, we record changes for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

If the carrying amount of a reporting unit exceeds its fair value, we measure the possible goodwill impairment based upon an allocation of the estimate of fair value of the reporting unit to all of the underlying assets and liabilities of the reporting unit, including any previously unrecognized intangible assets (Step Two Analysis). The excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities (“carrying amount”) is the implied fair value of goodwill.

Goodwill and indefinite-lived brands are not amortized, but are evaluated for impairment annually or when indicators of a potential impairment are present. Our impairment testing of goodwill is performed separately from our impairment testing of indefinite-lived intangibles. The annual evaluation for impairment of goodwill and indefinite-lived intangibles is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believe such assumptions are also comparable to those that would be used by other marketplace participants.

F-30

Fair value of financial instruments

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with FASB Accounting Standards Codification No. 820, Fair Value Measurement (“ASC 820”), which provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our financial instruments include cash, inventories, prepayment and deposits, accounts payable, accrued liabilities, accrued interest payable, accrued compensation, convertible note payable, loans payable, derivative liabilities and billing in excess of costs and estimated earnings.

The carrying values of the Company’s cash, inventories, prepayment and deposits, accounts payable, accrued liabilities, accrued interest payable, accrued compensation, convertible note payable, short-term loans payable, derivative liabilities and billing in excess of costs and estimated earnings approximate their fair value due to their short-term nature.

The Company’s convertible note payable are measured at amortized cost.

The derivative liabilities are stated at their fair value as a level 3 measurement. The Company used the Lattice Model to determine the fair values of these derivative liabilities. See Note 10 and Note 11 for the Company’s assumptions used in determining the fair value of these financial instruments.

Convertible notes payable

The Company accounts for convertible notes payable in accordance with the FASB Accounting Standards Codification No. 815, Derivatives and Hedging, since the conversion feature is not indexed to the Company’s stock and can’t be classified in equity. The Company allocates the proceeds received from convertible notes payable between the liability component and conversion feature component. The conversion feature that is considered embedded derivative liabilities has been recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

Derivative liabilities

The Company accounts for derivative liabilities in accordance with the FASB Accounting Standards Codification No. 815, Derivatives and Hedging (“ASC 815”). ASC 815 requires companies to recognize all derivative liabilities in the balance sheet at fair value, and marks it to market at each reporting date with the resulting gains or losses shown in the Statement of Operations.

Management’s Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

F-31

Concentration and Risks

The Company’s operations are subject to risks including financial, operational, regulatory and other risks including the potential risk of business failure.

For the year ended December 31, 2020, 99.9% of the Company’s revenues from continuing operations were derived from two major customers in connection with the construction contracts.

Revenue Recognition

The Company recognizes revenue in according with Accounting Standards Codification (ASC) Topic 606. The underlying principle is that the Company recognize revenue to depict the transfer of promised goods and services to customers in an amount that they expect to be entitled to in the exchange for goods and services provided. A five-step process has been designed for the individual or pools of contracts to keep financial statements focused on this principle.

Revenues from fixed-price and cost-plus contracts are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contacts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured on the cost-to-cost method.

Revenues from time-and-material and rate chart contracts are recognized currently as work is performed.

Revenues from maintenance service contracts are recognized on a straight-line basis over the life of the contract once the Company has an agreement, service has begun, the price is fixed or determinable and collectability is reasonably assumed.

Cost of revenues include all direct material, sub-contractor, labor and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. Claims for additional contract revenue are recognized when realization of the claim is probable and the amount can be reasonably determined.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On July 27, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

F-32

Income Taxes

The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement. A material related party transaction has been identified in Note 11 in the financial statements.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the effect of recently issued standards that are not yet effective will not have a material effect on its consolidated financial position or results of operations upon adoption.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820).” This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. The Company adopted ASU No. 2018-13 effective on January 1, 2020 and it did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, “Simplifying the Accounting for Income Taxes (Topic 740)”. This standard simplifies the accounting for income taxes. This standard is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Early adoption is permitted for all entities. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

F-33

In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40)” (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

Note 2 – Property and Equipment

Property and equipment from continuing operations were as follows at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Leasehold improvements	4,262	-
Furniture & fixtures	18,830	-
	23,092	-
Less accumulated depreciation and amortization	4,238	-
Net property and equipment	$18,854	$-

Property and equipment from discontinued operations were as follows at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Leasehold improvements	$-	$102,264
Furniture & fixtures	11,072	23,115
Equipment	83,917	49,180
	94,989	174,559
Less accumulated depreciation and amortization	6,184	19,744
Net property and equipment	$88,805	$154,815

As a result of discontinued operations, the leasing equipment of $67,336 was returned in the first quarter of 2021 and the related liabilities were released.

Depreciation and amortization expense from continuing operations for the years ended December 31, 2020 and 2019 was $4,238 and $0, respectively. Depreciation and amortization expense from discontinued operations for the years ended December 31, 2020 and 2019 was $55,280 and $19,744, respectively.

Note 3 – Asset Purchase Agreement

On October 18, 2019, Legend Nutrition, Inc. (“Legend”), a wholly owned subsidiary of the Company entered into an Asset Purchase Agreement with David Morales (the “Asset Purchase Agreement”) to acquire all of the assets associated with and related to a retail vitamin, supplements and nutrition store located in McKinney, TX previously doing business as “Ideal Nutrition”. Pursuant to the Asset Purchase Agreement, Legend purchased a variety of assets including software, contracts, bank and merchant accounts, products, inventory, computers, security systems and other intellectual properties (the “Assets”). For consideration of the Assets, Legend issued to Mr. Morales a promissory note in the amount of Seventy-Five Thousand US Dollars ($75,000) bearing an interest rate of five percent (5%) per annum and with a maturity date of one year (the “Promissory Note”). As of December 31, 2020, the promissory note is fully converted. During 2021, the Company discontinued operation of Legend. The assets acquired pursuant to the Asset Purchase Agreement, such as property and equipment of $16,303 and goodwill of $29,689 have been fully impaired.

F-34

Note 4 – Goodwill

As of December 31, 2020, the goodwill in connection with the acquisition of the assets in October 2019 associated with and related to a retail vitamin, supplements and nutrition store located in McKinney, Texas was $0.

Goodwill is not amortized, but is evaluated for impairment annually or when indicators of a potential impairment are present. The annual evaluation for impairment of goodwill is based on valuation models that incorporate assumptions and internal projections of expected future cash flows and operating plans. The Company believes such assumptions are also comparable to those that would be used by other marketplace participants. The Company determined impairment adjustment was necessary for the year ended December 31, 2020, since the goodwill was not substantiating a future cash flow. Hence, goodwill of $29,689 was impaired in full during the fourth quarter of 2020.

Note 5 – Licensing Agreement

On June 27th, 2019, the Company executed an exclusive license agreement with Novo MedSpa Addison Corp (“Novo MedSpa”) providing the Company with the exclusive rights to the Novopelle brand and to establish new Novopelle branded MedSpa locations on a worldwide basis (the “Exclusive License”). In consideration for the Exclusive License, the Company paid Novo MedSpa a one-time cash payment of $40,000 and issued to Novo MedSpa 250,000 shares of the Company’s common stock. The 250,000 shares of the Company’s common stock were valued at $0.10 per share or $25,000.

During the fourth quarter of 2019, the Company opened a new MedSpa location and paid Novo MedSpa a one-time cash payment of $30,000 as a new location fee pursuant to the exclusive license agreement.

On May 13, 2020, the Company provided Novo MedSpa with notice to terminate the June 27, 2019 License Agreement in pursuit of the Company’s desire to establish and develop its own brand and have the flexibility to offer additional products and services that are not currently available at Novopelle branded locations, which was effective immediately. Accordingly, the license of $95,000 was impaired in full during the second quarter of 2020.

Note 6 – Other assets

On May 15, 2020, the Company executed a securities purchase agreement with Global Career Networks Inc, a Delaware corporation (the “Seller”), the sole owner of Life Guru, pursuant to which the Company purchased from the Seller, a 51% interest in the capital stock of Life Guru, representing an aggregate of 2,040 shares of Life Guru’s common stock. LifeGuru owns and operates the LifeGuru.me website which is currently in development and is anticipated to be fully launched in the fourth quarter of 2020. In consideration for the purchase, the Company agreed to issue the Seller 500,000 shares of the Company’s Series B Preferred Stock at closing, which occurred on May 15, 2020. An additional up to 1,500,000 Series B Preferred Stock shares will be issuable to the Seller upon the following milestones, provided that such milestones are met prior to the earlier of (i) one (1) year after closing; and (ii) thirty (30) days after the Company has provided the Seller written notice of a breach by the Seller of any provision of the SPA, which breach has not been reasonably cured within such thirty (30) day period (such earlier date of (i) and (ii), the “Milestone Termination Date”):

(a) 500,000 Series B Preferred Stock shares upon completion of the fully operational LifeGuru.me website;

(b) 500,000 Series B Preferred Stock shares upon such time as 300 coaches have signed up at LifeGuru.me; and

(c) 500,000 Series B Preferred Stock shares upon such time as 1,000 coaches have signed up at LifeGuru.me.

The fair value of 500,000 shares of the Company’s Series B Preferred Stock issued at closing, valued on such grant date was $605,488, which equaled the market price per common share on the grant multiplied by the equivalent number of common shares which would be issuable upon conversion of Series B Preferred Stock.

The Company did not recognize any liabilities related to the milestone shares due to the uncertainty surrounding such milestones.

F-35

The 51% owned subsidiary is a consolidated entity which requires the presentation of noncontrolling interest in the consolidated statements of operations for the year ended December 31, 2020. As there was no activity for the entity as of December 31, 2020, no assets, liabilities or noncontrolling interest were presented at the period ended December 31, 2020. Since the asset is not substantiating a future cash flow, the Company determined an impairment adjustment was necessary for the periods presented. Investment in LifeGuru of $605,488 was impaired in full during the fourth quarter of 2020.

Note 7 – Capital lease

On June 17, 2020, the Company entered into an agreement with a vendor to purchase equipment used in its spa operations. Pursuant to the agreement, the Company agreed to pay a total amount of $44,722 in 24 installments, or $1,819 per month plus tax. The outstanding balance of this capital lease was $34,987 as of December 31, 2020. Due to the discontinued operation, the Company returned equipment in the first quarter of 2021. The Company impaired $1,455 the asset down to the value of the liability.

On July 14, 2020, the Company entered into an agreement with a vendor to purchase equipment used in its spa operations. Pursuant to the agreement, the Company agreed to pay a total amount of $44,722 in 24 installments, or $1,819 per month plus tax. The outstanding balance of this capital lease was $31,457 as of December 31, 2020. Due to the discontinued operation, the Company returned equipment in the first quarter of 2021. The Company impaired $5,991 the asset down to the value of the liability.

Note 8 – Operating Right-of-Use Lease Liability

On January 1, 2019, the Company adopted Accounting Standards Update No. 2016-2, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use (ROU) assets on the balance sheet and to provide enhanced disclosure surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

As of December 31, 2020, the Company had three (3) leasing agreements subject to Accounting Standards Codification (ASC) 842.

Location 1 – Capitol City Solutions USA, Inc.

On January 1, 2020, the Company recognized an operating right-of-use asset in the amount of $113,794 and an operating lease liability in the amount of $113,794 in connection with Location 1. The lease term is sixty-one (61) months and expires in January 2025.

The following is a schedule, by year, of maturities of lease liabilities as of December 31, 2020:

2021	27,288
2022	27,288
2023	27,288
2024	27,288
2025	2,274
Total undiscounted cash flows	111,426
Less imputed interest (8%)	(23,773)
Present value of lease liability	$87,653

Total rental expense related to this location for the year ended December 31, 2020 was $27,288. The operating lease right-of-use asset net balance at December 31, 2020 related to this location was $87,653.

Due to discontinued operations of VISSIA Waterway, Inc. and Vissia McKinney LLC, the related right-of-use asset of $186,162 and $179,495, respectively, net of amortization was impaired in full, as of December 31, 2020. Legend Nutrition’s lease was up December 31, 2020, and the Company chose not to renew the lease, and closed the store. Hence, Legend Nutrition’s right-of use asset and liabilities are fully amortized as of December 31, 2020.

F-36

Location 2 – VISSIA McKinney, LLC

On January 1, 2019, the Company recognized an operating right-of-use asset in the amount of $287,206 and an operating lease liability in the amount of $294,774 in connection with Location 1. The lease term is eighty-four (84) months and expires in November 2025.

The following is a schedule, by year, of maturities of lease liabilities as of December 31, 2020:

2021	54,951
2022	55,854
2023	56,776
2024	57,715
2025	53,828
Total undiscounted cash flows	279,124
Less imputed interest (8%)	(83,144)
Present value of lease liability	$195,980

Total rental expense related to this location for the year ended December 31, 2020 was $55,863. The operating lease right-of-use asset net balance at December 31, 2020 related to this location was $0, which was impaired in full due to discontinue operations.

Location 3 – VISSIA Waterway, Inc.

On January 1, 2020, the Company recognized an operating right-of-use asset in the amount of $234,485 and an operating lease liability in the amount of $234,485 in connection with Location 2. The lease term is sixty (60) months and expires in December 2024.

The following is a schedule, by year, of maturities of lease liabilities as of December 31, 2020:

2021	55,540
2022	57,206
2023	58,922
2024	60,690
Total undiscounted cash flows	232,358
Less imputed interest (8%)	(49,529)
Present value of lease liability	$182,829

Total rental expense related to this location for the year ended December 31, 2020 was $57,256. The operating lease right-of-use asset net balance at December 31, 2020 related to this location was $0.

Note 9 – Accrued Compensation for Related Parties

At December 31, 2020, accrued compensation was $154,500, representing cash compensation due to the Company’s executive officers for services rendered.

F-37

Note 10 – Notes Payable

Notes payable represents the following at December 31, 2020 and 2019:

Note payable dated May 17, 2019 for $30,000, with interest at 5% per annum and due on April 30, 2020. The Note and accrued interest totaled $31,791 were settled by the issuance of 242,407 common shares of the Company at a price of $0.131 per share. The shares were valued at $0.33 per share based on the market price at the settlement date. Accordingly, the Company recorded loss on loan settlement of $48,203 during the year ended December 31, 2020.	$30,000
Less: Settlement	(30,000)
	0	(1)

Note payable to an individual dated July 8, 2019 for $40,000, with interest at 8% per annum and due on July 8, 2020. The Note is a convertible promissory note. The Note holder has the right to convert all or any portion of the principal amount and accrued interest due on the Note into the shares issued under the Company’s qualified Regulation A offering circular (the “Offering Statement”), at the offering price of such offering ($0.50 per share). The Note is currently past due.	40,000	(2)

Note payable to a financial group dated August 26, 2019 for $75,000, with interest at 12% per annum and due on August 26, 2020. The Note is a convertible promissory note in the event of default. The Note holder has the right to convert all or any portion of the principal amount and accrued interest due on the Note into the shares of the Company at the price equal to 50% of the lowest trading price on the primary trading market on which the Company’s common stock is quoted for the last ten (10) trading days immediately prior to but not including the conversion date.
During the year ended December 31, 2020, principal and accrued interest totaling $86,100 was converted into 713,250 common shares of the Company within the terms of the note.	75,000
Less: conversion	(75,000)
	0	(3)

Note payable dated October 15, 2019 for $75,000, with interest at 10% per annum and due on July 15, 2020. The Note is a convertible promissory note. The Note holder has the right to convert all or any portion of the principal amount and accrued interest due on the Note into the shares under the Offering Statement at the offering price. Furthermore, the Company issued 10,000 shares of the Company’s common stock to the unrelated party investor as further consideration to enter into the loan with the Company. During the year ended December 31, 2020, principal and accrued interest totaling $83,233 was converted into 1,503,883 common shares of the Company within the terms of the note.	75,000
Less: conversion	(75,000)
	0	(4)

Note payable of $78,750 dated October 28, 2019 for cash of $75,000, with interest at 10% per annum and due on October 28, 2020. The Note is a convertible promissory note. The conversion price is equal to the lesser of (i) the price per share of common stock sold to investors in the Offering Statement ($0.50 per share), or (ii) a variable conversion price equal to 60% multiplied by the lowest trading price for the common stock during the ten (10) trading day period ending on the latest completed trading day prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $84,620 was converted into 1,119,309 common shares of the Company within the terms of the note during the year ended December 31, 2020. Accordingly, the unamortized discount as of the conversion date in the amount of $62,652 was expensed.	78,750
Less: conversion	(78,750)
	0	(5)

Note payable of $78,750 dated October 28, 2019 for cash of $75,000, with interest at 10% per annum and due on October 28, 2020. The Note is a convertible promissory note. The conversion price equals the lesser of (i) the price per share of common stock sold to investors in the Offering Statement ($0.50 per share), or (ii) a variable conversion price equal to 60% multiplied by the lowest trading price for the common stock during the ten (10) trading day period ending on the latest completed trading day prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $84,529 was converted into 1,080,808 common shares of the Company within the terms of the note during the year ended December 31, 2020. Accordingly, the unamortized discount as of the conversion date in the amount of $57,130 was expensed.	78,750
Less: conversion	(78,750)
	0	(6)

F-38

Note payable of $78,750 dated October 28, 2019 for cash of $75,000, with interest at 10% per annum and due on October 28, 2020. The Note is a convertible promissory note. The conversion price equals the lesser of (i) the price per share of common stock sold to investors in the Offering Statement ($0.50 per share), or (ii) a variable conversion price equal to 60% multiplied by the lowest trading price for the common stock during the ten (10) trading day period ending on the latest completed trading day prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $84,620 was converted into 1,119,309 common shares of the Company within the terms of the note during the year ended December 31, 2020. Accordingly, the unamortized discount as of the conversion date in the amount of $62,652 was expensed.	78,750
Less: conversion	(78,750)
	0	(7)

On October 18, 2019, Legend Nutrition, Inc. (“Legend”), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement with David Morales to acquire all of the assets associated with and related to a retail vitamin, supplements and nutrition store located in McKinney, Texas. Pursuant to the Asset Purchase Agreement, Legend purchased a variety of assets including software, contracts, bank and merchant accounts, products, inventory, computers, security systems and other intellectual properties (the “Assets”). For consideration of the Assets, Legend issued to Mr. Morales a promissory note in the amount of $75,000 bearing an interest rate of five percent (5%) per annum and with a maturity date of one year (October 18, 2020). The Note and accrued interest totaling $ 81,657 was settled by the issuance of 889,979 common shares of the Company. The shares were valued at $0.21 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $889,979 during the year ended December 31, 2020.	75,000
Less: Settlement	(75,000)
	0	(8)

Note payable of $157,500 dated February 24, 2020 for cash of $150,000, net of original issue discount of $7,500, with interest at 8% per annum and due on February 24, 2021. The Note is a convertible promissory note. The conversion price equals 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to and including the conversion date, representing a discount rate of 40%. %. The Note and accrued interest totaling $166,362 was converted into 3,071,819 common shares of the Company within the terms of the note during the year ended December 31, 2020.	157,500	(9)
Less: Conversion	(157,500)
	0

Note payable of $88,000 dated April 20, 2020 for cash of $88,000, with interest at 8% per annum and due on April 20, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The Note and accrued interest totaling $140,968 was converted into 2,232,298 common shares of the Company within the terms of the note during the year ended December 31, 2020.	88,000	(11)
Less: Conversion	(88,000)
	0

Note payable of $105,000 dated April 30, 2020 for cash of $100,000, net of original issue discount of $5,000, with interest at 8% per annum and due on April 30, 2021. The annual interest rate will increase to 15% if in default. The Note is a convertible promissory note. The conversion price equals the lower of $0.50 per share or 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 40%. The Note and accrued interest totaling $109,200 was converted into 1,511,000 common shares of the Company within the terms of the note during the year ended December 31, 2020.	105,000	(12)
Less: Conversion	(105,000)
	0

F-39

Note payable of $53,000 dated May 19, 2020 for cash of $53,000, with interest at 8% per annum and due on August 19, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%. The Note and accrued interest totaling $86,217 was converted into 683,791 common shares of the Company within the terms of the note during the year ended December 31, 2020.	53,000	(11)
Less: Conversion	(53,000)
	0

Note payable dated June 24, 2020 for $30,000, with interest at 5% per annum and due on September 24, 2020. The Note is unsecured. The Note and accrued interest totaling $ 30,777 was settled by the issuance of 376,704 common shares of the Company. The shares were valued at $0.21 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $48,331 during the year ended December 31, 2020.	30,000	(14)
Less: Conversion	(30,000)
	0

Note payable dated July 7, 2020 for $50,000, with interest at 5% per annum and due on July 7, 2021. The Note is unsecured.	$50,000	(15)

Note payable of $53,000 dated August 5, 2020 for cash of $53,000, with interest at 8% per annum and due on November 5, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%.	53,000	(16)

Note payable of $105,000 dated August 11, 2020 for cash of $100,000, net of original issue discount of $5,000, with one-time interest charge of 8% payable and due on May 11, 2021. The outstanding balance of the Note will be increase by 135% if in default. The Note is a convertible promissory note. The conversion price equals the lower of $0.50 per share or 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 40%.	105,000	(17)

Note payable of $53,000 dated September 14, 2020 for cash of $53,000, with interest at 8% per annum and due on December 14, 2021. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%.	53,000	(18)

Note payable to an unrelated party dated September 11, 2020 for $4,000, with no interest and due on demand.	4,000	(19)

Note payable to an unrelated party dated September 16, 2020 for $5,000, with no interest and due on demand.	5,000	(20)

Note payable of $56,750 dated October 12, 2020 for cash of $52,750, with interest at 8% per annum and due on October 12, 2021. The annual interest rate will increase to 24% if in default. The Note is a convertible promissory note. The conversion price equals the lessor of $0.50 per share or 60% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 40%.	56,750	(18)

F-40

Note payable of $138,00 dated November 13, 2020 for cash of $138,000, with interest at 8% per annum and due on November 13, 2021. The annual interest rate will increase to 18% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%.	138,000	(18)

Note payable of $83,500 dated December 2, 2020 for cash of $83,500, with interest at 8% per annum and due on March 2, 2022. The annual interest rate will increase to 22% if in default. The Note is a convertible promissory note. The conversion price equals 61% of the lowest daily volume weighted average price (VWAP) for the common stock during the ten (10) trading day period prior to the conversion date, representing a discount rate of 39%.	$83,500	(20)
	$588,250
Less: unamortized discount	(449,405)
Total	$138,845
Short term convertible notes, net of discount of $370,923	$74,827
Long-term convertible notes, net of discount of $78,482	$5,018
Short-term non-convertible notes – continuing operations	$55,000
Short-term non-convertible notes – discontinued operations	$4,000
Long-term non-convertible notes	$0

The maturities of long-term debt are as follows:

Year	Amounts
2022	83,500
Total	$83,500

Note 11 – Loans from Related Parties

On April 12, 2019, the Company entered into individual share exchange agreements and promissory notes with each of Daniel Dror, Winfred Fields and former Directors Everett Bassie and Charles Zeller (the “AMIH Shareholders”), whereby the AMIH Shareholders agreed to cancel and exchange a total of 5,900,000 shares of their AMIH common stock. The Company issued individual promissory notes with an aggregate principal amount of $350,000 (the “Promissory Notes”) for cancellation of the 5,900,000 common shares. The Promissory Notes have a term of two years and accrue interest at the rate of 10% per annum until paid in full by the Company. The Company recorded interest of $7,506 on these notes during the year ended December 31, 2020. The accrued interest on these notes was $18,982 as of December 31, 2020. The Note and accrued interest totaling $ 280,108 was settled by the issuance of 3,476,495 common shares of the Company. The shares were valued at $0.31 and $0.27 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $758,601 during the year ended December 31, 2020.	$350,000
Less: Conversion	(240,000)
110,000

Note payable to Isaak Cohen, father to the Company’s CEO, dated June 21, 2019 for $40,000, with interest at 8% per annum and due on June 21, 2020. The promissory note is unsecured. Furthermore, the Company issued 50,000 shares of the Company’s common stock to the related party investor as further consideration to enter into the loan with the Company. The Company issued 50,000 common shares valued at $0.10 per share, or $5,000, based on recent sales of common stock to the third party, which was accounted for at a discount on the note. The principal of this Note of $40,000 and accrued interest of $2,214 was paid with cash in full during the first quarter of 2020. Accordingly, the unamortized discount as of the payment date in the amount of $2,363 was expensed.	0

Note payable to Isaak Cohen, father to the Company’s CEO, dated September 9, 2019 for $100,000, with interest at 8% per annum and due on September 9, 2020. The promissory note is unsecured. Furthermore, the Company issued 100,000 shares of the Company’s common stock to the related party investor as further consideration to enter into the loan with the Company. The Company issued 100,000 common shares valued at $1.00 per share, or $100,000, based on the market price at the grant date, which was accounted for as a discount on the note. The Note and accrued interest totaling $109,278 were settled by the issuance of 895,722 common shares of the Company at a price of $0.122 per share. The shares were valued at $0.33 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $186,310 during the nine months ended September 30, 2020.	0

As of December 31, 2020, the Company had a short-term note payable in the amount of $13,473 to Kemah Development Texas, LP, a company owned by Dror Family Trust, a related party.	13,473

As of December 31, 2020, the Company had a short-term loan payable in the amount of $11,919 to a related party with no interest and due on demand.	11,919

As of September 30, 2020, outstanding loan balances payable to two of the Company officers and board members, Jacob Cohen and Esteban Alexander, was $35,879. The Company incurred $723 and $2,153, respectively, on imputed interest expense due to related party borrowing during the three and nine months ended September 30, 2020.	35,879
$171,271
Less: unamortized discount	(0)
Total	$171,271
Long-term loan from related parties	$110,000
Short-term loan from related parties – continuing operations	$25,392
Short-term loan from related parties – discontinued operations	$35,879

F-41

Note 12 – Derivative Liabilities

Notes that are convertible at a discount to market are considered embedded derivatives.

Under Financial Accounting Standard Board (“FASB”), U.S. GAAP, Accounting Standards Codification, “Derivatives and Hedging”, ASC Topic 815 (“ASC 815”) requires that all derivative financial instruments be recorded on the balance sheet at fair value. Fair values for exchange traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market-based pricing models incorporating readily observable market data and requiring judgment and estimates.

The Company’s convertible note has been evaluated with respect to the terms and conditions of the conversion features contained in the note to determine whether they represent embedded or freestanding derivative instruments under the provisions of ASC 815. The Company determined that the conversion features contained in the notes totaled $1,243,750 and represent a freestanding derivative instrument that meets the requirements for liability classification under ASC 815. As a result, the fair value of the derivative financial instrument in the note is reflected in the Company’s balance sheet as a liability. The fair value of the derivative financial instrument of the convertible note was measured using the Lattice Model at the inception date of the note and will do so again on each subsequent balance sheet date. Any changes in the fair value of the derivative financial instruments are recorded as non-operating, non-cash income or expense at each balance sheet date. The derivative liabilities will be reclassified into additional paid in capital upon conversion.

The Convertible Note derivatives were valued as of December 31, 2019, issuance, conversion and December 31, 2020 as set forth in the table below.

Derivative liabilities as of December 31, 2019	$458,745
Initial derivative liabilities at new note issuance	895,204
Initial loss	(36,607)
Conversion	(907,550)
Mark to market changes	107,574

Derivative liabilities as of December 31, 2020	$517,366

F-42

As of December 31, 2020, the Company had derivative liabilities of $517,366, and recorded changes in derivative liabilities in the amount of $105,254 during the year ended December 31, 2020.

The following assumptions were used for the valuation of the derivative liability related to the Notes:

-	The stock price would fluctuate with the Company’s projected volatility;
-	The projected volatility curve from an annualized analysis for each valuation period was based on the historical volatility of the Company and the term remaining for each note ranged from 176% through 290% at issuance, conversion, and quarters ends;
-	The Company would not redeem the notes;
-	An event of default adjusting the interest rate would occur initially 0% of the time for all notes with increases 1% per month to a maximum of 10% with the corresponding penalty;
-	The Company would raise capital quarterly at market, which could trigger a reset event; and
-	The Holder would convert the note monthly if the Company was not in default.

Note 13 – Costs and estimated earnings in excess of billings on uncompleted contract

The Company has two major long-term contracts in progress which were completed during the year ended December 31, 2020. Work has started on the long-term contracts that will have costs and earnings in the following periods:

Job	Total

Contract Revenues	5,640,707
Other Revenue	156,922
Total Revenues	5,797,629

Contract COGS	4,184,033
Other COGS	668,598
Total COGS	4,852,631

Gross Profit	944,998
Percentage of completion (POC)	100%

Revenues – POC	7,358,273

Bill to Date	$7,358,273

Costs and estimated earnings in excess of billings on uncompleted contract	$-

Unbilled receivables, which represent an unconditional right to payment subject only to the passage of time, are reclassified to accounts receivable when they are billed under the terms of the contract. Contract liabilities represent amounts billed to clients in excess of revenue recognized to date, which was $0 as of December 31, 2020. The Company recognized revenue of $5,640,707 for the two construction projects, Normandy and Gateway during the year ended December 31, 2020 in connection with such contract assets. All incurred costs associated with contract assets as of December 31, 2020 was billed and collected.

F-43

Note 14 – Income Taxes

The Company has current net operating loss carryforwards in excess of $3,049,371 as of December 31, 2020, to offset future taxable income, which expire beginning 2029.

Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The components of deferred income tax assets are as follows:

December 31, 2020
Deferred Tax Asset:
Net Operating Loss	$640,368
Valuation Allowance	(640,368)
Net Deferred Asset	$—

At December 31, 2020, the Company provided a 100% valuation allowance for the deferred tax asset because it could not be determined whether it was more likely than not that the deferred tax asset/(liability) would be realized.

Note 15 – Capital Stock

Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of preferred stock, $0.0001 par value, of which three shares were designated as Series A Preferred Stock and 2,000,000 were designated as Series B Preferred stock, the balance of 2,999,997 shares of preferred stock were undesignated as of December 31, 2020.

The holders of Series A Preferred Stock have no dividend rights, liquidation preference and conversion rights. As long as any shares of Series A Preferred Stock remain issued and outstanding, the holders of Series A Preferred Stock have the right to vote on all shareholder matters equal to sixty percent (60%) of the total vote. At the option of the Company, Series A Preferred Stock is redeemable at $1.00 per share.

The holders of Series B Preferred Stock have the same dividend rights as common stockholders on a fully converted basis, are entitled to receive pari passu with any distribution of any of the assets of the Company to the holders of the Company’s common stock, but not prior to any holders of senior securities. Each share of Series B Preferred Stock may be converted, at the option of the holder thereof, into that number of shares of common stock of the Company as equals $1.00 divided by 90% of the average of the volume weighted average prices (“VWAP”) of the Company’s common stock, for the five trading days immediately preceding the date the notice of conversion is received, subject to the limit of 4.999% of the Company’s outstanding shares of common stock. The holders of Series B Preferred Stock have no voting rights.

On May 15, 2020, the Company entered into a Securities Purchase Agreement with GCN as described in greater detail in “Note 1 Summary of Significant Account Policies – Organization, Ownership and Business”. Pursuant to the SPA, the Company acquired a 51% interest in Life Guru from GCN in consideration for 500,000 shares of newly designated Series B Convertible Preferred Stock, which had an agreed upon value of $500,000 ($1.00 per share), and agreed to issue GCN up to an additional 1,500,000 shares of Series B Convertible Preferred Stock (with an agreed upon value of $1,500,000) upon reaching certain milestones. The fair value of the first 500,000 shares of the Company’s Series B Preferred Stock at grant date was $605,488, a result of market price per common share at the grant date times the equivalent number of common shares after the conversion of Series B Preferred Stock. Such 500,000 initial shares of Series B Preferred Stock were subsequently converted to common stock in June 2020, as discussed below.

On May 20, 2020, the Company issued one share of its newly designated shares of Series A Preferred Stock to each of the three members of its then Board of Directors, (1) Jacob D. Cohen, (2) Esteban Alexander and (3) Luis Alan Hernandez, in consideration for services rendered to the Company as members of the Board of Directors. Such shares of Series A Preferred Stock vote in aggregate sixty percent (60%) of the total vote on all shareholder matters, voting separately as a class. Notwithstanding such voting rights, no change in control of the Company was deemed to have occurred in connection with the issuance since Messrs. Cohen, Alexander and Hernandez, own in aggregate 68% of the Company’s outstanding common stock and therefore controlled the Company prior to such issuance. The shares of Series A Preferred Stock held by Mr. Alexander and Mr. Hernandez were canceled on November 6, 2020 pursuant to the Stock Purchase Agreements dated October 2, 2020, and as such, a change of control occurred on such date, with Mr. Cohen taking over voting control of the Company, and serving since December 15, 2020, as the sole officer and director of the Company.

F-44

As of December 31, 2020, there was one share of Series A Preferred Stock and no shares of Series B Preferred Stock issued and outstanding. There were no shares of preferred stock issued and outstanding as of December 31, 2019.

Common Stock

The Company is authorized to issue up to 195,000,000 shares of common stock, $0.0001 par value, of which 55,066,855 shares were issued and outstanding at December 31, 2020 and 27,208,356 were issued and outstanding at December 31, 2019.

On July 5, 2019, our Board of Directors adopted and approved our 2019 Stock Option and Incentive Plan (the “Plan”). The Plan is intended to promote the interests of our Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company. The maximum number of shares available to be issued under the Plan is currently 10,000,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future. During the year ended December 31, 2020, the Company issued a total of 770,000 shares to eligible persons under the Plan and recorded $232,700 as Stock Based Compensation against these issuances based on the market prices at the grant date. As of December 31, 2020, the number of shares under the Plan available for future issuance was 7,565,000 shares.

On January 1, 2020, the Company issued Jesse J. Dickens, CEO of CCS, 500,000 shares of restricted common stock pursuant to an employment agreement entered into on October 1, 2019. Mr. Dickens will receive an annual base salary of $120,000, plus an equity grant in the amount of one million (1,000,000) shares of restricted common stock (the “Equity Shares”) subject to a vesting period of one-year, of which two-hundred and fifty thousand (250,000) shares were issued to Mr. Dickens upon signing the Employment Agreement and the remaining shares issuable as follows: 250,000 shares on January 1, 2020, 250,000 shares on April 1, 2020, and 250,000 shares on July 1, 2020. Accordingly, 250,000 shares were recognized as Mr. Dickens’ compensation during the first quarter of 2020, 250,000 shares shall be recognized as Mr. Dickens’ compensation during the second quarter of 2020, and the final tranche of 250,000 shares were recognized as Mr. Dickens’ compensation during the third quarter of 2020. The shares were valued at $1.12 per share based on the market price at the grant date. Accordingly, the Company recorded stock-based compensation of $280,000 and $840,000 for the three and nine months ended December 31, 2020, respectively.

On January 3, 2020, 650,000 shares of restricted common stock were cancelled in connection with the four exchange agreements, dated April 12, 2019 (see “Note 1 Summary of Significant Account Policies – Organization, Ownership and Business”), pursuant to which 5,900,000 shares of common stock were to be cancelled in exchange for four long-term notes totaling $350,000. 4,250,000 shares were returned to treasury and cancelled in 2019, and the remaining 1,000,000 shares were returned to treasury in the second quarter of 2020.

On January 13, 2020, the Company executed a Data Delivery and Ancillary Services Agreement with a third party, pursuant to which the Company issued 357,142 shares of the Company’s restricted common stock to the third party in exchange of sector-specific consumer records and data to be utilized for marketing purposes provided by the third party and the ancillary advisory services such as data cleaning, data emailing, lead generation campaigns, and social media management. The shares were valued at $0.56 per share or $200,000 in aggregate, based on the market price at the grant date.

On January 17, 2020, the Company issued 62,500 shares of restricted common stock to an investor in exchange for $25,000 in cash and $25,000 of principal and interest due under that certain convertible promissory note between the Company and the investor dated August 26, 2019. The Company received cash of $25,000 on November 26, 2019 which was recorded as common stock payable as of December 31, 2019. The shares issued to the investor are part of the 10,000,000 shares qualified and registered in connection with the Offering Statement.

On February 28, 2020, the Company issued 160,000 common shares to an investor in exchange for $46,500 in cash, net of offering costs, and $30,000 of principal and interest due under that certain convertible promissory note between the Company and the investor dated August 26, 2019. The shares issued to the investor are part of the 10,000,000 Shares offered and registered by the Company under the Offering Statement.

F-45

On April 2, 2020, the Company issued 40,000 shares of common stock to an investor in exchange for $20,000 of principal and interest due under that certain convertible promissory note between the Company and the investor dated October 10, 2019. The shares issued to the investor are part of the 10,000,000 Shares offered and registered by the Company under the Offering Statement.

On May 22, 2020, the Company issued 3,000,000 shares of common stock to Jacob Cohen, the Company’s Director and CEO, as a bonus for services rendered. The shares were valued at $0.26 per share or $780,000 in aggregate, based on the market price at the grant date, and recorded as stock-based compensation to related parties.

On May 22, 2020, the Company issued 3,000,000 shares of common stock to Esteban Alexander, the Company’s Director and COO, as a bonus for services rendered. The shares were valued at $0.26 per share or $780,000 in aggregate, based on the market price at the grant date, and recorded as stock-based compensation to related parties.

On June 2, 2020, the 500,000 shares of Series B Convertible Preferred stock were converted into 2,083,333 shares of the Company’s restricted common stock per GCN’s request.

On June 4, 2020, the Company issued 50,000 common shares to an investor in exchange for $6,600 of principal and interest due under that certain convertible promissory note between the Company and the investor dated October 28, 2019.

On July 27, 2020, the Company issued 1,030,808 common shares to an investor in exchange for $77,929 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Fourth Man, LLC dated October 28, 2019. After this conversion, the balance owed under the convertible note is $0.

On July 27, 2020, the Company issued 1,119,309 common shares to an investor in exchange for $84,620 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Armada Capital Partners, LLC dated October 28, 2019. After this conversion, the balance owed under the convertible note is $0.

On July 27, 2020, the Company issued 1,119,309 common shares to an investor in exchange for $84,620 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to BHP Capital NY, Inc. dated October 28, 2019. After this conversion, the balance owed under the convertible note is $0.

On August 26, 2020, the Company issued 242,407 common shares to settle a Note with an unrelated party, dated May 17, 2019. The shares were valued at $0.33 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $48,203 during the year ended December 31, 2020.

On August 28, 2020, the Company issued 895,722 common shares to settle a Note with an unrelated party. The shares were valued at $0.33 per share based on the market price at the settlement date. Accordingly, the Company recorded loss on loan settlement of $186,310 during the year ended December 31, 2020.

On September 8, 2020, the Company issued 330,689 common shares to an investor in exchange for $25,000 of principal and accrued interest owed under the terms and conditions of that convertible note, dated October 15, 2019. After this conversion, the balance owed under the convertible note is $33,888.

On October 8, 2020, the Company issued 125,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.27 per share or $33,750.

On October 13, 2020, the Company issued 136,687 common shares to an investor in exchange for $12,818 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On October 19, 2020, the Company issued 323,322 common shares to an investor in exchange for $18,682 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

F-46

On October 26, 2020, the Company issued 340,716 common shares to an investor in exchange for $20,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth Remark Holdings, Inc., dated April 20, 2020.

On October 30, 2020, the Company issued 416,667 common shares to an investor in exchange for $30,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to GHS Investments, LLC, dated October 10, 2020.

On November 3, 2020, the Company issued 492,126 common shares to an investor in exchange for $20,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth Remark Holdings, Inc., dated April 20, 2020.

On November 4, 2020, the Company issued 520,833 common shares to an investor in exchange for $26,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On November 9, 2020, the Company issued 688,976 common shares to an investor in exchange for $20,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth Remark Holdings, Inc., dated April 20, 2020.

On November 13, 2020, the Company issued 721,154 common shares to an investor in exchange for $36,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On November 17, 2020, the Company issued 480,769 common shares to an investor in exchange for $24,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On November 23, 2020, the Company issued 480,000 common shares to an investor in exchange for $25,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Firstfire Global Opportunities Fund, LLC, dated April 30, 2020.

On December 2, 2020, the Company issued 716,527 common shares to an investor in exchange for $35,769 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to GHS Investments, LLC, dated October 11, 2019.

On December 3, 2020, the Company issued 889,054 common shares to an investor in exchange for $48,862 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On December 3, 2020, the Company issued 1,031,000 common shares to an investor in exchange for $84,200 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Firstfire Global Opportunities Fund, LLC, dated April 30, 2020.

On December 15, 2020, the Company issued 622,000 common shares to an investor in exchange for $31,100 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Greentree Financial Group, Inc., dated August 26, 2019.

On December 16, 2020, the Company issued 2,501,378 common shares to settle a Note with an unrelated party, dated April 12, 2019. The shares were valued at $0.31 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $580,320 during the year ended December 31, 2020.

On December 16, 2020, the Company issued 500,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.08 per share or $40,000.

F-47

On December 17, 2020, the Company issued 412,580 common shares to an investor in exchange for $35,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to investor dated April 20, 2020. After this conversion, the balance owed under the convertible note is $25,968.

On December 18, 2020, the Company issued 975,117 common shares to settle a Note with an unrelated party, dated April 12, 2019. The shares were valued at $0.27 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $178,282 during the year ended December 31, 2020.

On December 30, 2020, the Company issued 376,704 common shares to settle a Note with an unrelated party, dated June 24, 2020. The shares were valued at $0.21 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $48,331 during the year ended December 31, 2020.

On December 30, 2020, the Company issued 683,791 common shares to an investor in exchange for $86,217 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth Remark Holdings, Inc., dated May 19, 2020.

On December 30, 2020, the Company issued 889,979 common shares to settle a Note with an unrelated party, dated October 18, 2019. The shares were valued at $0.21 per share based on the market price at the settlement date. Accordingly, the Company recorded a loss on loan settlement of $114,239 during the year ended December 31, 2020.

On December 31, 2020, the Company issued 297,900 common shares to an investor in exchange for $25,968 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth Remark Holdings, Inc., dated April 20, 2020.

Note 16 – Going Concern

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As reflected in the accompanying financial statements, the Company has a net loss from continuing operation of $6,136,105 and $3,131,760 for the year ended December 31, 2020 and 2019 respectively, a net loss from discontinued operation of $1,203,785 and $80,488 for the year ended December 31, 2020 and 2019 respectively, and an accumulated deficit of $10,559,658 as of December 31, 2020. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty. There can be no assurance that the Company will become commercially viable without additional financing, the availability and terms of which are uncertain. If the Company cannot secure necessary capital when needed on commercially reasonable terms, its business, condition (financial and otherwise) and commercial viability may be harmed. Although management believes that it will be able to successfully execute its business plan, which includes third party financing and the raising of capital to meet the Company’s future liquidity needs, there can be no assurances in this regard. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Note 17 – Uncertainties

In the ordinary course of business, the Company may become a party to lawsuits involving various matters. The impact and outcome of litigation, if any, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company believes the ultimate resolution of any such current proceeding will not have a material adverse effect on our continued financial position, results of operations or cash flows.

F-48

Robert Holden vs AMIH

On October 14, 2019, Robert Holden, the Company’s former CEO, filed a Petition and Application for Temporary Restraining Order in the District Court of Harris County, Texas against the Company stating that the Company is blocking Mr. Holden’s legal right to trade his shares in the open market and further attempting to stake his claim that he maintains his rights to the 3,800,000 shares he received in connection with his acceptance as CEO of the Company on or around May 31, 2018. The Company is maintaining the position that Mr. Holden does not have the right to those shares as he was in breach of his obligation to convey a digital marketing business to the Company and subsequently resigned from the Company shortly thereafter, on or around August 15, 2018 and that he procured the shares through fraud. On November 11, 2019, the Company issued a response with a Motion to Dismiss Under the Texas Citizen’s Participation Act (TCPA) citing that any declaratory judgment and breach of contract claims be dismissed unless Mr. Holden can, through “clear and specific evidence”, establish a prima facie case for each essential element of his claims. After an attempt to remand the case to federal court, the Company filed an amended notice of submission for its TCPA motion for submission on May 18, 2020, whereby Holden failed to respond to the motion in a timely manner. On May 18, 2020, the Company filed a response in support of its motion to dismiss under the TCPA, which was denied on June 3, 2020. Immediately thereafter, on June 4, 2020, the Company filed a notice of accelerated interlocutory appeal to appeal the denial of the motion to dismiss under the TCPA and the trial court’s failure to rule on the Company’s objection to the timeliness of Holden’s response. The outcome of this action, and the ultimate outcome of the lawsuit is currently unknown at this time, provided that the Company intends to vehemently defend itself against the claims made in the lawsuit.

AMIH vs. Winfred Fields

On November 11, 2019, the Company filed an original petition and jury demand against Winfred Fields, a shareholder, in the 458th Judicial District Court of Fort Bend County seeking damages related to breach of contract and fraud related charges. The Company executed an exchange agreement with Mr. Fields on or around April 12, 2019 whereby Mr. Fields was required to tender to the Company a total of 650,000 of the 750,000 shares of the Company’s common stock that Mr. Fields then owned (the “Exchanged Shares”) in exchange for a promissory note with a maturity date of April 12, 2021 payable in the amount of $42,500 (the “Fields Note”) (see also “Note 11 - Loans to Related Parties”). The Exchange Agreement required that Mr. Fields immediately return the stock certificates for the Exchanged Shares to the Company or its designated agent for immediate cancellation and for Mr. Fields to retain the remaining 100,000 shares. Mr. Fields agreed in the Exchange Agreement that these shares would not become unrestricted until such time as Mr. Fields received an opinion of counsel satisfactory to the Company that the shares were not restricted for trade under SEC regulations. After executing the Exchange Agreement, Mr. Fields—rather than return the Exchanged Shares or obtain said opinion of counsel—attempted to deposit and trade the Exchanged Shares and the restricted shares, which was a direct violation of the Exchange Agreement. The Company asserts that Mr. Fields knowingly, willingly and fraudulently attempted to deposit and trade the Exchanged Shares and is seeking damages and equitable relief. Upon several attempts to serve Mr. Fields, service was perfected on or around February 3, 2020. On March 2, 2020, Mr. Fields filed a response generally denying all claims. On May 22, 2020, the Company filed its first request for production and request for disclosure and discovery insisting that Mr. Fields produce all documentation related to the fraudulent transaction and is awaiting a response to these requested discovery items. The outcome of this action is currently unknown at this time. In November 2019, the Company recovered 650,000 shares from Mr. Fields which were cancelled in 2019.

Note 18 – Discontinued Operations

During 2020, the Company decided to discontinue the operation of its VISSIA McKinney, VISSIA Waterway, and Legend Nutrition. VISSIA McKinney, VISSIA Waterway, and Legend Nutrition have been presented as discontinued operations in the accompanying consolidated financial statements. The operating results for VISSIA McKinney, VISSIA Waterway, and Legend Nutrition have been presented in the accompanying consolidated statement of operations for the years ended December 31, 2020 and 2019 as discontinued operations and are summarized below:

	Years Ended December 31,
	2020	2019
Revenue	$311,672	$214,101
Cost of revenue	205,742	107,195
Gross Profit	105,930	106,906
Operating expenses	587,580	178,340
Loss from operations	(481,650)	(71,434)
Other Expenses	(722,135)	(9,054)
Net loss	$(1,203,785)	$(80,488)

Note 19 – Subsequent Events

On January 6, 2021 (the “First Closing Date”), the Company closed the transactions contemplated by a Securities Purchase Agreement dated January 6, 2021 (the “Purchase Agreement”), which was entered into with a group of accredited institutional investors (collectively, the “Investors”), for the sale of convertible promissory notes. Pursuant to the Purchase Agreement, the Company agreed to sell 6% Original Issue Discount Senior Secured Convertible Promissory Notes in an aggregate principal amount of $1,450,000 (the “Notes”) and warrants to purchase up to an aggregate of 6,750,000 shares of the Company’s common stock (the “Warrants”) to the Investors and entered into a Security Agreement, a Guaranty Agreement, a Pledge Agreement, and a Registration Rights Agreement (the foregoing, collectively with the Purchase Agreement, Notes and Warrant, the “Transaction Documents”). The Purchase Agreement includes indemnification obligations of the Company, requirements for the Company to reserve three times the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, the right of the Investors to participate up to 30% in any future equity or debt offering made by the Company in the 12 months after the First Closing Date, a prohibition on the Company selling any shares of common stock or common stock equivalents until 30 days after the First Closing Date, subject to certain exceptions, a one year prohibition on the Company entering into any equity line transaction or variable rate transaction (including convertible notes with adjustable conversion prices), and a one year prohibition, without the approval of the Investors, of a reverse or forward stock split.

F-49

A total of $850,000 in Notes (the “First Tranche Notes”) were sold on the First Closing Date, and a total of $600,000 in Notes (the “Second Tranche Notes”), were sold on March 30, 2020 (the “Second Closing Date”). In connection with the sale of the First Tranche Notes, the Company paid $25,000 of the Investors’ legal fees and certain other amounts in expense reimbursements.

The First Tranche Notes mature on January 7, 2022 and the Second Tranche Notes mature on March 30, 2022, and accrue interest at a rate of 6% per annum (15% upon the occurrence of an event of default) payable to the Investors in cash on a calendar quarterly basis (which changes to monthly upon the occurrence of an event of default). Each of the Notes contained a 6% original issue discount.

The First Tranche Notes are convertible into shares of the Company’s common stock at any time, at a rate equal to the lesser of (i) $0.50 per share and (ii) 75% of the lowest daily volume-weighted average price (VWAP) of the Company’s common stock during the seven consecutive trading days prior to the delivery of a conversion notice (the “Market Price”), but not less than 75% of the VWAP on the First Closing Date. The Second Tranche Notes are convertible into shares of the Company’s common stock at a rate equal to the lesser of (1) the VWAP on the Second Closing Date ($0.2437) or (2) the Market Price, but not less than 75% of the VWAP on the Second Tranche closing date. However, if while any Notes are outstanding and the daily VWAP on any of seven consecutive trading days is less than the applicable floor price(s), such floor price(s) are reduced (but not increased) to 75% of the VWAP on the seventh trading day.

The conversion price of the Notes may be adjusted upon the occurrence of certain events and the Notes may be declared immediately due and payable by the Investors in the event the Company defaults on any terms of the Notes or the other Transaction Documents. Additionally, at the option of the Investors, upon the occurrence of any event of default, the Investors can elect to convert the Notes at the lower of the stated conversion price and a conversion price equal to 70% of the lowest closing bid price of the common stock during the 10 consecutive trading day period ending and including the date of delivery or deemed delivery of any applicable conversion notice (the “Alternative Conversion Price”). The Notes contain penalties for the Company’s failure to timely deliver shares due upon conversion thereof. The Notes contain provisions limiting each Investor’s ability to convert any portion of its individual Note if such conversion would cause the Investor’s (or any affiliate of any such Investor) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. The Notes contain customary events of default, which include any default of $30,000 of more of indebtedness of the Company, final judgements equal to or greater than $75,000 rendered against the Company, and the Company’s failure to comply with the reporting obligations of the Securities Exchange Act of 1934, as amended. Upon the occurrence of an event of default, at the option of the holder thereof, the amount of the Note increases by 110% (including principal and accrued interest) (plus 2% additional for each event of default that occurs thereafter). The Notes contain certain rights of the holders thereof upon the occurrence of a change of control or fundamental transaction, each as described in greater detail therein.

The Warrants are exercisable at various prices with (i) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.20 per share, (ii) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.35 per share, and (iii) Warrants to purchase 2,250,000 shares of common stock exercisable at $0.50 per share. All of the Warrants may be exercised via cashless exercise in the event that the shares underlying the Warrants are not registered within 180 days of the closing of the transaction. The Warrants, if not exercised by such date, terminate on January 7, 2026. The Warrants contain provisions limiting each Investor’s ability to exercise the Warrants if such exercise would cause the Investor’s (or any affiliate of any such Investor) holdings in the Company to exceed 9.99% of the Company’s issued and outstanding shares of common stock. We may prepay the Notes (provided we treat all Note holders equally) by paying 110% of the principal and interest thereon at any time (provided we are required to provide the holders 15 days prior written notice of such repayment, and during which time period the holder may convert the Note into common stock). Unless the Company’s common stock is listed on the NYSE, the NYSE American, the Nasdaq Capital Market, Nasdaq Global Market or Nasdaq Global Select, at any time the Company issues common stock or common stock equivalents, subject to certain exceptions, below the then exercise price, the exercise price of the Warrants reset to the lower of such dilutive issuance or the VWAP on the next trading day following the first public disclosure of such dilutive issuance. Upon an event of default, the exercise price of the Warrants, at the option of the Investors, is the Alternative Conversion Price. If the Company undertakes a fundamental transaction and the successor entity is not a publicly-traded company, the holders of the Warrants have the right to require the Company to pay the greater of (a) the Black Scholes Value of the warrants; and (b) the positive difference between the consideration payable in such fundamental transaction minus the exercise price.

F-50

On January 12, 2021, the Company issued 708,750 common shares to an investor in exchange for $114,392 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to LGH Investments, LLC., dated August 11, 2020.

On January 13, 2021, the Company issued 105,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.40 per share or $40,000.

On January 21, 2021, the Company agreed to issue 4,000,000 shares of common stock to Mr. Rodriquez under the terms of his employment agreement, 1,500,000 million shares of common stock to Mr. Bowen under the terms of his employment agreement and 1,000,000 shares to David M. Loev, the managing partner of The Loev Law Firm, PC, the Company’s securities counsel, who is also the brother-in-law of Jacob D. Cohen, the Company’s sole officer and director, under the terms of the reduced fee agreement. The securities issued to the Company’s legal counsel are subject to a two-year lock-up agreement, preventing the sale or transfer of such shares without the written approval of the Company, except to affiliates of the holder, who agree to be bound by the same terms.

On January 22, 2021, Mr. Jacob D. Cohen, as the sole member of the Board of Directors of the Company, approved the issuance to himself, in consideration for services rendered as the sole officer and director of the Company, of 2,500,000 shares of restricted common stock. The securities are subject to a two-year lock-up agreement, preventing the sale or transfer of such shares without the written approval of the Company, except to affiliates of the holder, who agree to be bound by the same terms.

On January 22, 2021, the Company issued 400,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.38 per share, or $152,000 based on the market price on the date of issuance.

On January 22, 2021, the Company issued 200,000 common shares to an investor in exchange for $94,500 in cash, net of offering costs. The shares issued to the investor are part of the 10,000,000 Shares offered and registered by the Company under the Offering Statement.

On February 8, 2021, the Company issued 217,640 common shares to an investor in exchange for $50,275 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital Global Opportunities Master Fund (“L1 Capital”), dated January 7, 2021.

On February 12, 2021, the Company issued 224,921 common shares to an investor in exchange for $50,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry Fund 1, LP (“Cavalry”), dated January 7, 2021.

On February 26, 2021, the Company issued 500,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.08 per share, or $142,600 based on the market price on the date of issuance.

On March 5, 2021, the Company issued 409,333 common shares to an investor in exchange for $75,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On March 8, 2021, we entered into a Consulting Agreement with KBHS, LLC (“KBHS”), whose Chief Executive Officer is Mr. Kevin Harrington, who was appointed as the sole member of our newly formed Advisory Committee.

F-51

Pursuant to the Consulting Agreement, KBHS agreed to provide consulting services to the Company as the Company’s Brand Ambassador, including providing endorsement services and advising on marketing, promotions, acquisitions, licensing and business development. KBHS also agreed to up to four webinar appearances on behalf of the Company per year to support the Company’s direct sales efforts. The Consulting Agreement has a term of two years, and can be terminated with ten days prior written notice (subject to applicable cure rights set forth in the Consulting Agreement), in the event we or KBHS breach any term of the agreement, or we fail to pay any amounts due, become subject to any government regulatory investigation, certain lawsuits, claims, actions or take certain other actions during the term of the Consulting Agreement.

As consideration for providing the services under the Consulting Agreement, we agreed to issue KBHS 1,500,000 shares of restricted common stock, which vest immediately upon issuance, to pay KBHS $10,000 per month, and agreed to pay KBHS a 5% finder’s fee on any new business introduced or developed by KBHS and 7.5% of the value of any acquisition or merger created or developed exclusively by KBHS, undertaken by the Company, subject to applicable laws. In the event we fail to pay any consideration due under the Consulting Agreement, such amount accrues interest at the rate of 1.5% per month until paid in full.

On March 8, 2020, the Company issued to GCN an additional 500,000 shares of Series B Convertible Preferred Stock, which had an agreed upon value of $500,000 ($1.00 per share) in connection with milestones achieved pursuant to the SPA as executed with GCN on May 15, 2020. Immediately upon issuance, GCN elected to convert the 500,000 shares of Series B Convertible Preferred Stock into 2,057,613 shares of the Company’s common stock, at a price of $0.24 per share.

On March 9, 2021, the Company issued 200,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.22 per share, or $44,000 based on the market price on the date of issuance.

On March 18, 2021, the Company issued 451,060 common shares to an investor in exchange for $75,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On March 19, 2021, the Company issued 872,270 common shares to an investor in exchange for $151,175 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On March 22, 2021, the Company issued 100,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.28 per share, or $28,000 based on the market price on the date of issuance.

On March 24, 2021, the Company issued 555,324 common shares to an investor in exchange for $100,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On April 8, 2021, the Company issued 909,361 common shares to an investor in exchange for $129,925 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

Management has evaluated all subsequent events from December 31, 2020 through the issuance date of the financial statements for subsequent event disclosure consideration. No change to the financial statements for the year ended December 31, 2020 is deemed necessary as a result of this evaluation.

F-52

5,640,000 SHARES OF COMMON STOCK

PROSPECTUS

______________, 2021

Neither we nor the selling stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the registrant’s expenses, other than any sales commissions or discounts, in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee	$86.15
Accounting fees and expenses	5,000.00	*
Legal fees and expenses	37,500.00	*
Miscellaneous	10,000.00	*
Total	$52,086.15

*	Indicates expenses that have been estimated for filing purposes only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended and restated (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

II-1

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 2018, the Company issued 4,300,000 shares of restricted common stock to Daniel Dror, valued $2,150,000, for organizational and acquisition consulting services.

On May 31, 2018, the Company issued 750,000 shares of restricted common stock to Everett Bassie, valued at $375,000, for the positions as CFO and Director.

On May 31, 2018, the Company issued 500,000 shares of restricted common stock to Charles Zeller, valued at $250,000, for Director Fees.

On May 31, 2018, the Company issued 750,000 shares of restricted common stock to Winfred Fields, valued at $375,000, for financial and acquisition consulting services.

On May 31, 2018, the Company issued 3,800,000 shares of restricted common stock to Robert Holden, valued at $1,900,000 in consideration for services rendered as President, CEO and Director.

On or around May 31, 2018, the Company sold an aggregate of 86,000 shares of restricted common stock to four accredited investors in private transactions at $0.50 per share for gross proceeds of $43,000.

On April 12, 2019, the Company issued 18,000,000 shares of the Company common stock to the members of Novopelle Diamond, LLC (“Novopelle”), a Texas limited company, to acquire 100% of the membership interests of Novopelle. The three members of Novopelle Diamond who received shares pursuant to the Share Exchange Agreement were (1) Jacob D. Cohen; (2) Esteban Alexander; and (3) Luis Alan Hernandez, who each received six million shares pursuant to the Share Exchange.

On May 3, 2019, the Company issued 100,000 shares of the Company’s common stock to a non-related third-party investor in exchange for $10,000 in cash.

On June 21, 2019, the Company issued a promissory note with a principal amount of $40,000 to a related party (the father of the Company’s CEO, Jacob D. Cohen) in exchange for $40,000 in cash. The promissory note is unsecured, has a maturity date of June 21, 2020 and accrues interest at the rate of 8% per annum until paid in full by the Company. Furthermore, the Company issued 50,000 shares of the Company’s restricted common stock to the related party investor as further consideration to enter into the loan with the Company.

II-2

On June 24, 2019, the issued 250,000 shares of the Company’s common stock as part consideration of an exclusive licensing agreement. The shares were valued at $0.10 per share or $25,000 based on recent sales of common stock to the third party.

On June 27, 2019, the Company executed an exclusive license agreement with Novo MedSpa Addison Corp (“Novo MedSpa”) providing the Company with the exclusive rights to the Novopelle brand and to establish new Novopelle branded MedSpa locations on a worldwide basis (the “Exclusive License”). In consideration for the Exclusive License, the Company paid Novo MedSpa a one-time cash payment of $40,000 and issued to Novo MedSpa 250,000 shares of the Company’s restricted common stock.

On July 8, 2019, the Company issued a convertible promissory note with a principal amount of $40,000 to a non-related third party in exchange for $40,000 in cash. The promissory note is unsecured, has a maturity date of July 8, 2020 and accrues interest at the rate of 8% per annum until paid in full by the Company. In the event that the Company filed, and had qualified by the SEC, an offering Statement under Regulation A (“Offering Statement”) of the Securities Act in order to sell shares of its common stock, the holder of the note had the right to convert all or any portion of the principal amount and interest due on the note into shares of common stock through the Offering Statement during the term of the Offering Statement, which Offering Statement has been qualified.

On August 23, 2019, the Company issued 100,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $1.50 per share or $150,000 based on the market price on the date of issuance.

On September 9, 2019, the Company issued 100,000 shares of common stock as part consideration of a loan agreement. The shares were valued at $1.00 per share or $100,000 based on the market price on the date of issuance.

On October 1, 2019, the Company entered into an Employment Agreement with Jesse L. Dickens, Jr. to serve as the Chief Executive Officer of the Company’s newly formed wholly owned subsidiary, Capitol City Solutions USA, Inc. (“CCS”). Pursuant to the Employment Agreement, Mr. Dickens will receive an annual base salary of $120,000 and shall receive an equity grant in the amount of 1,000,000 shares of the Company’s common stock (the “Equity Shares”) pursuant to a vesting period of one-year, of which: 500,000 shares on January 1, 2020, 250,000 shares on May 22, 2020, and 250,000 shares on July 1, 2020.

On October 11, 2019, the Company issued 10,000 shares of common stock as part consideration of a loan agreement. The shares were valued at $1.16 per share or $11,600 based on the market price on the date of issuance.

On November 1, 2019, the Company issued 300,000 shares of the Company’s common stock to eligible persons under the Plan.

On November 11, 2019, the Company issued 30,000 shares of the Company’s common stock to eligible persons under the Plan.

On February 24, 2020, the Company entered into a Securities Purchase Agreement with Adar Alef, LLC, an accredited investor (“Adar Alef”), pursuant to which the Company sold Adar Alef a convertible promissory note in the principal amount of $157,500, representing a purchase price of $150,000 and an original issue discount of $7,500, in exchange for $150,000 in cash (less $7,500 of Adar Alef’s legal fees as discussed below)(the “Adar Alef Note”). The Adar Alef Note accrues interest at a rate of 8% per annum (24% upon the occurrence of an event of default) and has a maturity date of February 24, 2021. Adar Alef may in its option, convert the outstanding principal and interest on the Adar Alef Note into shares of our common stock at a conversion price per share equal to 60% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 days trading days prior to, and including, the date of conversion. The 40% discount discussed above is automatically increased to 50% in the event we experience a depository trust company ‘chill’ on our common stock. Additionally, in the event that we are not ‘current’ in our filings with the Securities and Exchange Commission, six months after the date of the note, the conversion price decreases to the lowest closing bid price of our common stock during the delinquency period, less the applicable percentage discount discussed above. The conversion discount, look back period and other terms of the Adar Alef Note are adjustable on a ratchet basis if the Company offers any more favorable terms to any other note holder after the date of the Adar Alef Note. At no time may the Adar Alef Note be converted into shares of our common stock if such conversion would result in Adar Alef and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock, which amount may be increased to 9.9% upon 60 days’ prior written notice.

II-3

On January 13, 2020, the Company executed a Data Delivery and Ancillary Services Agreement with a third party, pursuant to which the Company issued 357,142 shares of the Company’s restricted common stock to the third party in exchange of sector-specific consumer records and data to be utilized for marketing purposes provided by the third party and the ancillary advisory services such as data cleaning, data emailing, lead generation campaigns, social media management. The shares were valued at $0.56 per share or $200,000 based on the market price at the grant date.

On January 17, 2020, the Company issued 62,500 shares of restricted common stock to an investor in exchange for $25,000 in cash and $25,000 of principal and interest due under that certain convertible promissory note between the Company and the investor dated August 26, 2019. The Company received cash of $25,000 on November 26, 2019 which was recorded as common stock payable as of December 31, 2019. The shares issued to the investor are part of the 10,000,000 shares qualified and registered in connection with the Company, Regulation A offering, in which the Company offered for sale up to 10,000,000 shares of common stock at $0.50 per share (the “Offering Statement”).

On January 24, 2020, the Company issued 400,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.30 per share or $120,000.

On February 28, 2020, the Company issued 160,000 common shares to an investor in exchange for $46,500 in cash, net of offering costs, and $30,000 of principal and interest due under that certain convertible promissory note between the Company and the investor dated August 26, 2019. The shares issued to the investor are part of the 10,000,000 Shares offered and registered by the Company under the Offering Statement.

On March 11, 2020, the Company issued 100,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.40 per share or $40,000.

On April 1, 2020, the Company issued 40,000 common shares to an investor in exchange for $20,000 of principal and interest due under that certain convertible promissory note between the Company and the investor dated October 10, 2019.

On April 2, 2020, the Company issued 40,000 shares of common stock to an investor in exchange for $20,000 of principal and interest due under that certain convertible promissory note between the Company and the investor dated October 10, 2019. The shares issued to the investor are part of the 10,000,000 Shares offered and registered by the Company under the Offering Statement.

On April 20, 2020, the Company entered into a Securities Purchase Agreement with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”), an accredited investor, pursuant to which the Company sold Geneva Roth a convertible promissory note in the principal amount of $88,000 (the “Geneva Roth Note”). The Geneva Roth Note accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of April 20, 2021. Geneva Roth may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the Geneva Roth Note into shares of our common stock at a conversion price per share equal to 61% of the lowest daily volume weighted average price (“VWAP”) of our common stock during the 10 days trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to 6 times the number of shares of common stock which may be issuable upon conversion of the Geneva Roth Note at all times. At no time may the Geneva Roth Note be converted into shares of our common stock if such conversion would result in Geneva Roth and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

II-4

On April 30, 2020, we entered into a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC, an accredited investor (“FirstFire”), pursuant to which the Company sold FirstFire a convertible promissory note in the principal amount of $105,000, representing a purchase price of $100,000 and an original issue discount of $5,000 (the “FirstFire Note”). The FirstFire Note accrues interest at a rate of 8% per annum (15% upon the occurrence of an event of default) and has a maturity date of April 30, 2021. FirstFire may in its option, at any time, convert the outstanding principal and interest on the FirstFire Note into shares of our common stock at a conversion price per share equal to $0.50 per share for the first 180 days that the FirstFire Note is outstanding and the lower of (a) $0.50 per share; and (b) 60% of the lowest VWAP of our common stock during the 10 days trading days prior to the date of conversion (the “Variable Conversion Rate”), thereafter, subject to adjustment in the case of certain fundamental transactions. In the event we have a DTC “Chill” on our shares, an additional discount of 10% will apply to the Variable Conversion Rate while that “Chill” is in effect. The FirstFire Note includes anti-dilution protection such that if we, at any time while the note is outstanding, issue any shares or are deemed to have issued any shares at a price per share less than the applicable conversion price of such FirstFire Note, then FirstFire has the option to reduce such conversion price to such lower price, subject to certain exceptions. The conversion discount of the Variable Conversion Rate of the FirstFire Note is adjustable upward by 15% (cumulative for the occurrence of each such event) upon the occurrence of certain events described in the FirstFire Note including in the event (a) our common stock cannot be delivered via DWAC; (b) we cease to report with the Securities and Exchange Commission; (c) we fail to maintain DTC eligibility; (d) the conversion price is below $0.01 per share; (e) we do not have sufficient authorized shares to allow for any conversion; and (f) certain other events described in the FirstFire Note occur. In addition, upon the occurrence of any events described in the immediately preceding sentence (and after each such event), FirstFire can increase the amount of the FirstFire Note by $10,000. At no time may the FirstFire Note be converted into shares of our common stock if such conversion would result in FirstFire and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock, which amount may be increased to 9.9% upon 60 days’ prior written notice.

On May 15, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with Global Career Networks Inc, a Delaware corporation (the “Seller”), the sole owner of Life Guru, Inc., a Delaware corporation (“Life Guru”). Pursuant to the SPA, the Company acquired a 51% interest in Life Guru from the Seller. Life Guru owns the website www.LifeGuru.me – a website dedicated to providing an online platform to connect consumers to a variety of mentors, professionals, life coaches and career coaches, which was under development. As consideration for the purchase of the 51% ownership interest in Life Guru, the Company issued the Seller 500,000 shares of its newly designated Series B Convertible Preferred Stock, which had an agreed upon value of $500,000 ($1.00 per share), and agreed to issue the Seller up to an additional 1,500,000 shares of Series B Convertible Preferred Stock (with an agreed upon value of $1,500,000) upon the following milestones, provided that such milestones are met prior to the earlier of (i) May 15, 2021; and (ii) thirty (30) days after the Company has provided the Seller written notice of a breach by the Seller of any provision of the SPA, which breach has not been reasonably cured within a thirty (30) day period:

(a) 500,000 Series B Convertible Preferred Stock shares upon completion of the fully operational LifeGuru.me website;

(b) 500,000 Series B Convertible Preferred Stock shares upon such time as 300 coaches have signed up at LifeGuru.me; and

(c) 500,000 Series B Convertible Preferred Stock shares upon such time as 1,000 coaches have signed up at LifeGuru.me.

II-5

Each share of Series B Preferred Stock may be converted, at the option of the holder thereof, into that number of shares of common stock of the Company as equals $1.00 divided by 90% of the average of the volume weighted average prices of the Company’s common, for the five trading days immediately preceding the date the notice of conversion is received, with any remainder rounded to the hundredths place.

Notwithstanding the above, at no time may the Series B Preferred Stock be converted into shares of our common stock by any holder, if such conversion would result in such holder thereof and its affiliates owning an aggregate of in excess of 4.999% of the then outstanding shares of our common stock, which amount may be increased to 9.999% on a per holder basis, upon 61 days’ prior written notice.

On May 20, 2020, the Company issued one share of its newly designated shares of Series A Preferred Stock, to each of the three members of its then board of directors, (1) Jacob D. Cohen, (2) Esteban Alexander and (3) Luis Alan Hernandez, in consideration for services rendered to the Company as members of the board of directors. Such shares of Series A Preferred Stock vote in aggregate sixty percent (60%) of the total vote on all shareholder matters, voting separately as a class. Notwithstanding such voting rights, no change in control of the Company was deemed to have occurred in connection with the issuance since Messrs. Cohen, Alexander and Hernandez, owned in aggregate 68% of the Company’s outstanding common stock prior to such issuance, and therefore controlled the Company prior to such issuance.

On May 19, 2020, the Company entered into a Securities Purchase Agreement with Geneva Roth, pursuant to which the Company sold Geneva Roth a convertible promissory note in the principal amount of $53,000 (the “Geneva Roth Note #2”). The Geneva Roth Note #2 accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of May 19, 2021. Geneva Roth may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the Geneva Roth Note #2 into shares of our common stock at a conversion price per share equal to 61% of the lowest daily volume weighted average price of our common stock during the 10 days trading days prior to the date of conversion. At no time may the Geneva Roth Note #2 be converted into shares of our common stock if such conversion would result in Geneva Roth and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

On May 22, 2020, (a) in consideration for Mr. Jacob D. Cohen’s past services rendered as President and Chief Executive Officer of the Company, and in further consideration of the liability he has incurred in his capacity as President and Chief Executive Officer of the Company, and (b) in consideration for Mr. Esteban Alexander’s past services rendered as Chief Operating Officer of the Company, and in further consideration of the liability he has incurred in his capacity as Chief Operating Officer of the Company, the Company issued Mr. Cohen and Mr. Alexander each a one-time bonus of 3,000,000 shares of the Company’s restricted common stock (6,000,000 in total), which shares vested immediately.

On June 2, 2020, the Company issued 2,083,333 shares of the Company’s common stock to Global Career Networks Inc, a Delaware corporation (the “GCN”) in connection with the conversion of 500,000 shares of Series B Convertible Preferred stock into common stock. The shares were valued at $0.24 per share or $500,000.

On June 4, 2020, the Company issued 50,000 common shares to an investor in exchange for $6,600 of principal and interest due under that certain convertible promissory note between the Company and the investor dated October 28, 2019.

On June 8, 2020, the Company issued 125,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.27 per share or $33,750.

On July 27, 2020, the Company issued 1,030,808 restricted common shares to an investor in exchange for $77,929 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Fourth Man, LLC dated October 28, 2019. After this conversion, the balance owed under the convertible note is $0.

II-6

On July 27, 2020, the Company issued 1,119,309 restricted common shares to an investor in exchange for $84,620 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Armada Capital Partners, LLC dated October 28, 2019. After this conversion, the balance owed under the convertible note is $0.

On July 27, 2020, the Company issued 1,119,309 restricted common shares to an investor in exchange for $84,620 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to BHP Capital NY, Inc. dated October 28, 2019. After this conversion, the balance owed under the convertible note is $0.

On June 8, 2020, the Company issued 125,000 shares of the Company’s common stock to eligible persons under the 2019 Stock Option and Incentive Plan (the “Plan”). The shares were valued at $0.27 per share or $33,750.

On August 5, 2020, we entered into a Securities Purchase Agreement with Geneva Roth Remark Holdings, Inc., an accredited investor, pursuant to which the Company sold Geneva Roth a convertible promissory note in the principal amount of $53,000 (the “Geneva Roth Note #3”). The Geneva Roth Note #3 accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of November 5, 2021. Geneva Roth may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the Geneva Roth Note #3 into shares of our common stock at a conversion price per share equal to 61% of the lowest daily volume weighted average price of our common stock during the 10 days trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to the number of shares of common stock which may be issuable upon conversion of the Geneva Roth Note #3 at all times. At no time may the Geneva Roth Note #3 be converted into shares of our common stock if such conversion would result in Geneva Roth and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

On August 11, 2020, we sold LGH Investments, LLC (“LGH”) a convertible promissory note in the principal amount of $105,000 (the “LGH Note”). The LGH Note included a $5,000 originally issuance discount. The LGH Note accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of May 11, 2021. LGH may in its option, at any time convert the outstanding principal and interest on the LGH Note into shares of our common stock at a conversion price per share equal to the lesser of (a) $0.50 per share; and (b) 60% of the lowest daily volume weighted average price of the Company’s common stock on the ten trading days prior to the date of conversion. We agreed to reserve a number of shares of our common stock equal to three times the number of shares of common stock which may be issuable upon conversion of the LGH Note at all times. At no time may the LGH Note be converted into shares of our common stock if such conversion would result in LGH and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock, provided that such percentage automatically increases to 9.99% if our market capitalization falls below $2.5 million.

On August 21, 2020, the Company issued 330,689 common shares to an investor in exchange for $25,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to GHS Investments, LLC dated October 10, 2019.

On August 24, 2020, the Company issued 895,722 common shares to an investor in exchange for $109,278 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to Isaak Cohen (the father of our Chief Executive Officer and director, Jacob D. Cohen), dated September 9, 2019. After this conversion, the balance owed under the promissory note is $0.

On August 26, 2020, the Company issued 242,407 common shares to an investor in exchange for $31,792 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to Bradley Stewart, dated May 17, 2019. After this conversion, the balance owed under the promissory note is $0.

On August 28, 2020, the Company issued 895,722 common shares to settle a Note with an unrelated party. The shares were valued at $0.33 per share based on the market price at the settlement date.

II-7

On September 8, 2020, the Company issued 330,689 common shares to an investor in exchange for $25,000 of principal and accrued interest owed under the terms and conditions of that convertible note, dated October 15, 2019. After this conversion, the balance owed under the convertible note is $33,888.

On September 14, 2020, the Company entered into a Securities Purchase Agreement with Geneva Roth, pursuant to which the Company sold Geneva Roth a convertible promissory note in the principal amount of $53,000 (the “Geneva Roth Note #4”). The Geneva Roth Note #4 accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of December 14, 2021. Geneva Roth may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the Geneva Roth Note #4 into shares of our common stock at a conversion price per share equal to 61% of the average of the two lowest daily volume weighted average prices of our common stock during the 10 days trading days prior to the date of conversion. At no time may the Geneva Roth Note #4 be converted into shares of our common stock if such conversion would result in Geneva Roth and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

On October 8, 2020, the Company issued 125,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.27 per share or $33,750.

On October 12, 2020, the Company issued 136,687 common shares to an investor in exchange for $12,818 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On October 12, 2020, the Company entered into a Securities Purchase Agreement with Quick Capital LLC an accredited investor (“Quick Capital”), pursuant to which the Company sold Quick Capital a convertible promissory note in the principal amount of $56,750 (the “Quick Capital Note”) in consideration for a $52,750 payment. The principal amount of the Quick Capital Note includes an advancement of legal fees equal to Quick Capital of $2,750 and carries a lump-sum interest payment for the entire twelve (12) months of the note, at eight percent (8%) per annum, equal to $4,000 which was capitalized upon the entry into the note. The Quick Capital Note has a maturity date of October 12, 2021. Among other requirements, the Securities Purchase Agreement requires us to cause the par value of our common stock to be reduced below $0.00001, if the closing bid price of our common stock shall ever fall below $0.001 per share. Upon an event of default, the Quick Capital Note accrues interest at the lesser of 24% per annum and the highest rate provided by law. Quick Capital may in its option, at any time after the date of the note, convert the outstanding principal and interest on the Quick Capital Note into shares of our common stock at a conversion price per share equal to the lesser of a) $0.50 per share, b) 60% (the “Discount”) of the lowest daily volume weighted average price per share of our common stock during the 10 days trading days prior to the date of conversion; and c) 60% of the lowest daily VWAP of our common stock during the 10 days trading days prior to the date of the Quick Capital Note. The conversion price is adjustable downward if within three business days of the date of any conversion notice, the Company’s common stock has a closing bid price 5% or lower than the conversion rate set forth in the notice of conversion. The Discount decreases by 10% in the event the Company’s common stock is not eligible to be delivered via DWAC and decreases by an additional 15% if the Company’s common stock is ‘chilled’ by the DTC system (while such ‘chill is in place’). Separately, if the Company ceases to be a reporting company or the note cannot be converted into free trading shares 181 days after the date of the note, the Discount decreases by an additional 15%. Quick Capital can deduct $750 from each conversion amount to cover its deposit fees. The conversion rate is also subject to a favored nations provision (subject to certain exceptions), allowing Quick Capital to use any more favorable conversion terms of other parties converting securities of the Company. The conversion rate is also further adjustable in the event of the occurrence of certain major transaction announcements. In the event the conversion price falls below $0.01 per share at any time, the Discount is lowered to 40% and $15,000 is added to the principal amount of the note. We are also required to pay certain penalties in the event we fail to timely deliver stock upon conversion of the Quick Capital Note. At no time may the Quick Capital Note be converted into shares of our common stock if such conversion would result in Quick Capital and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

II-8

On October 12, 2020, the Company issued 136,687 common shares to an investor in exchange for $12,818 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On October 19, 2020, the Company issued 323,322 common shares to an investor in exchange for $18,682 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On October 21, 2020, the Company issued 416,667 common shares to an investor in exchange for $30,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to GHS Investments, LLC, dated October 10, 2020.

On October 26, 2020, the Company issued 340,716 common shares to an investor in exchange for $20,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth Remark Holdings, Inc., dated April 20, 2020.

On November 3, 2020, the Company issued 520,833 common shares to an investor in exchange for $26,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On November 3, 2020, the Company issued 492,126 common shares to an investor in exchange for $20,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth, dated April 20, 2020.

On November 9, 2020, the Company issued 688,976 common shares to an investor in exchange for $20,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth, dated April 20, 2020.

On November 10, 2020, the Company issued 721,154 common shares to an investor in exchange for $36,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On November 13, 2020, the Company issued 480,769 common shares to an investor in exchange for $24,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On November 22, 2020, the Company issued 480,000 common shares to an investor in exchange for $25,000 of principal and accrued interest owed under the terms and conditions of that certain convertible note as issued to FirstFire Global Opportunities Fund LLC, dated April 30, 2020.

On December 2, 2020, the Company entered into a Securities Purchase Agreement with Geneva Roth, pursuant to which the Company sold Geneva Roth a convertible promissory note in the principal amount of $83,000 (the “Geneva Roth Note #5”). The Geneva Roth Note #5 accrues interest at a rate of 8% per annum (22% upon the occurrence of an event of default) and has a maturity date of March 2, 2022. Geneva Roth may in its option, at any time beginning 180 days after the date of the note, convert the outstanding principal and interest on the Geneva Roth Note #5 into shares of our common stock at a conversion price per share equal to 61% of the average of the two lowest daily volume weighted average prices of our common stock during the 10 days trading days prior to the date of conversion. At no time may the Geneva Roth Note #5 be converted into shares of our common stock if such conversion would result in Geneva Roth and its affiliates owning an aggregate of in excess of 4.99% of the then outstanding shares of our common stock.

On December 2, 2020, the Company issued 716,527 common shares to an investor in exchange for $35,769 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to GHS Investments, LLC, dated October 10, 2020.

II-9

On December 2, 2020, the Company issued 889,054 common shares to an investor in exchange for $40,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Adar Alef, LLC, dated February 24, 2020.

On December 2, 2020, the Company issued 622,000 common shares to an investor in exchange for $31,100 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to GreenTree Financial Group, Inc., dated August 26, 2019.

On December 2, 2020, the Company issued 1,031,000 common shares to an investor in exchange for $84,200 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to FirstFire Global Opportunities Fund LLC, dated April 30, 2020.

On December 12, 2020, the Company issued 2,501,378 common shares to an investor in exchange for $195,108 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to Daniel Dror, dated April 12, 2019.

On December 12, 2020, the Company issued 412,580 common shares to an investor in exchange for $35,000 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth, dated April 20, 2020.

On December 18, 2020, the Company issued 297,900 common shares to an investor in exchange for $25,968 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth, dated April 20, 2020.

On December 18, 2020, the Company issued 975,117 common shares to an investor in exchange for $85,000 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to Daniel Dror, dated April 12, 2019.

On December 18, 2020, the Company issued 500,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.08 per share, or $40,000 based on the market price on the date of issuance.

On December 30, 2020, the Company issued 683,791 common shares to an investor in exchange for $86,217 of principal and accrued interest owed under the terms and conditions of that convertible note as issued to Geneva Roth, dated May 19, 2020.

On December 30, 2020, the Company issued 889,979 common shares to an investor in exchange for $72,657 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to David Morales, dated October 18, 2019.

On December 30, 2020, the Company issued 376,704 common shares to an investor in exchange for $30,777 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to Asia Pacific Partners, Inc., dated June 24, 2020.

On January 6, 2021 (the “Closing Date”), the Company closed the transactions contemplated by a Securities Purchase Agreement dated January 6, 2021 (the “Purchase Agreement”), which was entered into with a group of accredited institutional investors (collectively, the “Investors”), for the sale of convertible promissory notes. Pursuant to the Purchase Agreement, the Company agreed to sell 6% Original Issue Discount Senior Secured Convertible Promissory Notes in an aggregate principal amount of $1,450,000 (the “Notes”) and warrants to purchase up to an aggregate of 6,750,000 shares of the Company’s common stock (the “Warrants”) to the Investors and entered into a Security Agreement, a Guaranty Agreement, a Pledge Agreement, and a Registration Rights Agreement (the foregoing, collectively with the Purchase Agreement, Notes and Warrant, the “Transaction Documents”). The Purchase Agreement includes indemnification obligations of the Company, requirements for the Company to reserve three times the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, the right of the Investors to participate up to 30% in any future equity or debt offering made by the Company in the 12 months after the Closing Date, a prohibition on the Company selling any shares of common stock or common stock equivalents until 30 days after the Closing Date, subject to certain exceptions, a one year prohibition on the Company entering into any equity line transaction or variable rate transaction (including convertible notes with adjustable conversion prices), and a one year prohibition, without the approval of the Investors, of a reverse or forward stock split.

II-10

A total of $850,000 in Notes (the “First Tranche Notes”) were sold on the Closing Date, and a total of $600,000 in Notes (the “Second Tranche Notes”), were sold on March 30, 2021. In connection with the sale of the First Tranche Notes, the Company paid $25,000 of the Investors’ legal fees and certain other amounts in expense reimbursements.

The First Tranche Notes mature on January 7, 2022, and the Second Tranche Notes mature on March 30, 2022, and accrue interest at a rate of 6% per annum (15% upon the occurrence of an event of default) payable to the Investors in cash on a calendar quarterly basis (which changes to monthly upon the occurrence of an event of default). Each of the Notes contained a 6% original issue discount.

The First Tranche Notes, Second Tranche Notes and Warrants are described in greater detail in the prospectus which forms a part of this Registration Statement under Greentree “Securities Purchase Agreement”, beginning on page 26.

On January 12, 2021, the Company issued 708,750 common shares to an investor in exchange for $114,392 of principal and accrued interest owed under the terms and conditions of that promissory note as issued to LGH Investments, LLC., dated August 11, 2020.

On January 13, 2021, the Company issued 105,000 shares of the Company’s common stock to eligible persons under the Plan. The shares were valued at $0.40 per share or $40,000.

On January 21, 2021, the Company agreed to issue 4,000,000 shares of common stock to Mr. Rodriquez under the terms of his employment agreement, 1,500,000 million shares of common stock to Mr. Bowen under the terms of his employment agreement and 1,000,000 shares to the Company’s legal counsel under the terms of the reduced fee agreement. The securities issued to the Company’s legal counsel are subject to a two-year lock-up agreement, preventing the sale or transfer of such shares without the written approval of the Company, except to affiliates of the holder, who agree to be bound by the same terms.

On January 22, 2021, Mr. Jacob D. Cohen, as the sole member of the Board of Directors of the Company, approved the issuance to himself, in consideration for services rendered as the sole officer and director of the Company, of 2,500,000 shares of restricted common stock. The securities are subject to a two-year lock-up agreement, preventing the sale or transfer of such shares without the written approval of the Company, except to affiliates of the holder, who agree to be bound by the same terms.

On January 22, 2021, the Company issued 400,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.38 per share, or $152,000 based on the market price on the date of issuance.

On January 22, 2021, the Company issued 200,000 common shares to an investor in exchange for $94,500 in cash, net of offering costs. The shares issued to the investor are part of the 10,000,000 Shares offered and registered by the Company under the Offering Statement.

On February 8, 2021, the Company issued 217,640 common shares to an investor in exchange for $50,275 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital Global Opportunities Master Fund (“L1 Capital”), dated January 7, 2021.

On February 12, 2021, the Company issued 224,921 common shares to an investor in exchange for $50,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry Fund 1, LP (“Cavalry”), dated January 7, 2021.

On February 26, 2021, the Company issued 500,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.08 per share, or $142,600 based on the market price on the date of issuance.

II-11

On March 5, 2021, the Company issued 409,333 common shares to an investor in exchange for $75,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On March 8, 2021, the Company issued to GCN an additional 500,000 shares of Series B Convertible Preferred Stock, which had an agreed upon value of $500,000 ($1.00 per share) in connection with milestones achieved pursuant to a Securities Purchase Agreement as executed with GCN on May 15, 2020. Immediately upon issuance, GCN elected to convert the 500,000 shares of Series B Convertible Preferred Stock into 2,057,613 shares of the Company’s common stock, at a price of $0.24 per share.

On March 8, 2021, the Company issued 1,500,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.27 per share, or $405,000 based on the market price on the date of issuance.

On March 9, 2021, the Company issued 200,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.22 per share, or $44,000 based on the market price on the date of issuance.

On March 18, 2021, the Company issued 451,060 common shares to an investor in exchange for $75,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On March 19, 2021, the Company issued 872,270 common shares to an investor in exchange for $151,175 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On March 22, 2021, the Company issued 100,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.28 per share, or $28,000 based on the market price on the date of issuance.

On March 24, 2021, the Company issued 555,324 common shares to an investor in exchange for $100,000 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On April 8, 2021, the Company issued 909,361 common shares to an investor in exchange for $129,925 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to Cavalry, dated January 7, 2021.

On April 21, 2021, the Company issued 403,769 common shares to an investor in exchange for $50,875 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On April 28, 2021, the Company issued 485,079 common shares to an investor in exchange for $61,120 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On May 3, 2021, the Company issued 760,928 common shares to an investor in exchange for $56,750 of principal and accrued interest owed under the terms and conditions of that 8% convertible promissory note as issued to Quick Capital, LLC, dated October 20, 2020.

On May 25, 2021, the Company issued 538,505 common shares to an investor in exchange for $51,158 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On June 22, 2021, the Company issued 703,252 common shares to an investor in exchange for $66,809 of principal and accrued interest owed under the terms and conditions of that 6% convertible promissory note as issued to L1 Capital, dated January 7, 2021.

On June 24, 2021, the Company closed the transactions contemplated by a Securities Purchase Agreement dated June 24, 2021 (the “Purchase Agreement”), which was entered into with two accredited institutional investors (collectively, the “Investors”), for the sale of convertible promissory notes.

Pursuant to the Purchase Agreement, the Company agreed to sell 6% Original Issue Discount Senior Secured Convertible Promissory Notes in an aggregate principal amount of $537,916 (the “Notes”) and warrants to purchase up to an aggregate of 2,670,000 shares of the Company’s common stock (the “Warrants”) to the Investors and entered into a Registration Rights Agreement (the foregoing, collectively with the Purchase Agreement, Notes and Warrant, the “Transaction Documents”). The Purchase Agreement includes indemnification obligations of the Company, requirements for the Company to reserve three times the number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants, the right of the Investors to participate up to 30% in any future equity or debt offering made by the Company in the 12 months after the Closing Date, a prohibition on the Company selling any shares of common stock or common stock equivalents until 30 days after the Closing Date, subject to certain exceptions, a one year prohibition on the Company entering into any equity line transaction or variable rate transaction (including convertible notes with adjustable conversion prices), and a one year prohibition, without the approval of the Investors, of a reverse or forward stock split. A total of $537,916 in Notes (the “Notes”) were sold on the Closing Date.

On July 6, 2021, the Company issued 165,000 shares of the Company’s common stock in consideration for consulting services. The shares were valued at $0.11 per share, or $18,150 based on the market price on the date of issuance.

* * * * * * *

II-12

The issuances and grants described above, except as otherwise disclosed, or set forth below, were exempt from registration pursuant to Section 4(a)(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; (c) were non U.S. persons; and/or (d) were officers or directors of the Company. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

We claim an exemption from registration afforded by Section 3(a)(9) of the Securities Act, for the above conversions, as the securities were exchanged by the Company with its existing security holders exclusively in transactions where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

ITEM 16. EXHIBITS

(a) Exhibits Pursuant to Item 601 of Regulation S-K:

EXHIBIT INDEX

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Share Exchange Agreement, dated as of April 12, 2019 by and among American Holdings International Corp., Novopelle Diamond, LLC and the Novopelle Members	8-K	000-50912	1.1	6/7/2019
2.2	Securities Purchase Agreement dated May 15, 2020, by and between American International Holdings Corp., as purchaser and Global Career Networks Inc, as seller, relating to the sale of 51% of Life Guru, Inc.	8-K	000-50912	2.1	5/21/2020
3.1	Articles of Incorporation, as amended	10-K	000-50912	3.1	6/26/2020
3.2	Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of International American Technologies, Inc.	SB-2	333-138902	4(iii)1	11/22/2006
3.3	Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of International American Technologies, Inc.	SB-2	333-138902	4(iiii)2	11/22/2006
3.4	Certificate of Designation of the Relative Rights and Preferences of the Series C Convertible Preferred Stock of Hammons Industries, Inc.	8-K	000-50912	4(iii)3	9/26/2007
3.5	Amended and Restated Certificate of Designations of American International Holdings Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series a Preferred Stock, filed with the Secretary of State of Nevada on May 18, 2020	8-K	000-50912	3.1	5/21/2020

II-13

3.6	Amended and Restated Certificate of Designation of American International Holdings Corp. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 18, 2020	8-K	000-50912	3.2	5/21/2020
3.7	Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock filed with the Secretary of State of Nevada on May 18, 2020	8-K	000-50912	3.3	5/21/2020
3.8	Bylaws of Unlimited Coatings Corporation	10-SB/12G	000-50912	3(ii)	8/18/04
5.1	Form of Opinion and consent of The Loev Law Firm, PC re: the legality of the securities being registered					X
10.1	Exclusive License Agreement, dated as of June 27, 2019 by and among American Holdings International Corp., and Novo MedSpa Addison Corporation	8-K	000-50912	1.1	7/05/2019
10.2***	American Holdings International Corp. 2019 Employee Stock Option Plan, dated July 5, 2019	8-K	000-50912	1.1	7/8/2019
10.3***	Employment Agreement, dated as of October 1, 2019 by and among American Holdings International Corp., and Jesse L. Dickens, Jr.	8-K	000-50912	1.1	10/8/2019
10.4	Asset Purchase Agreement and Promissory Note, dated as of October 18, 2019 by and among Legend Nutrition, Inc. and David Morales.	8-K	000-50912	1.1	11/13/2019
10.5***	Employment Agreement, dated as of October 18, 2019 by and among Legend Nutrition, Inc. and Michael Ladner	8-K	000-50912	1.2	11/13/2019
10.6	Lease Agreement, dated as of November 6, 2019 by and among Novopelle Waterway, Inc. and 20 & 25 Waterway Holdings, LLC	8-K	000-50912	1.1	11/15/2019
10.7	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Daniel Dror	8-K	000-50912	10.1	6/7/2019
10.8	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Winfred Fields	8-K	000-50912	10.2	6/7/2019
10.9	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Everett Bassie	8-K	000-50912	10.3	6/7/2019
10.10	Share Exchange Agreement and Promissory Note, dated as of April 12, 2019, by and between American Holdings International Corp. and Charles Zeller	8-K	000-50912	10.4	6/7/2019
10.11***	Executive Employment Agreement, dated as of April 12, 2019, by and between American Holdings International Corp. and Jacob D. Cohen	8-K	000-50912	10.5	6/7/2019
10.12***	Executive Employment Agreement, dated as of April 12, 2019, by and between American Holdings International Corp. and Esteban Alexander	8-K	000-50912	10.6	6/7/2019
10.13***	Executive Employment Agreement, dated as of April 12, 2019, by and between American Holdings International Corp. and Alan Hernandez	8-K	000-50912	10.7	6/7/2019
10.14***	Financial and Accounting Consulting Agreement, dated as of May 3, 2019, by and between American Holdings International Corp. and Everett Bassie	8-K/A	000-50912	10.8	8/15/2019
10.15***	Sample Stock Option Award and Stock Option Agreement under 2019 Employee Stock Option Plan	S-8	333-232638	4.2	7/12/2020
10.16	$78,750 Convertible Promissory Note dated October 28, 2019 payable to Armada Capital Partners LLC	1-A Pos	024-11080	6.11	12/16/2019
10.17	$78,750 Convertible Promissory Note dated October 28, 2019 payable to Fourth Man LLC	1-A Pos	024-11080	6.11	12/16/2019
10.18	$78,750 Convertible Promissory Note dated October 28, 2019 payable to BHP Capital NY Inc.	1-A Pos	024-11080	6.11	12/16/2019

II-14

10.19	Jesse L. Dickens, Jr. employment agreement with Capitol City Solutions USA, Inc. dated October 1, 2019	8-K	024-11080	1.1	10/8/2019
10.20	Legend Nutrition, Inc. Asset Acquisition Agreement and Related Promissory Note dated October 18, 2019	8-K	000-50912	1.1	11/13/2019
10.21***	Employment Agreement between Legend Nutrition, Inc. and Michael Ladner dated October 18, 2019	8-K	000-50912	1.2	11/13/2019
10.22	$75,000 Promissory Note Issued October 11, 2019, evidencing amounts owed to GHS Investments, LLC	1-A Pos	024-11080	6.15	12/16/2019
10.23	Services Agreement and Promissory Note dated August 26, 2019 with Greentree Financial Group, Inc.	1-A Pos	024-11080	6.17	1/9/2019
10.24	$40,000 Promissory Note with Isaak Cohen dated June 21, 2019	1-A Pos	024-11080	6.18	1/9/2019
10.25	$40,000 Promissory Note with Megan Amason dated July 8, 2019	1-A Pos	024-11080	6.19	1/9/2019
10.26	Form of Subscription Agreement for the Company’s Regulation A Offering	1-A	024-11080	4.1	9/23/2019
10.27	Securities Purchase Agreement between Adar Alef, LLC and American International Holdings Corp., dated February 24, 2020	8-K	000-50912	10.1	3/4/2020
10.28	Convertible Promissory Note between Adar Alef, LLC and American International Holdings Corp., dated February 24, 2020	8-K	000-50912	10.2	3/4/2020
10.29	Securities Purchase Agreement between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated April 20, 2020	8-K	000-50912	10.1	5/18/2020
10.30	$88,000 Convertible Promissory Note between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated April 20, 2020	8-K	000-50912	10.2	5/18/2020
10.31	Securities Purchase Agreement between FirstFire Global Opportunities Fund LLC and American International Holdings Corp., dated April 30, 2020	8-K	000-50912	10.3	5/18/2020
10.32	$105,000 Convertible Promissory Note between FirstFire Global Opportunities Fund LLC and American International Holdings Corp., dated April 30, 2020	8-K	000-50912	10.4	5/18/2020
10.33	Data Delivery and Ancillary Services Agreement between American International Holdings Corp. and Cicero Transact Group, Inc., dated January 13, 2020	10-Q	000-50912	10.8	7/24/2020
10.34	Securities Purchase Agreement between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated August 5, 2020	10-Q	000-50912	10.9	8/19/2020
10.35	$53,000 Convertible Promissory Note between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated August 5, 2020	10-Q	000-50912	10.10	8/19/2020
10.36	$105,000 Convertible Promissory Note between LGH Investments, LLC and American International Holdings Corp., dated August 11, 2020	10-Q	000-50912	10.11	8/19/2020
10.37	Securities Purchase Agreement between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated September 14, 2020	8-K	000-50912	10.1	10/5/2020
10.38	$53,000 Convertible Promissory Note between Geneva Roth Remark Holdings, Inc. and American International Holdings Corp., dated September 14, 2020	8-K	000-50912	10.2	10/5/2020
10.39	Stock Purchase Agreement dated October 2, 2020, by and between Jacob Cohen and Luis Alan Hernandez	8-K	000-50912	10.1	11/17/2020
10.40	Stock Purchase Agreement dated October 2, 2020, by and between Jacob Cohen and Estaban Alexander	8-K	000-50912	10.2	10/5/2020

II-15

10.41	Securities Purchase Agreement between Quick Capital, LLC and American International Holdings Corp., dated October 12, 2020	8-K	000-50912	10.3	11/17/2020
10.42	$56,750 Convertible Promissory Note between Quick Capital, LLC and American International Holdings Corp., dated October 12, 2020	8-K	000-50912	10.4	11/17/2020
10.43	$138,000 Convertible Promissory Note between JSJ Investments, Inc. and American International Holdings Corp., dated November 13, 2020	10-Q	000-50912	10.18	11/20/2020
10.44#	Securities Purchase Agreement dated January 6, 2021, by and between American International Holdings Corp., and the Investors party thereto	8-K	000-50912	10.1	1/12/2021
10.45	Form of 6% Original Issue Discount Secured Convertible Promissory Note dated January 6, 2021, by American International Holdings Corp. in favor of the holders thereof	8-K	000-50912	10.2	1/12/2021
10.46	Form of Warrant to Purchase Common Stock dated January 6, 2021, by American International Holdings Corp. in favor of the holders thereof	8-K	000-50912	10.3	1/12/2021
10.47#	Security Agreement date January 6, 2021, between American International Holdings Corp., VISSIA McKinney, LLC, VISSIA Waterway, Inc., EPIQ MD, Inc., Legend Nutrition, Inc., Life Guru, Inc and ZipDoctor, Inc., and in favor of the debtors named therein and collateral agent set forth therein	8-K	000-50912	10.4	1/12/2021
10.48#	Pledge Agreement dated January 6, 2021, by American International Holdings Corp. in favor of the collateral agent set forth thereof	8-K	000-50912	10.5	1/12/2021
10.49#	Registration Rights Agreement dated January 6, 2021, by American International Holdings Corp. in favor of the investors named thereof	8-K	000-50912	10.6	1/12/2021
10.50#	Subsidiary Guaranty Agreement between American International Holdings Corp., VISSIA McKinney, LLC, VISSIA Waterway, Inc., EPIQ MD, Inc., Legend Nutrition, Inc., Life Guru, Inc and ZipDoctor, Inc., and in favor of the purchasers named therein and collateral agent set forth therein	8-K	000-50912	10.7	1/12/2021
10.51***	January 21, 2021 Employment Agreement between American International Holdings Corp. and Alejandro Rodriquez	8-K	000-50912	10.1	1/26/2021
10.52***	January 21, 2021 Employment Agreement between American International Holdings Corp. and Verdie Bowen	8-K	000-50912	10.2	1/26/2021
10.53	Reduced Fee Agreement between American International Holdings Corp. and The Loev Law Firm, PC dated January 22, 2021	8-K	000-50912	10.3	1/26/2021
10.54	Lock-Up Agreement dated January 22, 2021, between American International Holdings Corp. and the shareholders party thereto	8-K	000-50912	10.4	1/26/2021
10.55	Securities Purchase Agreement dated December 2, 2020, between American International Holdings Corp. and Geneva Roth Remark Holdings, Inc.	8-K/A	000-50912	10.5	1/27/2021
10.56	$83,000 Convertible Promissory Note date dated December 2, 2020, issued by American International Holdings Corp. to Geneva Roth Remark Holdings, Inc.	8-K/A	000-50912	10.6	1/27/2021
10.57	March 8, 2021, Consulting Agreement between American International Holdings Corp. and KBHS, LLC	8-K	000-50912	10.1	3/18/2021
10.58	Form of 6% Original Issue Discount Secured Convertible Promissory Note dated March 30, 2021, by American International Holdings Corp. in favor of the holders thereof	8-K	000-50912	10.3	4/6/2021
10.59#	Securities Purchase Agreement dated June 24, 2021, by and between American International Holdings Corp., and the Investors party thereto	8-K	000-50912	10.1	7/13/2021
10.60	Form of 6% Original Issue Discount Secured Convertible Promissory Note dated June 24, 2021, by American International Holdings Corp. in favor of the holders thereof	8-K	000-50912	10.2	7/13/2021
10.61	Form of Warrant to Purchase Common Stock dated June 24, 2021, by American International Holdings Corp. in favor of the holders thereof	8-K	000-50912	10.3	7/13/2021
10.62#	Registration Rights Agreement dated June 24, 2021, by American International Holdings Corp. in favor of the investors named therein	8-K	000-50912	10.4	7/13/2021
23.1*	Consent of Independent Registered Public Accounting Firm					X
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)					X
24.1*	Power of Attorney (included on signature page)					X

101.INS	XBRL Instance Document					X
101.SCH	XBRL Taxonomy Extension Schema Document					X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document					X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document					X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document					X

*	Filed herewith.

***	Indicates management contract or compensatory plan or arrangement.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that American International Holdings Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-16

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-17

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Addison, State of Texas on the 23rd day of July 2021.

AMERICAN INTERNATIONAL HOLDINGS CORP.

/s/ Jacob D. Cohen
By:	Jacob D. Cohen, Chief Executive Officer, President, Director (Principal Executive Officer and Principal Financial/Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacob D. Cohen	Chief Executive Officer, President, Director	July 23, 2021
Jacob D. Cohen	(Principal Executive Officer and Principal Financial/Accounting Officer)

II-18